Filed Pursuant to Rule 424(b)(5)
Registration No. 333-285461

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to completion, dated November 13, 2025

PRELIMINARY PROSPECTUS SUPPLEMENT

(To prospectus dated February 28, 2025)

$

HA Sustainable Infrastructure Capital, Inc.

$ % Green Junior Subordinated Notes due 20

HA Sustainable Infrastructure Capital, Inc. (the “Issuer”) is offering $     aggregate principal amount of     % Green Junior Subordinated Notes due 20 (the “Notes”).

The Notes will bear interest (i) from and including    , 2025 (which is the expected original issuance date) to, but excluding,      (the “First Reset Date”) at the rate of      % per year and (ii) from and including the First Notes Reset Date, during each Reset Period (as defined herein), at a rate per year equal to the Five-year U.S. Treasury Rate (as defined herein) as of the most recent Reset Interest Determination Date (as defined herein) plus a spread of      %, to be reset on each Reset Date; provided, that the interest rate during any Reset Period will not reset below      % (which equals the initial interest rate on the Notes).

The Notes will mature on     , 20    . The Issuer may redeem the Notes in whole or in part on one or more occasions at a price equal to 100% of the principal amount being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (i) on any day in the period commencing on the date falling 90 days prior to the First Reset Date and ending on and including the First Reset Date and (ii) after the First Reset Date, on any interest payment date.

Subject to the Issuer’s right to defer interest payments as described below, interest on the Notes will be paid semi-annually in arrears on each    and     , commencing     , 2026.

The Notes will be subordinate and junior in right of payment, to the extent set forth in the Indenture (as defined herein), to all senior indebtedness, guarantees and other liabilities of the Issuer and the Guarantors. When the Notes are first issued they will be guaranteed (the “Guarantees”) solely by each of the Guarantors (as defined under the caption “Description of the Notes—General”). The Notes and the Guarantees will rank effectively junior to the Issuer’s and the Guarantors’ secured debt, respectively, to the extent of the value of the collateral securing such secured debt and to all debt and other liabilities of the Issuer’s subsidiaries (other than any pari passu debt and other liabilities of the Guarantors) or the Guarantors’ subsidiaries (other than any subsidiaries that are Guarantors of the Notes), in each case, from time to time outstanding. None of our other current or future subsidiaries will be required to guarantee the Notes in the future. Under certain circumstances, consistent with the Existing Senior Notes (as defined herein), a Guarantee and all other obligations of the Guarantor of such Guarantee under the Indenture (as defined under the caption “Description of the Notes—General”) will automatically terminate and such Guarantor will automatically be released from all of its obligations under such Guarantee and the Indenture, including if such Guarantor ceases or substantially contemporaneously ceases to (i) guarantee any Corporate Indebtedness (as defined under the caption “Description of the Notes”), other than the Notes, and (ii) have any outstanding Corporate Indebtedness issued by such Guarantor. For additional information, see “Description of the Notes—Guarantees.” Unless the context otherwise requires, references to the “Notes” in this prospectus supplement include the related Guarantees.

The Issuer may defer interest payments on the Notes on one or more occasions for up to 10 consecutive years per deferral period as described in this prospectus supplement. Deferred interest payments with respect to the Notes will accumulate additional interest at a rate equal to the interest rate then applicable to the Notes, to the extent permitted by law. See “Description of the Notes—Option to Defer Interest Payments.”

As described under “Use of proceeds,” we intend to utilize the net proceeds of this offering to (i) temporarily repay a portion of the outstanding borrowings under our Unsecured Credit Facility (as defined herein) or (ii) temporarily repay a portion of the outstanding borrowings under our Commercial Paper Programs (as defined herein). We will use cash equal to the net proceeds from this offering to acquire, invest in or refinance, in whole or in part, new and/or existing Eligible Green Projects (as defined under the caption “Use of proceeds”).

The Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any securities exchange or have the Notes quoted on any automated dealer quotation system.

Investing in the Notes involves risks. See “Risk Factors” beginning on S-15 of this prospectus supplement and page 3 of the accompanying prospectus. You should also read carefully the risk factors described in our Securities and Exchange Commission (the “SEC”) filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note		Total
Public offering price(1)		%	$
Underwriting discount(2)		%	$
Proceeds to us, before expenses		%	$

(1)	Plus accrued interest from , 2025 if settlement occurs after that date.
(2)	See “Underwriting.”

The Notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer to, and the Notes should not be purchased, held or otherwise acquired by, a “specified foreign entity” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended (an “SFE”). By purchasing Notes, any investor in the Notes (including all affiliated entities that participate in such purchase) will be deemed to represent and warrant to us that it is not, and will not be, for its taxable year that includes the date of the original issuance of the Notes, an SFE.

The underwriters are offering the Notes as set forth under “Underwriting.” Delivery of the Notes in book-entry form only through The Depository Trust Company (“DTC”) for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking S.A., will be made on or about     , 2025.

Joint Book-Running Managers

Mizuho	J.P. Morgan	BofA Securities	Truist Securities

The date of this prospectus supplement is     , 2025.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, the information in this prospectus supplement shall control. In addition, any statement in a filing we make with the SEC that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

You should read this document together with additional information described under the heading “Where You Can Find More Information and Incorporation by Reference” in this prospectus supplement. You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompany prospectus. Neither we nor the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement and the accompanying prospectus, as well as the information we have previously filed with the SEC and incorporated by reference in this document, is accurate only as of its date or the dates which are specified in those documents, as applicable, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of the Notes.

Unless otherwise indicated or the context requires otherwise, references in this prospectus supplement to (i) “HASI” means only HA Sustainable Infrastructure Capital, Inc. and not its subsidiaries or any other entities that are consolidated with HASI for financial reporting purposes, (ii) “our company,” “the Company,” “we,” “us” and “our” mean HA Sustainable Infrastructure Capital, Inc. (the “Issuer”) and its consolidated subsidiaries (including the Guarantors) and (iii) “Operating Partnership” means only Hannon Armstrong Sustainable Infrastructure, L.P.

S-ii

FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are subject to risks and uncertainties. For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such Sections. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, we intend to identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Forward-looking statements are not predictions of future events. Actual results may differ materially from those set forth in the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, important factors included in the risk factors described in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (our “2024 Form 10-K”) and in subsequent periodic reports which we file with the SEC, as well as other information included or incorporated by reference in this prospectus supplement or the accompanying prospectus (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could have a significant impact on our operations and financial results, and could cause our actual results to differ materially from those contained or implied in forward-looking statements made by us or on our behalf in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances, including, but not limited to, unanticipated events, after the date on which such statement is made, unless otherwise required by law. New factors emerge from time to time, and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights some of the information in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before investing in the Notes. Before making an investment decision, you should read this entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, including the financial statements and related notes as well as the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2024 (our “2024 Form 10-K”) as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Company Overview

We are an investor in sustainable infrastructure assets advancing the energy transition. With over $15 billion in Managed Assets as of September 30, 2025, our investment strategy is focused on actively partnering with clients to deploy capital primarily in income-generating real assets that are supported by long-term recurring cash flows. This strategy has enabled us to generate attractive risk-adjusted returns and provide stockholders with diversified exposure to the energy transition.

We are internally managed by an executive team that has extensive relevant industry knowledge and experience, and a team of over 150 full-time investment, operating, and technical professionals. We have long-standing, programmatic relationships with some of the leading U.S. clean energy project developers, owners and operators, utilities, and energy service companies (“ESCOs”), which provide recurring, investment and fee-generating opportunities, while also enabling scale benefits and operational and transactional efficiencies. Partnering with these clients, we are able to earn attractive risk-adjusted returns by investing in a variety of asset classes across our three primary climate solutions markets:

Behind the Meter (BTM)	Grid-Connected (GC)	Fuels, Transport, and Nature (FTN)
• Residential solar and storage	• Utility-scale solar	• Renewable natural gas

• Community, commercial, and industrial solar and storage	• Onshore wind	• Fleet decarbonization

• Energy efficiency	• Battery energy storage	• Ecological restoration

Through December 31, 2024, we have cumulatively closed more than 1,250 investments spanning more than 100 different clients since 1998. In 2024, greater than 70% of our closed transaction volumes were with repeat clients. We believe we have achieved success as a leading pure play publicly-traded investor in sustainable infrastructure assets because of a number of differentiating qualities that we believe provide us with a competitive advantage in the market. The first such quality is our prioritization of long-term client relationships over individual transactions, as well as our explicit strategic decision never to compete with our clients, which differentiates us from many competing capital providers. The second is our access to permanent capital, which enables a degree of flexibility and creativity in structuring new investments that we believe clients find valuable. The third is our ability to nimbly invest in smaller transaction sizes across the capital structure which results in more investment opportunities than competing capital providers. The fourth such quality is our multi-decade experience in investing in our target end markets, and the unique technology, policy, taxes, incentives and investment structures that characterize such markets. We believe we have demonstrated the resilience of our business to grow assets and earnings and to generate attractive returns through multiple interest rate cycles and economic cycles. Together, these qualities not only differentiate us in the marketplace and add strategic value to our clients but also enable operational and transactional efficiencies that enhance our ability to earn attractive risk-adjusted returns on the assets in which we invest. The following table presents our Managed Assets over the last 10 years:

Managed Assets ($ billion)

$2.6
$0.9
$3.2
$1.3
$3.9
$1.6
$4.7
$2.0
$5.3
$2.0
$6.2
$2.1
$7.2
$2.9
$8.8
$3.6
$9.8
$4.3
$12.3
$6.2
$13.7
$6.6
$15.0
$7.5
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
3Q25
Managed Assets1
Portfolio2

(1)

“Managed Assets” represents our Portfolio of on-balance sheet investments, as well as our off-balance sheet investments held in securitization trusts and the co-investments made by our partner in CarbonCount Holdings 1 LLC (“CCH1”). For reconciliation of GAAP-based Portfolio to Managed Assets for the periods shown, please refer to “Prospectus Supplement Summary—Reconciliation of GAAP-based Portfolio to Managed Assets.”

(2)	“Portfolio” represents the book value of all investments consolidated on our balance sheet.

We have maintained strong margins in a variety of interest rate environments. Our new asset yields, excluding follow-on investments of previous transactions, for the nine months ended September 30, 2025 yielded more than 10.5% on average. For the years ended 2024, 2023, 2022, 2021 and 2020, our new asset yields, excluding follow-on investments of previous transactions, yielded approximately 10.6%, 9.1%, 7.6%, 7.1% and 7.5% on average, respectively. The cost of newly issued debt, excluding our unsecured revolving credit facility and our commercial paper programs, for the years ended 2024, 2023, 2022, 2021 and 2020 was 6.6%, 6.3%, 4.9%, 3.4% and 4.2%, respectively, resulting in net spreads of 3.9%, 2.8%, 2.7%, 3.7% and 3.3%, respectively.

We operate our business in a manner that permits us to maintain our exemption from registration as an investment company under the Investment Company Act of 1940, as amended.

Market Overview

The market for sustainable infrastructure assets remains strong and continues to grow, supported by four major trends impacting the U.S. economy and energy markets, which we expect will continue for several years. In addition, with the passage of the One Big Beautiful Bill Act, total investment in sustainable infrastructure is forecast to approach $1 trillion from 2026 to 2030.

First is the substantial growth expected in U.S. power demand in the years ahead–spurred most prominently by growth in data centers, domestic manufacturing, and the electrification of additional sectors of the economy, including transportation, space heating, and industrial manufacturing. We believe that continued growth in electricity demand and generation will foster growth of our pipeline. According to U.S. Energy Industry Association’s (the “USEIA”) Electric Power Monthly report, from 1960 to 2000, U.S. electricity generation steadily increased to nearly 4,000 terawatt-hours (TWh) due to increased use of air conditioning, refrigeration, electric heating and other electrical systems. According to the same report, the growth of U.S. electricity generation was largely flat from 2000 through 2024 as a result of improved energy efficiency for lighting, appliances and heating and cooling systems. However, the outlook for U.S. Power demand is positive, with U.S. energy consumption expected to double from current levels to more than 8,000 TWh by 2050, with or without the Inflation Reduction Act (“IRA”), according to a McKinsey & Company report, “How data centers and the energy sector can sate AI’s hunger for power” (Sept. 2024). Building electrification is expected to grow more than 200 TWh by 2035, according to Energy + Environmental Economics’s “U.S. Pathways” (January 22, 2025). Further, ICF International estimates that more than 1 terawatt of new U.S. generation capacity is required by 2040. U.S. generation is forecast to grow more than 65% to over 7,000 TWh by 2040. Data centers are expected to grow approximately 400 TWh by 2035 and electric vehicles is expected to grow more than 300 TWh by 2035 Additionally, industrial electrification/onshoring is expected to grow by 180 TWh by 2035, according to Energy + Environmental Economics’s “U.S. Pathways” (January 22, 2025).

Second is the heightened focus on energy prices stemming from the inflation shock experienced between 2022 and 2024, with U.S. wholesale electricity prices and retail rates estimated to have increased more than 85% and 38%, respectively, since 2020, which we believe will support the desire to supply this energy demand growth from an “all of the above” energy strategy that includes a breadth of energy sources, with a specific focus on the lowest cost sources of electricity like solar power. We believe heightened sensitivity to prices among consumers and businesses in response to the IRA will lead to extensive efforts by businesses and policymakers to minimize inflation in energy prices. For example, according to a June 2024 Lazard report “Levelized Cost of Energy,” unsubsidized solar and wind energy provide the low levelized cost of electricity, with levelized costs of $38-$78 and $37-$86, respectively, compared to $48-$107 for natural gas (combined-cycle gas turbine), $50-$131 for utility scale solar and battery, $149-$251 for natural gas (peaking) and $141-$220 for utility-scale nuclear energy. Additionally, solar, wind and battery storage provide the fastest-to-market solutions as the only sources of new electric capacity that can be built in less than two years, according to USEIA’s report “Plant Vogtle Unit 4 begins commercial operation” (June 2024) and Reuters, “Three Mile Island nuclear plant gears up for Big Tech reboot” (October 2024). We believe these low-cost sources of electricity will continue to lead to high demand for clean energy infrastructure assets to help minimize energy inflation.

Third is the greater awareness and appreciation of the scientific consensus that climate change is linked to human activities, as well as the substantial and growing financial costs of environmental disasters related to climate change. We believe this will lead to growing recognition of the need to satiate growth in energy consumption from sources with lower, if not zero, emissions, such as the renewable energy technologies in which we invest. We believe strong momentum behind these multi-year trends will lead to elevated demand for clean energy infrastructure assets, and we provide a growing set of investment opportunities that can generate superior risk-adjusted returns. We believe our business model and focus, our expertise and experience, and our investment and financing strategy leave us well-positioned to capitalize on these trends and opportunities.

Fourth is a growing focus on the need for not only greater grid resilience and reliability, in part due to higher load and greater frequency and magnitude of climate disasters, as discussed above, but also due to greater focus on energy national security in light of ongoing geopolitical uncertainty.

In addition, we expect our Portfolio, current pipeline and future pipeline will remain resilient against tariffs. To date, tariffs have had a de minimis impact on our Portfolio, as projects are already operational and the impact of tariffs on costs of maintenance/replacement parts has been minimal. Most of the projects in our Pipeline have been completed or are under construction with necessary components already secured. Strong U.S. demand and pricing for power continue to create opportunities for our future pipeline. Additionally, the largest components in energy efficiency and RNG projects benefit from domestic or USMCA-compliant sourcing, lessening the potential impact of tariffs. We continue to monitor changes in tariff policy for potential impacts to our business including our Portfolio and Pipeline.

Our Investment Strategy

We are an investment firm dedicated to investing in, and managing a portfolio of, sustainable infrastructure assets. Our primary objective is to earn attractive risk-adjusted returns that sufficiently exceed our cost of capital. We believe we are able to generate superior risk-adjusted returns in part due to our adherence to a core set of investment criteria. In particular, we are focused primarily on investments which are:

•	income-generating sustainable infrastructure assets;

•	supported by underlying, long-term recurring cash flows;

•	contracted with creditworthy, incentivized off-takers;

•	rely upon proven commercial technologies; and

•	originated by programmatic clients.

We completed $1.2 billion of transactions through the first three quarters of 2024 and $1.5 billion of transactions through the first three quarters if 2025, with an increase in closed transactions volume of 25% year-over-year. We completed approximately $2.3 billion of transactions during both 2024 and 2023, and from 2020 through 2024 we have closed more than $10 billion of transactions. The two highest volume asset classes within our completed transactions have changed every year since the year ending December 31, 2019. As of the years ending December 31, 2024, 2023, 2022, 2021, 2020 and 2019, the two highest volume asset classes within our completed transactions have been GC solar and FTN, FTN and community solar, public sector and residential solar, public sector and GC solar, onshore wind and GC solar and public sector and residential solar, respectively.

We have a large and active pipeline of potential new opportunities that are in various stages of our underwriting process. We refer to potential opportunities as being part of our pipeline if we have determined that the project fits within our investment strategy and exhibits the appropriate risk and reward characteristics through an initial credit analysis, including a quantitative and qualitative assessment of the opportunity, as well as research on the relevant market and sponsor. Our pipeline represents transactions that could potentially close in the next 12 months. There can, however, be no assurance with regard to any specific terms of such pipeline transactions or that any or all of the transactions in our pipeline will be completed. As of September 30, 2025, our 12- month pipeline consisted of more than $6 billion in new equity, debt and real estate opportunities. Of our pipeline, 39% is related to BTM assets and 38% is related to GC assets, 18% is related to FTN and 5% is related to Next Frontier assets. The residential solar lease market is expected to gain share with the end of the Residential Clean Energy Credit at December 31, 2025. Over 60 GW of new renewable energy and battery storage capacity is expected to be added to the U.S. grid in 2026, according to the Energy Information Agency’s Short-Term Energy Outlook (October 2025). As of June 2025, 505 RNG facilities are in operation in North America industry-wide with another 446 facilities in construction or in development.

Our Managed Assets generally fall into one of three categories: (1) our Portfolio, which primarily consists of receivables and equity method investments we have retained on our balance sheet, (2) the portion of assets in our co-investment structures that are not included in our Portfolio but held by our investment partners in these structures, and (3) assets we have securitized by transferring all or a portion of the economics of the transaction, typically using securitization trusts, to institutional investors in exchange for cash and, in certain cases, residual interests in the trusts and ongoing fees. As of September 30, 2025, we managed approximately $7.5 billion in assets in these securitization trusts or vehicles that are not consolidated on our balance sheet. When combined with our Portfolio, as of September 30, 2025, we manage approximately $15 billion of assets, a 15% increase year-over-year. As of the trailing twelve months ended September 30, 2025, and as of the years ending December 31, 2024, 2023 and 2022, the Adjusted Recurring Net Investment Income of our Portfolio was $347 million, $289 million, $237 million and $198 million, respectively. The following charts illustrate our Managed Assets and Portfolio by asset class as of September 30, 2025.

One of the primary metrics we utilize to measure our return on capital is a cash-on-cash internal rate of return over the life of the investment. In order to generate superior risk-adjusted returns, we believe it is important not only to pursue investments that yield attractive returns but also investments where risk can be sufficiently mitigated. We believe we are successful at this in part by using sophisticated structures which protect our invested capital and targeted returns by giving us a preferred position in the capital structure where we are assigned priority to collect cash flows ahead of other investors junior to us in the capital structure until we are able to achieve our targeted rate of return. In addition, we typically secure our investments with collateral that we are confident will support the return of our capital and our investments benefit from diversified obligor credit features further lowering the risk of our investments.

Financing Strategy

Our financing strategy is focused on lowering our cost of capital while also growing and diversifying our sources of capital. We believe we have available a broad range of financing sources as part of our strategy to fund our investments. We finance our business through cash on hand, debt which may be either unsecured or secured, with or without recourse, and either fixed-rate or floating-rate, or equity. We may also decide to finance such transactions through the use of off-balance sheet securitization, syndication, or co-investment structures. As of September 30, 2025, our total liquidity exceeded $1 billion, comprised primarily of capacity under our Unsecured Credit Facility (as defined herein). Our Unsecured Credit Facility and our Commercial Paper Programs (as defined herein) allow us flexibility with regards to the timing of long-term capital markets transactions. We manage the interest rate risk associated with debt issuances through hedging activities, including the use of interest rate swaps. When issuing debt, we generally provide the estimated carbon emission savings using CarbonCount. In addition, certain of our debt issuances meet the environmental eligibility criteria for green bonds as defined by the International Capital Markets Association’s Green Bond Principles, which we believe makes our debt more attractive for certain investors compared to such offerings that do not qualify under these principles. In 2024, we established CCH1, a co-investment structure established to jointly invest $2 billion in certain eligible climate positive projects with an affiliate of Kohlberg Kravis Roberts & Co. L.P. (“KKR”), where we have each committed to invest $1 billion into climate solutions projects, which was later upsized to a total capacity of $2.6 billion and the term of the investment period was extended through November 2026.

The decision on how we finance our business is largely driven by our target capital structure, and by market conditions including the overall interest rate environment, prevailing credit spreads and the terms of available financing.

Sustainability and Impact

One of the defining criteria of our investment strategy is that all HASI investments are neutral to negative on incremental carbon emissions or have some other tangible environmental benefit such as reducing water consumption or increasing resilience to extreme weather events.

As part of our investment process, we calculate the ratio of the estimated first year of metric tons of carbon emissions avoided by our investments divided by the capital invested to quantify the carbon impact of our investments. In this calculation, which we refer to as CarbonCount®, we use emissions factor data, expressed on a CO2 equivalent basis representing the locational marginal emissions associated with a project’s location to an estimate of a project’s energy production or savings to compute an estimate of metric tons of carbon emissions avoided. As of December 31, 2024, over 8 million cumulative metric tons of carbon dioxide (CO2) emissions are avoided annually through our investments. In addition to carbon emission avoidance, we also consider other environmental attributes, such as water use reduction, stormwater remediation benefits and stream restoration benefits.

Reconciliation of GAAP-based Portfolio to Managed Assets

	As of December31,
	2020	2021	2022	2023	2024
	(dollars in millions)
Equity method investments	$1,280	$1,760	$1,870	$2,966	$3,612
Receivables, net of allowance	1,213	1,424	1,990	3,074	2,896
Receivables held-for-sale	—	22	85	35	76
Real estate	359	356	353	111	3
Investments	55	18	10	7	7

GAAP-based Portfolio	2,907	3,580	4,308	6,193	6,594
Other investors’ share of assets held in securitization trusts	4,308	5,199	5,486	6,060	6,809
Other investors’ share of assets held in co-investment structures(1)	—	—	—	—	$300

Managed Assets	$7,215	$8,779	$9,794	$12,253	$13,703

(1)	Total assets held in co-investment structures are $600 million as of December 31, 2024.

	As of December 31,
	2019	2018	2017
	(dollars in millions)
Eqnity method investments	$499	$471	$523
Receivables, net of allowance	1,159	944	993
Receivables held-for-sale	—	—	19
Real estate	362	365	341
Investments	75	170	151

GAAP-based Portfolio	2,095	1,950	2,027
Other investors’ share of assets held in securitization trusts	4,101	3,334	2,709

Managed assets	$6,196	$5,284	$4,736

	As of December 31,
	2016	2015	2014
	(dollars in millions)
Eqnity method investments	$363	$319	$144
Receivables, net of allowance	1,042	784	553
Receivables held-for-sale	—	60	62
Real estate	172	156	114
Investments	58	29	27

GAAP-based Portfolio	1,635	1,348	900
Other investors’ share of assets held in securitization trusts	2,298	1,840	1,709

Managed assets	$3,933	$3,188	$2,609

Reconciliation of GAAP-based NII to Adjusted Recurring Net Investment Income

	Year ended December 31,
	2020	2021	2022	2023	2024
	(in thousands)
Interest and rental income	$121,437	$132,794	$160,901	$229,045	$265,887
Management fees and retained interest income	6,953	9,692	17,905	19,259	26,054
Interest expense	(92,182)	(121,705)	(115,559)	(171,008)	(242,364)

GAAP-based net investment income (loss)(1)	36,208	20,781	63,247	77,296	49,577
Adjusted income from equity method investments(2)	55,305	103,707	131,762	156,757	239,032
Loss (gain) on debt modification or extinguishment	—	16,083	—	—	953
Amortization of real estate intangibles	3,100	3,100	3,129	2,473	180
Elimination of proportionate share of fees earned from co-investment structures(3)	—	—	—	—	(618)

Adjusted recurring net investment income	$94,613	$143,671	$198,138	$236,526	$289,124

(1)

GAAP-based net investment income (loss) as reported in previous periods was not defined to include Management fees and retained interest income. It has been included here in comparative periods to reflect the new definition.

(2)	This is a non-GAAP adjustment to reflect the return on capital of our equity method investments as described below in the “Supplemental Financial Data” section.
(3)

GAAP net income includes an elimination of the intercompany portion of management fees received from co-investment structures in the Equity method income line item. Since GAAP Equity method income is not a component of this metric, we include the elimination of the management fee through this adjustment.

Recent Developments

In November 2025, we entered into an agreement that provides for a delayed-draw term loan facility in an aggregate principal amount of up to $250 million, available to be drawn during the period from March 16, 2026 through the earlier of June 15, 2026 or the date when the full principal amount is drawn (the “Delayed-Draw Term Loan”). Drawn loans, if any, will mature on June 15, 2028. The facility has a commitment fee during the availability period, and bears interest at a rate of SOFR or alternative base rate plus applicable margins based on our current credit rating. The current applicable margins are 1.650% for SOFR-based loans and 0.650% for alternative base rate-based loans.

THE OFFERING

The following is a brief summary of the terms of this offering and the Notes. We provide the following summary solely for your convenience. For a more detailed description of the Notes, see “Description of the Notes” in this prospectus supplement. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For purposes of the information appearing under this caption “The Offering,” references to “HA Sustainable Infrastructure Capital, Inc.,” “the Company,” “the Issuer,” “we,” “our” and “us” refer only to HA Sustainable Infrastructure Capital, Inc. and not its subsidiaries or any entities that are consolidated with us for financial reporting purposes, unless otherwise expressly stated or the context otherwise requires. Certain capitalized terms used under this caption “The Offering” are defined under “Description of the Notes.”

Issuer	HA Sustainable Infrastructure Capital, Inc., a Delaware corporation.

Securities Offered	$ million aggregate principal amount of % Green Junior Subordinated Notes due 20 .

Maturity Date	Unless redeemed earlier, the Notes will mature on , 20 .

Interest Rate	The Notes will bear interest (i) from and including , 2025 (which is the expected original issuance date) to, but excluding, the First Reset Date at the rate of % per year and (ii) from and including the First Reset Date, during each Reset Period, at a rate per year equal to the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of %, to be reset on each Reset Date; provided, that the interest rate during any Reset Period will not reset below % (which equals the initial interest rate on the Notes).

Interest Payment Dates	Subject to the Issuer’s right to defer interest payments as described under “—Option to Defer Interest Payments” below, interest on the Notes will be paid semi-annually in arrears on each and , commencing , 2026.

Option to Defer Interest Payments..	So long as no event of default with respect to the Notes has occurred and is continuing under the Indenture, the Issuer may, at its option and on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on the Notes for a period of up to 10 consecutive years (each period, commencing on the date that the first such interest payment would otherwise have been made on the Notes, an “Optional Deferral Period”). In other words, the Issuer may declare at its discretion up to a 10-year interest payment moratorium on the Notes and may choose to do that on more than one occasion. A deferral of interest payments may not end on a date other than an interest payment date and may not extend beyond the maturity date of the Notes, and the Issuer may not begin a new Optional Deferral Period and may not pay current interest on the Notes until the Issuer has paid all accrued interest on the Notes from the previous Optional Deferral Period, if any.

Any deferred interest on the Notes will accrue additional interest at a rate equal to the interest rate then applicable to the Notes, to the extent permitted by applicable law. Once the Issuer pays all deferred interest payments on the Notes, including any additional interest accrued on the deferred interest, the Issuer can again defer interest payments on the Notes as described above, but not beyond the maturity date of the Notes.

The Issuer will provide the trustee written notice of its election to begin an Optional Deferral Period at least one Business Day before the record date for the next interest payment date and an instruction that the trustee forward such notice to each holder of record of the Notes. However, the Issuer’s failure to pay interest on the Notes on any interest payment date will itself constitute the commencement of an Optional Deferral Period, unless the Issuer pays such interest within five Business Days after the interest payment date, whether or not the Issuer provides a notice to the trustee of an Optional Deferral Period. The Issuer has no current intention of deferring interest payments on the Notes.

For more information concerning our option to defer interest payments, see “Description of the Notes—Option to Defer Interest Payments.”

Guarantees And Possible Future Guarantees	When the Notes are first issued, they will be guaranteed solely by each of the Guarantors on a subordinated basis. None of the Issuer’s other current or future subsidiaries will be required to guarantee the Notes in the future.

Under certain circumstances, the Guarantee of the Notes by a Guarantor and all other obligations of such Guarantor under the Indenture will automatically terminate and such Guarantor will automatically be released from all of its obligations under such Guarantee and the Indenture, including if such Guarantor ceases or substantially contemporaneously ceases to (i) guarantee any Corporate Indebtedness (other than the Notes) and (ii) have any outstanding Corporate Indebtedness issued by such Guarantor. For additional information, see “Description of the Notes—Guarantees.”

Ranking	The Notes will:

•	be subordinate and junior in right of payment to all existing and future senior indebtedness, guarantees and other liabilities of the Issuer;

•	be effectively junior to the Issuer’s secured debt, to the extent of the value of the collateral securing such secured debt;

•	be effectively junior to all debt and other liabilities of the Issuer’s subsidiaries from time to time outstanding (other than any pari passu debt and other liabilities of the Guarantors); and

•	rank senior to all of the equity securities of the Issuer.

The Notes will be guaranteed solely by each of the Guarantors. The Guarantee from each Guarantor will:

•	be subordinate and junior in right of payment to all existing and future senior indebtedness, guarantees and other liabilities; and

•	be effectively junior to the Guarantors’ secured debt, to the extent of the value of the collateral securing such secured debt;

•

be effectively junior to all debt and other liabilities of the Guarantors’ subsidiaries (other than any pari passu debt and other liabilities of subsidiaries that are Guarantors of the Notes) from time to time outstanding; and

•	rank senior to all of the equity securities of the Guarantors.

Dividend Stopper; Other Limitations	During an Optional Deferral Period, HASI will not do any of the following, subject to certain limited exceptions:

•	declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any capital stock of HASI;

•

pay any principal of, or interest or premium, if any, on or repay, repurchase or redeem any debt securities of HASI that rank equally with, or junior to, the Notes in right of payment (including debt securities of other series); or

•	make any payments with respect to any guarantee by HASI of indebtedness if the guarantee ranks equally with or junior to the Notes in right of payment.

For more information about these limitations and the exceptions thereto, see “Description of the Notes—Certain Limitations During an Optional Deferral Period.”

Optional Redemption	We may redeem the Notes before maturity:

•

in whole or in part on one or more occasions at a price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, on any day in the period commencing on the date falling 90 days prior to the First Reset Date and ending on and including the First Reset Date and, after the First Reset Date, on any interest payment date;

•

in whole, but not in part, at a price equal to 100% of their principal amount, plus accrued and unpaid interest, at any time following the occurrence and during the continuance of a Tax Event with respect to the Notes; or

•

in whole, but not in part, at a price equal to 102% of their principal amount, plus accrued and unpaid interest, at any time following the occurrence and during the continuance of a Rating Agency Event with respect to the Notes.

For more information, including regarding the events that will constitute a Tax Event or a Rating Agency Event, see “Description of the Notes—Redemption.”

Change of Control Event	If a Change of Control Event (as defined herein) occurs and is continuing, we may redeem the Notes, in whole but not in part, at our option at a redemption price equal to 101% of the principal amount plus any accrued and unpaid interest thereon to, but excluding the date of redemption.

If we do not redeem the Notes following the occurrence of a Change of Control Event and have not given a redemption notice for any other specified reason, the interest rate on the Notes will increase by 5% per annum from and including the date on which the applicable notice of a Change of Control Event is sent to holders. See “Description of the Notes—Redemption—Redemption Upon a Change of Control Event.”

Trustee	U.S. Bank Trust Company, National Association, as trustee (the “trustee”).

Indenture; Certain Covenants	The Notes will be issued under the indenture dated as of June 24, 2025 (as the same may be amended or supplemented from time to time, the “Indenture”) by and among the Issuer, each of the Guarantors and the trustee. The Indenture will contain covenants that, among other things restrict the ability of the Issuer and, as applicable, the Guarantors to merge, consolidate or sell, assign, transfer, lease or convey all or substantially all of their combined assets, taken as a whole.

These covenants are subject to a number of important exceptions and limitations. See “Description of the Notes.”

U.S. Federal Income Tax Considerations	We intend to treat the Notes as indebtedness for U.S. federal income tax purposes. As set forth in “Material United States Federal Income Tax Considerations,” Clifford Chance US LLP is of the opinion that, for U.S. federal income tax purposes, the Notes should be treated as indebtedness (although there is no controlling authority directly on point). This opinion is subject to certain customary assumptions, conditions, qualifications and exceptions, set forth in the opinion letter and is not binding on the Internal Revenue Service (“IRS”). Accordingly, there can be no assurance that the IRS will not treat the Notes as equity for U.S. federal income tax purposes. See “Material United States Federal Income Tax Considerations.”

Each holder of Notes will, by accepting the Notes or a beneficial interest therein, be deemed to have agreed that the holder intends that the Notes constitute indebtedness and will treat the Notes as indebtedness for all United States federal, state and local tax purposes.

We believe that the likelihood of our exercising the option to defer interest payments is “remote” within the meaning of the Treasury Regulations. For these reasons, and based on applicable Treasury Regulations and the expected pricing terms of the Notes, we expect that the Notes will not be treated as issued with original issue discount (“OID”).

Nevertheless, if the option to defer any payment of interest were determined not to be remote, if we exercised such option, or if the pricing terms were to be set in a manner different from our expectations, or in the case of certain other events, the Notes would be treated as issued with OID at the time of issuance, or reissued with OID at the relevant later point in time. In such case, if you are a U.S. holder (as defined under “Material United States Federal Income Tax Considerations”) that owns such Notes, you will be required to include such OID in income (as ordinary income) on a constant yield basis for U.S. federal income tax purposes during such period, regardless of your method of accounting for U.S. federal income tax purposes and before the receipt of the cash attributable to the interest.

See “Material United States Federal Income Tax Considerations.”

No Prior Market	The Notes will be new securities for which there is currently no market. Although certain of the underwriters have informed us that they intend to make a market in the Notes, they are not obligated to do so, and they may discontinue market making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for the Notes will develop or be maintained.

No Listing	The Notes will not be listed on any securities exchange or included in any quotation system.

Book-Entry Form	The Notes will be issued in book-entry form and will be represented by one or more global certificates deposited with, or on behalf of, DTC and registered in its name or in the name of its nominee. See “Book-Entry Settlement Procedures and Form.”

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $ , after deducting the underwriting discount and estimated offering expenses payable by us.

We intend to utilize approximately $ million of the net proceeds of this offering to (i) temporarily repay a portion of the outstanding borrowings under our $1.550 billion unsecured credit facility (the “Unsecured Credit Facility”) or (ii) temporarily repay a portion of the outstanding borrowings under our commercial paper program that is supported by a $125 million direct pay letter of credit from Bank of America, N.A. entered into on September 4, 2021 (as amended, the “Credit-Enhanced Commercial Paper Program”) and our commercial paper program entered into on December 2, 2024 (the “Standalone Commercial Paper Program,” together with our “Credit-Enhanced Commercial Paper Program,” our “Commercial Paper Programs”).

We will use cash equal to the net proceeds from this offering to acquire, invest in or refinance, in whole or in part, new and/or existing Eligible Green Projects. These Eligible Green Projects may include projects with disbursements made during the twelve months preceding the issue date of this offering and projects with disbursements to be made within two years following the issue date.

Prior to the full investment of an amount equal to such net proceeds in such Eligible Green Projects, we intend to apply the net proceeds as set forth above and to invest any remaining net proceeds in interest-bearing accounts and short-term, interest-bearing securities. See “Use of proceeds—Management of Proceeds of the Notes.”

Governing Law	The Notes and the Indenture will be governed by the laws of the state of New York.

Risk Factors	Investing in the Notes involves a high degree of risk. You should carefully read the information contained under the caption “Risk Factors” in this prospectus supplement and page 3 of the accompanying prospectus, and the risks set forth under the caption “Item 1A. Risk Factors” included in our 2024 Form 10-K and our other filings with the SEC for risks that you should consider before deciding to invest in the Notes.

RISK FACTORS

Investing in the Notes involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors described below and the risks described beginning on page 3 of the accompanying prospectus and in the section “Risk Factors” contained in our 2024 Form 10-K, which are incorporated herein by reference, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Any of these risks described could materially adversely affect our business, financial condition or results of operations. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition or results of operations. If this were to happen, the trading price of the Notes could decline and you could lose a part or all of your investment. Certain capitalized terms used in this “Risk Factors” section and not defined previously in this prospectus supplement are defined under the caption “Description of the Notes.”

Risks related to the Notes and to this offering

We may elect to defer interest payments on the Notes at our option for one or more periods of up to 10 years.

We may elect at our option to defer payment of all or part of the current and accrued interest otherwise due on the Notes for one or more periods of up to 10 consecutive years, as described under “Description of the Notes—Option to Defer Interest Payments.”

If we defer interest payments on the Notes, you may be unable to sell your Notes at a price that reflects the value of deferred amounts and the after-market price of the Notes may be significantly less than the price at which the Notes may have been traded if we had not exercised such right. To the extent a trading market develops for the Notes, that market may not continue during an Optional Deferral Period, or during periods in which investors perceive that there is a likelihood of a deferral, and you may be unable to sell Notes at those times, either at a price that reflects the value of required payments under the Notes or at all. In addition, as a result of our right to defer interest payments, the market price of the Notes is likely to be affected and may be more volatile than other securities that do not have these rights.

We are not permitted to pay current interest on the Notes until we have paid all outstanding deferred interest on such Notes, and this could have the effect of extending interest deferral periods.

During an Optional Deferral Period of less than 10 years, we will be prohibited from paying current interest on the Notes subject to such deferral until we have paid all accrued and unpaid deferred interest on the Notes. As a result, we may not be able to pay current interest on the Notes if we do not have available funds to pay all accrued and unpaid interest on the Notes.

If we defer interest payments on the Notes, or in certain other circumstances, there will be United States federal income tax consequences to holders of the Notes.

If interest payments on the Notes are not qualified stated interest, then the Notes will be treated as issued with OID. In general, an interest payment is “qualified stated interest” if it is one of a series of stated interest payments on a debt instrument that are unconditionally payable at least annually at a single fixed rate or certain floating rates. Interest is considered “unconditionally payable” if reasonable legal remedies exist to compel timely payment or the terms and conditions of the debt instrument make the likelihood of late payment (other than late payment that occurs within a reasonable grace period) or non-payment (ignoring the possibility of non-payment due to default, insolvency or similar circumstances) a remote contingency. We believe that, due to the limitations that would be imposed on our ability to declare a dividend to our stockholders in the event we were to exercise the option to defer interest, the likelihood of us exercising such deferral option is “remote” within the meaning of the Treasury Regulations. For these reasons, and based on applicable Treasury Regulations and the expected pricing terms of the Notes, we expect stated interest on the Notes to be treated as qualified stated interest and the Notes to be treated as not issued with OID. Notwithstanding the above, no rulings or other interpretations have been issued by the IRS that have addressed the meaning of the term remote as used in the applicable Treasury Regulations, and it is possible that the IRS could take a position contrary to the interpretation in this prospectus supplement.

If the option to defer any payment of interest were determined not to be remote, if we exercised such option, or if the pricing terms were to be set in a manner different from expectations, or in the case of certain other events, the Notes would be treated as issued with OID at the time of issuance, or reissued with OID at the relevant later point in time. If the Notes are issued (or reissued) with OID, then if you are a U.S. holder (as defined under “Material United States Federal Income Tax Considerations”) that owns the Notes, you will be required to include such OID in income (as ordinary income) on a constant yield basis for U.S. federal income tax purposes during such period, regardless of your method of accounting for U.S. federal income tax purposes and before the receipt of the cash attributable to the interest.

If we were to exercise our option to defer payments of interest on the Notes, the Notes may trade at a price that does not fully reflect the accrued but unpaid interest. In the event of such a deferral, if you are a U.S. holder and dispose of your Notes between record dates for payments of interest, you will be required to include OID accrued to the date of such sale, redemption, exchange, retirement or other taxable disposition in taxable income and to add such amount to your adjusted tax basis in your Notes. To the extent the selling price is less than your adjusted tax basis, you will recognize a capital loss. Capital losses generally cannot be applied to offset ordinary income for U.S. federal income tax purposes.

See “Material United States Federal Income Tax Considerations.”

If the IRS were to treat the Notes as equity for tax purposes, there may be adverse U.S. federal income tax consequences to holders of the Notes.

The determination of whether a security is classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the Notes. Based upon the analysis of the relevant facts and circumstances, we believe the Notes should be classified as indebtedness for U.S. federal income tax purposes and we intend to so treat the Notes.

By investing in the Notes, holders of the Notes agree to treat the Notes as indebtedness for U.S. federal income tax purposes. There can be no assurance, however, that the IRS will not treat the Notes as equity for U.S. federal income tax purposes. If the IRS were to successfully challenge the classification of the Notes as indebtedness, interest payments on the Notes would be treated for U.S. federal income tax purposes as dividends to the extent of our current or accumulated earnings and profits. In the case of holders who are not United States persons for U.S. federal income tax purposes, interest payments treated as dividends would generally be subject to withholding tax at a rate of 30% under the U.S. federal income tax rules unless the withholding tax rate is reduced or eliminated by an applicable treaty. You should consult your tax advisor regarding the appropriate characterization of the Notes and the tax consequences that would apply to you if the IRS were to successfully assert that the Notes are not indebtedness for U.S. federal income tax purposes. See “Material United States Federal Income Tax Considerations.”

The Notes and the Guarantees will be subordinated and junior in right of payment to all senior indebtedness of the Issuer and Guarantors and effectively subordinated in right of payment to the indebtedness, guarantees and other liabilities (including trade payables) and preferred equity of our subsidiaries that do not guarantee the Notes.

When the Notes are first issued they will be guaranteed only by the Guarantors and none of our subsidiaries (other than the Guarantors) will be required to guarantee the Notes in the future. Any of the Guarantees may automatically and permanently terminate under the circumstances described under “Description of the Notes—Guarantees,” including if such Guarantor ceases or substantially contemporaneously ceases to (i) guarantee any Corporate Indebtedness (other than the Notes) and (ii) have any outstanding Corporate Indebtedness issued by such Guarantor.

The Notes will not be secured by any assets of the Issuer or the Guarantors. The payment of principal, premium (if any) and interest and certain other amounts on the Notes will be subordinated in right of payment to all present and future senior indebtedness, guarantees and other liabilities of the Issuer, and the obligations of each Guarantor under its guarantee of the Notes will be subordinated in right of payment to all present and future senior indebtedness, guarantees and other liabilities of any Guarantor. The Notes and the Guarantees will rank effectively junior to the Issuer’s and the Guarantors’ secured debt, respectively, to the extent of the value of the collateral securing such secured debt and to all debt and other liabilities of the Issuer’s subsidiaries (other than any pari passu debt and other liabilities of the Guarantors) or the Guarantors’ subsidiaries (other than any pari passu debt and other liabilities of subsidiaries that are Guarantors of the Notes), in each case, from time to time outstanding.

Due to these subordination provisions, in the event of the Issuer’s (or any of the Guarantors’) insolvency, holders of the Notes would only get paid from funds of the Issuer (or the Guarantors) after such funds are applied to pay the holders of the obligations ranking senior in right of payment to the Notes (or under the Guarantors’ guarantee thereof) to the extent necessary to pay such senior obligations in full. As a result of those payments, the holders of such senior obligations may recover more, ratably, than holders of the Notes. In addition, the terms of such senior obligations may under certain circumstances restrict or prohibit the Issuer (or the Guarantors) from making payments on the Notes (or under the Guarantors’ guarantee thereof). Further, any remaining funds after senior obligations are paid in full would be applied on a pro rata basis among the holders of the Notes and holders of any pari passu obligations and any other future obligations ranking pari passu with the Notes.

Holders of Notes will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities and guarantee holders, and any preferred security holders of our subsidiaries.

There are no terms in the Indenture or the Notes that limit our ability to incur additional indebtedness or our subsidiaries’ ability to incur additional indebtedness or issue preferred securities, and we and our subsidiaries expect to incur additional indebtedness from time to time that will be senior to the Notes.

While it is not possible for the interest rate on the Notes to decrease below the initial interest rate, the interest rate on the Notes may fluctuate over time.

The interest rate on the Notes from the original issuance date to the First Reset Date, will be     % per year. Beginning on the First Reset Date, the interest rate on the Notes for each Reset Period will equal the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of     %; provided, that the interest rate during any Reset Period will not reset below  %. Accordingly, while it is not possible for the interest rate on the Notes to decrease below the initial interest rate, the interest rate on the Notes for a given Reset Period subsequent to the initial Reset Period may decrease as compared to the interest rate on the Notes for the prior Reset Period. We have no control over the factors that may affect U.S. Treasury rates, including geopolitical, economic, financial, political, regulatory, judicial or other conditions or events.

The historical Five-year U.S. Treasury Rates are not an indication of future Five-year U.S. Treasury Rates.

As noted above, the annual interest rate on the Notes for each Reset Period will be set by reference to the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date (provided, that the interest rate during any reset period for the Notes will not reset below the initial interest rate). In the past, U.S. Treasury rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. Treasury rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury rates is not an indication that U.S. Treasury rates are more or less likely to increase or decrease at any time in the future and you should not take historical U.S. Treasury rates as an indication of future U.S. Treasury Rates.

Our indebtedness could adversely affect our business, financial condition or results of operations and prevent us from fulfilling our obligations under the Notes.

As of September 30, 2025, we had approximately $5.2 billion of total consolidated indebtedness, all of which will be senior to the Notes and the Guarantees. Of that $5.2 billion of total consolidated indebtedness, approximately $4.9 billion was indebtedness of either the Issuer, guaranteed by the Operating Partnership, Hannon Armstrong Capital, LLC (“HAC”), HAC Holdings I LLC (“HAC Holdings I”), HAC Holdings II LLC (“HAC Holdings II”), HAT Holdings I LLC (“HAT I”) and HAT Holdings II LLC (“HAT II”), or HAT I and HAT II as co-obligors, guaranteed by the Issuer, the Operating Partnership, HAC, HAC Holdings I and HAC Holdings II, approximately $156.8 million was indebtedness of the non-Guarantor subsidiaries guaranteed (for purposes of GAAP) by the Issuer and any Guarantor, and approximately $280.2 million was secured indebtedness solely (for purposes of GAAP) of the non-Guarantor subsidiaries.

Furthermore, as of September 30, 2025, $403.0 million of 3.750% Green Exchangeable Senior Unsecured Notes due 2028 (the “the 2028 Exchangeable Notes”), $600.0 million of 3.375% Green Senior Unsecured Notes due 2026 (the “2026 Senior Notes”), $450.0 million of 8.000% Green Senior Unsecured Notes due 2027 (the “2027 Senior Notes”), $375.0 million of 3.750% Senior Notes due 2030 (the “2030 Senior Notes”), $600.0 million of 6.150% Senior Notes due 2031 (the “2031 Senior Notes”), $1.0 billion of 6.375% Green Senior Unsecured Notes due 2034 (the “2034 Senior Notes”) and $400.0 million of 6.750% Senior Notes due 2035 (the “2035 Senior Notes,” and together with the 2030 Senior Notes, 2026 Senior Notes, the 2027 Senior Notes, the 2031 Senior Notes and the 2034 Senior Notes, the “Existing Senior Notes”), which would rank senior in right of payment to the Notes together with the guarantees thereof as of the issue date, were outstanding.

As of September 30, 2025, we had $234.9 million of outstanding debt under our unsecured term loan facility, dated November 1, 2022 (as amended, the “Unsecured Term Loan Facility”) and $156.8 million of outstanding debt under our secured term loan facility, dated December 13, 2018 (as amended, the “Secured Term Loan Facility”). As of September 30, 2025, our borrowings under the Secured Term Loan Facility were secured by $413.9 million of assets. As of September 30, 2025, we had $160.0 million outstanding borrowings under our Unsecured Credit Facility. As of September 30, 2025, we had $95.0 million outstanding debt under our Credit-Enhanced Commercial Paper Program and $577.0 million of outstanding debt under our Standalone Commercial Paper Program. To enhance the credit of the notes under the Standalone Commercial Paper Program, we reserve availability under our Unsecured Credit Facility for the amount of any outstanding notes under the Standalone Commercial Paper Program. As of September 30, 2025, $804.0 million of debt was available for borrowing under the Unsecured Credit Facility, net of reserves for debt outstanding under the Standalone Commercial Paper Program and $30.0 million of debt was available for borrowing under the Credit-Enhanced Commercial Paper Program.

For additional information, see “Use of proceeds” and “Capitalization” in this prospectus supplement and Notes 7 and 8 to our financial statements included in each of the 2024 Form 10-K and our quarterly report on Form 10-Q for the quarter ended September 30, 2025 (our “Q3 2025 Form 10-Q”). This substantial level of indebtedness increases the risk that we may be unable to generate enough cash to pay amounts due in respect of our indebtedness, including the Notes.

Our substantial indebtedness could have important consequences to you and significant effects on our business. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the Notes;

•	increase our vulnerability to general adverse economic and industry conditions;

•

require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, our strategic growth initiatives and development efforts and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	restrict us from exploiting business opportunities;

•	place us at a competitive disadvantage compared to our competitors that have less indebtedness; and

•	limit our ability to borrow additional funds for working capital, capital expenditures, acquisitions, debt service requirements, execution of our business strategy or other general corporate purposes.

Moreover, the indentures governing the Existing Senior Notes and the 2028 Exchangeable Notes do not impose any limitation on the incurrence or issuance by the Issuer or its subsidiaries, including the Guarantors, of indebtedness.

In addition, the agreements that govern our current indebtedness contain, and the agreements that may govern any future indebtedness that we may incur may contain, financial and other restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interests. Furthermore, the Indenture will not restrict the Issuer or its subsidiaries, including the Guarantors, from incurring more debt, paying dividends or making other distributions on our securities, repurchasing capital stock or indebtedness or making investments, which transactions could adversely impact our ability to make payments on the Notes. For information regarding the amount of our secured and unsecured indebtedness, see “—The Notes and the Guarantees will be subordinated and junior in right of payment to all senior indebtedness of the Issuer and Guarantors and effectively subordinated in right of payment to the indebtedness, guarantees and other liabilities (including trade payables) and preferred equity of our subsidiaries that do not guarantee the Notes.”

Despite our current indebtedness levels, we may still be able to incur substantially more indebtedness, including secured debt. This could exacerbate the risks associated with our leverage.

We may be able to incur substantial additional indebtedness in the future, including debt under the Unsecured Credit Facility, the Company’s Standalone Commercial Paper Program, the Company’s Credit-Enhanced Commercial Paper Program and any future credit agreements that the Issuer or its subsidiaries, including the Guarantors, may enter into. The Issuer and its subsidiaries, including the Guarantors, may also be able to incur additional secured debt, which would be effectively senior in right of payment to the Notes and, in the case of any subsidiaries that guarantee the Notes, their Guarantees of the Notes to the extent of the value of the assets securing such indebtedness. Our organizational documents contain no limitations regarding the maximum level of indebtedness that we may incur. The Indenture will permit us and our subsidiaries to incur certain non-recourse indebtedness with no restrictions and the Indenture will not prevent us or our subsidiaries from incurring unsecured indebtedness or liabilities that do not constitute Indebtedness. See “Description of the Notes.” If new debt or other liabilities are added to our current debt levels, the related risks that we now face could intensify and could make it more difficult to satisfy our obligations with respect to the Notes. For further information concerning our levels of indebtedness see “—Risks related to the Notes and to this offering—Our indebtedness could adversely affect our business, financial condition or results of operations and prevent us from fulfilling our obligations under the Notes.”

If we default in our obligations under the instruments governing our other indebtedness, we may not be able to make payments on the Notes.

A failure by us to comply with our contractual obligations (including restrictive, financial and other covenants), to pay our indebtedness and fixed costs or to post collateral (including under hedging arrangements)

could result in a variety of material adverse consequences, including a default under our indebtedness (including the Notes) and the exercise of remedies by our creditors, lessors and other contracting parties, and such defaults could trigger additional defaults under other indebtedness or agreements.

In the event of such default, the holders of such indebtedness could, in general, elect to declare all of such indebtedness to be immediately due and payable, together with accrued and unpaid interest, and, in the case of secured indebtedness, seize and sell the collateral securing that indebtedness. If our operating performance declines, we may need to seek waivers from the holders of our indebtedness to avoid being in default under the instruments governing such indebtedness. If we breach our covenants under our indebtedness, we may not be able to obtain a waiver from the holders of such indebtedness on terms acceptable to us or at all. If this occurs, we would be in default under such indebtedness, and the holders of such indebtedness and lenders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. A default under the agreements governing our existing or future indebtedness and the remedies sought by the holders of such indebtedness could make us unable to pay principal of, or premium, if any, and interest on the Notes, which may result in the loss of some or all of your investment.

Our ability to repay our debt, including the Notes, depends on the performance of our subsidiaries and their ability to make distributions to us.

The assets of HA Sustainable Infrastructure Capital, Inc., the Operating Partnership, HAC, HAT I, HAT II, HAC Holdings I and HAC Holdings II consist primarily of investments in their respective subsidiaries. Substantially all of our business is conducted through subsidiaries of HAC, which subsidiaries are separate and distinct legal entities and, except in the case of our subsidiaries that guarantee the Notes have no contractual or other obligations to make payments due on the Notes or to provide funds to us for that purpose. In addition, substantially all of our revenue is generated by the subsidiaries of HAC rather than by the Issuer or the Guarantors. Therefore, our ability to service our indebtedness, including the Notes, and to meet our other cash needs is dependent on the earnings of, and the distribution of funds (whether by dividend, distribution, loan or otherwise) to us by, our subsidiaries. The availability of funds from our subsidiaries will depend upon, among other things, their operating results, financial condition and legal or contractual restrictions on their ability to pay dividends and distributions or make loans to us. We cannot assure you that our subsidiaries will have sufficient funds, or that the agreements governing the existing and future indebtedness of our subsidiaries will not restrict or prevent our subsidiaries from providing us with sufficient funds, to make payments on the Notes when due and to meet our other cash needs, and the Indenture will not restrict our subsidiaries from entering into such restrictive agreements. We and our subsidiaries, including HAT I and HAT II, currently have debt instruments, including the Secured Term Loan Facility, the Unsecured Credit Facility, the Unsecured Term Loan Facility, the Delayed-Draw Term Loan, our Standalone Commercial Paper Program and our Credit-Enhanced Commercial Paper Program, that impose such restrictions on the ability of our subsidiaries to pay dividends. In addition, any payment of dividends, distributions or loans to us by our subsidiaries that may be organized or doing business outside of the United States, if any, could be subject to restrictions on dividends or repatriation of earnings under applicable local law and monetary transfer restrictions in the jurisdictions in which our subsidiaries operate and, even if we are able to repatriate funds from foreign subsidiaries, such repatriation may subject us to significant taxes on those funds. Furthermore, we guarantee many of the obligations of our subsidiaries and such guarantees may require us to provide substantial funds or assets to our subsidiaries or their creditors at a time when we need liquidity to fund our own obligations, such as the Notes.

In addition, any right that we have to receive any assets of or distributions from any subsidiary upon its bankruptcy, insolvency, liquidation, reorganization, dissolution or winding-up, or to realize proceeds from the sale of the assets of any subsidiary, would be junior to the claims of that subsidiary’s creditors, including trade creditors, and to holders of any preferred equity issued by that subsidiary or any indebtedness or other liabilities guaranteed by that subsidiary.

Credit ratings may not reflect all risks of your investment in the Notes and a downgrade, suspension or withdrawal of any rating assigned by a rating agency to us or our respective securities, including the Notes, could cause the liquidity or trading prices of the Notes to decline significantly.

Credit ratings are limited in scope and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time it issues the rating. An explanation of the significance of such rating may be obtained from such rating agency. Although credit ratings are not a recommendation to buy, sell or hold any security and may be subject to revision or withdrawal at any time, our debt ratings are an assessment of our respective ability to pay our obligations. The Notes will be rated by nationally recognized statistical rating agencies and may in the future be rated by additional rating agencies. Consequently, any downgrade, suspension or withdrawal of a rating by a rating agency (or any anticipated downgrade, suspension or withdrawal), or any perceived decrease in creditworthiness, could reduce the liquidity or market value of the Notes. Rating agency reports or statements on the life and annuity insurance industry may also negatively impact the market value of the Notes. Moreover, the credit ratings assigned to the Notes may not reflect the potential impact of all risks related to any trading market, if any, for, or trading value of, the Notes.

There can be no assurance that any rating assigned to us or the Notes will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse changes in our business, so warrant. Credit ratings may be revised or withdrawn at any time by the issuing organization in its sole discretion. Credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate our industry as a whole and may change their credit ratings for us based on their overall view of the industry in which we operate. It is also possible that any ratings may be lowered in connection with this offering or in connection with future events, such as future acquisitions.

Any future lowering of ratings may also make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the Notes is subsequently lowered or withdrawn for any reason, holders of the Notes may lose some or all of the value of their investment. Holders of the Notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of any ratings.

Rating agencies may change their practices for rating the Notes, which change may affect the market price of the Notes.

The rating agencies that currently or may in the future publish a rating for us, including Moody’s Investors Service, Inc., Fitch Ratings, Ltd. and S&P Global Ratings, each of which is expected to initially publish a rating of the Notes, may, from time to time in the future, change the way they analyze securities with features similar to the Notes. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the Notes. If the rating agencies change their practices for rating these types of securities in the future, and the ratings of the Notes are subsequently lowered, that could have a negative impact on the trading price of the Notes. In addition, we may redeem the Notes at our option, in whole, but not in part, if a rating agency makes certain changes in the equity credit methodology for securities such as the Notes. See “Description of the Notes-Redemption—Right to Redeem at Rating Agency Event.”

Your ability to transfer the Notes may be limited by the absence of an active trading market and an active trading market may not develop or be maintained for the Notes.

The Notes will be a new issue of securities for which there is no established trading market and we do not intend to list the Notes on any national securities exchange or include the Notes in any automated dealer quotation system. Certain of the underwriters of the Notes have advised us that they intend to make a market in the Notes. However, the underwriters are not obligated to make a market in the Notes or maintain a market for the Notes, and, if commenced, they may discontinue their market making activities at any time without notice.

Therefore, an active market for the Notes may not develop or be maintained, which would adversely affect the market price and liquidity of the Notes. In that case, the holders of the Notes may not be able to sell their Notes at a particular time or at a favorable price. The liquidity of any market for the Notes will depend on a number of factors, including:

•	the number of holders of Notes;

•	our operating performance and financial condition;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the Notes;

•	prevailing interest rates; and

•	the aggregate principal amount of Notes outstanding.

Even if an active trading market for the Notes does develop, there is no guarantee that it will continue.

The market, if any, for the Notes may experience similar disruptions, and any such disruptions may adversely affect the liquidity in that market or the prices at which you may sell your Notes.

In addition, subsequent to their initial issuance, the Notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

Federal and state laws may permit courts, under specific circumstances, to void the Notes and/or any Guarantees as a fraudulent transfer or conveyance, subordinate claims in respect of the Notes and/or any Guarantees and require you to return payments received. If that occurs, you may not receive any payments on the Notes or any Guarantees.

Federal and state creditor-protection related laws, including fraudulent transfer and fraudulent conveyance statutes, may apply to the Notes and any Guarantees. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or fraudulent conveyance laws, which may vary from state to state, the Notes or any Guarantees thereof could be voided as fraudulent transfers or conveyances if we or any Guarantors, as applicable, (i) issued the Notes or incurred any Guarantees with the actual intent of hindering, delaying or defrauding current or future creditors or (ii) received less than reasonably equivalent value or fair consideration in return for either issuing the Notes or incurring any Guarantees and, in the case of (ii) only, one of the following is also true at the time thereof:

•	we or any such Guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the Notes or the incurrence of any such Guarantees;

•	the issuance of the Notes or the incurrence of any such Guarantees left us or any such Guarantors, as applicable, with an unreasonably small amount of capital or assets to carry on business;

•	we or any such Guarantors intended to, or believed that we or such Guarantor would, incur debts beyond our or any Guarantor’s ability to pay as they mature; or

•

we or any of such Guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against us or any Guarantor, if in either case the judgment is unsatisfied after final judgment.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court could find that we or any Guarantor did not receive reasonably equivalent value or fair consideration for the Notes or any Guarantees, as applicable, to the extent that we or any Guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the Notes or the applicable Guarantees.

We cannot be certain as to the standards a court would use to determine whether or not we or any Guarantors were insolvent at the relevant time, or, regardless of the standard that a court uses, whether the Notes or the Guarantees would be subordinated to our or any of the Guarantors’ other debt. In general, however, a court would deem an entity insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they became due.

If a court were to find that the issuance of the Notes or the incurrence of Guarantees was a fraudulent transfer or conveyance, the court could void the payment obligations under the Notes or the Guarantees (the effect being that holders of the Notes would cease to have a claim under the Notes or the Guarantees) or could require the holders of the Notes to repay any amounts received with respect to the Notes or that Guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the Notes. Further, the voiding of the Notes or any Guarantees could result in an event of default with respect to the Notes or our and our subsidiaries’ other debt that could result in acceleration of the Notes or that debt.

Although the Indenture will contain a provision intended to limit each Guarantor’s liability under its Guarantee of the Notes to the maximum amount as will not result in the obligations of such Guarantor under its Guarantee of the Notes constituting a fraudulent conveyance or fraudulent transfer under applicable federal, foreign or state law, this provision may not be effective to protect such Guarantees of the Notes from being voided under fraudulent conveyance, fraudulent transfer or similar laws, or prevent that Guarantor’s obligation from being reduced to an amount that effectively makes its Guarantee worthless. For example, in 2009, the U.S. Bankruptcy Court for the Southern District of Florida in Official Committee of Unsecured Creditors of TOUSA, Inc. v. Citicorp N. Am., Inc. voided certain secured guarantees issued by certain subsidiary guarantors notwithstanding the existence of a similar provision which the court found to be ineffective in that case; this decision was affirmed by the Eleventh Circuit Court of Appeals on May 15, 2012. If any Guarantees of the Notes by the relevant Guarantor was held to be unenforceable, the Notes would be effectively subordinated to all indebtedness, guarantees and other liabilities, including trade payables, and preferred equity of such Guarantor.

Finally, the bankruptcy court may subordinate the claims in respect of the Notes or the Guarantees of the Notes to other claims against us or any Guarantors under the principle of equitable subordination if the court determines that (i) the holder of Notes engaged in some type of inequitable conduct, (ii) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of Notes and (iii) equitable subordination is not inconsistent with the provisions of the bankruptcy code.

A Guarantor’s liability under its Guarantee of the Notes may be reduced to zero, voided or released under certain circumstances and you may not receive any payments from some or all of the Guarantors.

When the Notes are first issued they will only be guaranteed by the Guarantors and they will not be guaranteed by any of our other subsidiaries and none of our subsidiaries will be required to guarantee the Notes in the future, subject to release of any such Guarantor from its obligations under such Guarantee as described in “Description of the Notes—Guarantees” and to the automatic and permanent release and termination of all such Guarantees as described in “Description of the Notes—Guarantees.” The obligations of each Guarantor under its Guarantee of the Notes will be limited to the maximum amount as will not result in the obligations of such Guarantor under such Guarantee constituting a fraudulent conveyance or fraudulent transfer under applicable federal, foreign or state laws. By virtue of this limitation, a Guarantor’s obligation under its Guarantee of the Notes could be significantly less than amounts due and payable with respect to the Notes, or a Guarantor may have no obligation under its Guarantee of the Notes. Moreover, this limitation may not be effective to protect any Guarantees from being voided under fraudulent conveyance, fraudulent transfer or similar laws or to prevent that Guarantor’s obligation from being reduced to an amount that effectively makes its Guarantee worthless. Furthermore, the Notes will lose the benefit of a particular Guarantee thereof if it is permanently released and terminated under the circumstances described in “Description of the Notes—Guarantees.” You will not have a claim as a creditor against any subsidiary that does not guarantee the Notes or whose Guarantee of the Notes has been released or terminated, and the indebtedness, guarantees and other liabilities, including trade payables, whether secured or unsecured, and preferred equity of those subsidiaries will effectively be senior to claims of holders of the Notes.

The Notes are subject to optional redemption, including upon the occurrence of certain events.

Upon the occurrence of a Change of Control Event, we may redeem the Notes, in whole but not in part, at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of redemption or repurchase. If we do not redeem the Notes following the occurrence of a Change of Control Event, then the prevailing interest rate, and each subsequent interest rate, on the Notes shall be increased by 5% per annum from and including the date on which the applicable notice of a Change of Control Event is sent to holders. See “Description of Notes—Redemption.”

Additionally, as described under “Description of the Notes-Redemption,” we may redeem the Notes, at our option, in whole or in part, at the times and the applicable redemption prices described in this prospectus supplement. We may choose to redeem your Notes at a time when prevailing interest rates are lower than the effective interest rate paid on your Notes or at times when the trading price of your Notes is above the redemption price. You may not be able to reinvest the redemption proceeds in an investment with a return that is as high as the return you would have earned on the Notes if they had not been redeemed and with a similar level of investment risk.

Investors should not expect us to redeem the Notes on the first or any other date on which they are redeemable.

The Notes may be redeemed by us at our option either in whole or in part on any day in the period commencing on the date falling 90 days prior to the First Reset Date and ending on and including the First Reset Date and, after the First Reset Date, on any interest payment date. In addition, the Notes may be redeemed by us at our option, in whole but not in part, following the occurrence and during the continuance of either a Tax Event or a Rating Agency Event. Any decision we may make at any time to redeem the Notes before their final maturity date will depend upon, among other things, the strength of our balance sheet, our results of operations, our access to the capital markets, interest rates, our growth strategy, and general market conditions at such time. Accordingly, while we may decide to do so, investors should not expect us to redeem the Notes on the first or any other date on which they are redeemable.

We or one of our respective affiliates could serve as the calculation agent, which could result in a conflict of interest.

The calculation agent that we appoint in connection with any Reset Date will determine the Five-year U.S. Treasury Rate in its sole discretion. See “Description of the Notes—Interest.” Because we will appoint the calculation agent, and the calculation agent we appoint could be us or one of our respective affiliates, conflicts of interest could arise in connection with the calculation agent performing its role as calculation agent. Any of the calculation agent’s determinations with respect to the Notes may adversely affect the value of the Notes, the return on the Notes and the price at which you can sell the Notes. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments. These potentially subjective determinations may adversely affect the value of the Notes, the return on the Notes and the price at which you can sell the Notes.

We may invest or spend the net proceeds of this offering in ways with which you may not agree and in ways that may not earn a profit.

We intend to utilize approximately $    million of the net proceeds of this offering to (i) temporarily repay a portion of the outstanding borrowings under our Unsecured Credit Facility or (ii) temporarily repay a portion of the outstanding borrowings under our Commercial Paper Programs. We will use cash equal to the net proceeds from this offering to acquire, invest in or refinance, in whole or in part, new and/or existing Eligible Green Projects. Although we intend to allocate an amount equal to the net proceeds from this offering to Eligible Green Projects, we will retain broad discretion over the use or allocation of the net proceeds from this offering. We are not contractually committed to allocate any net proceeds from this offering to Eligible Green Projects, and our failure to do so will not be an event of default under the indenture governing the Notes. We have significant flexibility in applying the net proceeds and we intend to use the net proceeds from this offering as described in “Use of proceeds,” but because the net proceeds are not required to be allocated to any specific investment or transaction, we cannot determine at this time the value or propriety of our application of the net proceeds, and you may not agree with our decisions. In addition, our use of the net proceeds from this offering may not yield a significant return or any return at all. The market price of the Notes may be impacted by any failure by us to allocate an amount equal to the proceeds from this offering to Eligible Green Projects or to meet or continue to meet the investment requirements of certain environmentally focused investors with respect to the Notes. No assurance is or can be given by us, any of the underwriters, the green bond structuring agents or any other person as to whether the use of proceeds will meet investor criteria and expectations regarding environmental impact and sustainability performance. In particular, no assurance is given by us, any of the underwriters, the green bond structuring agents or any other person that the use of such proceeds will satisfy, whether in whole or in part, any present or future investor expectations or requirements as regards any investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable law or regulations or by its own bylaws or other governing rules or investment portfolio mandates (in particular with regard to any direct or indirect environmental, sustainability or social impact of any Eligible Green Projects or uses, the subject of or related to, the relevant Eligible Green Projects). Adverse environmental or social impacts may occur during the design, construction and operation of the projects or the projects may become controversial or criticized by activist groups or other stakeholders. In addition, there can be no assurance that the Eligible Green Projects will achieve their expected carbon reduction or other benefit.

No assurance or representation is given as to the suitability or reliability for any purpose whatsoever of any opinion or certification of any third party (whether or not solicited by us), including the Second-Party Opinion delivered to us by an outside consultant we retained with recognized expertise in environmental, social and governance research and analysis and, in particular, with respect to whether any Eligible Green Projects fulfill any green, environmental, social, sustainability or other criteria. For the avoidance of doubt, any such opinion or certification is not and shall not be deemed to be incorporated into or form part of this prospectus supplement. Any such opinion or certification is not, nor should be deemed to be, a recommendation by us or any underwriter, green bond structuring agent or any other person to buy, sell or hold the Notes. Any such opinion or certification is only current as of the date that opinion or certification was initially issued. Prospective investors must determine for themselves the relevance of any such opinion or certification or the information contained therein or the provider of such opinion or certification for the purpose of any investment in the Notes. As of the date of this prospectus supplement, the providers of such opinions and certifications are not subject to any specific regulatory or other regime or oversight. Any withdrawal of any such opinion or certification or any additional opinion or certification attesting that we are not complying in whole or in part with any matters for which such opinion or certification is opining or certifying may materially and adversely affect the trading price of the Notes or result in adverse consequences for certain investors with mandates to invest in securities to be used for a particular purpose.

Proposed changes to U.S. tax laws could result in adverse consequences.

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury. Changes to the tax law, which may have retroactive application, could have a material adverse effect on the Issuer and/or any holder of Notes. It cannot be predicted whether, when, in what forms, or with what effective dates, the tax law applicable to the Issuer and/or holders of the Notes will be changed. Prospective investors are urged to consult with their own tax advisors before making an investment in the Notes.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $    , after deducting the underwriting discount and estimated offering expenses payable by us.

We intend to utilize approximately $     million of the net proceeds of this offering to (i) temporarily repay a portion of the outstanding borrowings under our Unsecured Credit Facility or (ii) temporarily repay a portion of the outstanding borrowings under our Commercial Paper Programs. We will use cash equal to the net proceeds from this offering to acquire, invest in or refinance, in whole or in part, new and/or existing Eligible Green Projects (as defined below).

Certain of the underwriters or their affiliates are lenders under the Unsecured Credit Facility and our Commercial Paper Programs and, accordingly, will receive a portion of the net proceeds from this offering. See “Underwriting.” The Unsecured Credit Facility matures in April 2028. The current interest rate on the Unsecured Credit Facility is 5.84%. The Credit Enhanced Commercial Paper Program matures in April 2026 and has an average borrowing cost of 4.25%. The Standalone Commercial Paper Program matures in December 2025 and has an average borrowing cost of 4.98%.

Consistent with our publicly available Sustainability Investment Policy and the categories referenced by the International Capital Markets Association (“ICMA”) Green Bond Principles (“GBP”) and the Loan Syndications and Trading Association (“LSTA”) Green Loan Principles (“GLP”), “Eligible Green Projects” as used herein means projects intended to reduce carbon emissions or provide other environmental benefits as outlined in the table below. Eligible Green Projects are expected to be located in the United States.

The United Nations has established 17 Sustainable Development Goals (“SDGs”), which serve as the blueprint to achieve a better and more sustainable future for all. Of the 17 SDGs, we have identified at least seven that closely align with our strategy and where we have the opportunity to create impact through our green financings.

These Eligible Green Projects may include projects with disbursements made during the twelve months preceding the issue date of this offering and projects with disbursements to be made within two years following the issue date. See “—Management of Proceeds of the Notes.”

Eligible Categories	Eligibility Criteria
Renewable Energy

Grid-Connected (“GC”) Generation and Storage

•

Onshore and Offshore Wind

•

Solar and Solar-plus-Storage

•

Standalone Storage[1]

Behind-The-Meter (“BTM”) Distributed Generation and Storage[2]

•

Commercial and Industrial Solar and Solar-plus-Storage

•

Community Solar and Solar-plus-Storage

•

Residential Solar and Solar-plus-Storage

Energy Efficiency

BTM distributed building or facility projects in both the public and private sectors that reduce energy usage and/or cost through energy efficient improvements, including:

•

HVAC

•

Lighting

•

Energy controls

•

Roofs

•

Windows

•

Building shells

Eligible Categories	Eligibility Criteria

Pollution Prevention and Control	Renewable Natural Gas (“RNG”) projects[3], including: • Anaerobic digestion food waste to RNG • Landfill Gas (LFG)-to-RNG • Wastewater Treatment Biogas (WWTPB)-to-RNG

Clean Transportation	Transportation fleet decarbonization and optimization[4]

Terrestrial and aquatic biodiversity	Ecological restoration projects designed for wetland protection and protected species habitat creation and restoration

Sustainable water and wastewater management	Ecological restoration projects designed to improve water quality, mitigate pollution runoff into downstream waterways, improve the ecology of freshwater streams and improve flood control infrastructure

Process for Project Evaluation and Selection

Our investment team, which is responsible for evaluating all investments, works with our Sustainability and Impact team to assess whether specific projects meet the established eligibility criteria to qualify as Eligible Green Projects. This group is responsible for verifying the suitability, eligibility, and categorization of such projects in collaboration with internal experts and stakeholders. Our Investment Committee, comprised of representatives of our Leadership Team, is responsible for issuing formal approval for each investment.

Our investment process is guided by our Sustainability Investment Policy, which mandates the quantification of potential environmental impacts as one of the initial steps in our investment screen. To meet our sustainability investment threshold, a proposed investment must either reduce or be neutral on carbon emissions, or have some other tangible environmental benefit such as reducing water consumption. We calculate avoided carbon emissions efficiency using CarbonCount® and quantifiable water use reduction benefits using WaterCount. We also consider other environmental benefits, such as climate resilience and biodiversity protection and enhancement.

As part of the project evaluation and selection process, we collaborate with partner law firms to identify, mitigate, and manage perceived environmental and social risks through diligence of project partners, project siting, environmental impact assessments, location permitting, and community engagement.

Management of Proceeds of the Notes

Cash equal to the net proceeds from this offering in our general account will be earmarked for allocation to Eligible Green Projects in accordance with the Green Bond Framework. Allocation of proceeds is done on a specific identification basis, with deals being identified as they are funded after the closing of this offering. Unallocated proceeds will be tracked and may be temporarily used to repay certain indebtedness and/or held in cash or cash equivalents in accordance with our policies until they are allocated.

As long as the Notes remain outstanding, our internal records will show the allocation of such proceeds from this offering to Eligible Green Projects. We intend to allocate the proceeds from this offering within two years following this offering.

Prior to the full investment of an amount equal to such net proceeds, we intend to invest an amount equal to such net proceeds in interest-bearing accounts and short-term, interest-bearing securities and/or may be temporarily used to repay certain indebtedness.

Payment of principal of and interest on the Notes will be made from our general funds and will not be directly linked to the performance of any Eligible Green Projects.

Allocation and Impact Reporting

During the term of the Notes, until such time as cash equal to the net proceeds of this offering have been fully allocated to Eligible Green Projects, we will publish annual updates on our website and thereafter as necessary in case of material developments, detailing, at a minimum, the allocation of such net proceeds from this offering to specific Eligible Green Projects along with the associated CarbonCount®.

Project impacts are reported on an anonymized project level in our annual Sustainability & Impact Report using CarbonCount®. While baseline emissions are included in the CarbonCount® calculation, such baseline emissions may not be publicly reported for each project.

Where feasible, annual reporting will also include qualitative and quantitative impact indicators. Examples of impact indicators that may be included are below:

Eligible Categories	Impact Reporting Metrics
Renewable Energy Energy Efficiency Pollution Prevention and Control Clean Transportation	• CarbonCount® (metric tons of CO2e avoided annually per $1,000 invested) • Avoided Emissions (metric tons of CO2e avoided annually) • Renewable or Avoided Generation (MWh)

Terrestrial and aquatic biodiversity	• Qualitative summary of biodiversity benefits

Sustainable water and wastewater management	• WaterCountTM (thousand gallons of avoided water consumption per $1,000 invested)

We also intend to report on the geography, market, and technology of projects that receive allocation.

External Review

Second-Party Opinion: We have obtained a Second-Party Opinion on our Green Bond Framework to ensure its alignment with the 2021 Green Bond Principles. Our commitment to best practices mandates that we review our Green Bond Framework periodically to align with the most up-to-date versions of the Green Bond Principles. Such periodic reviews may lead to necessary updates or amendments to the Green Bond Framework. In the event of a substantial amendment to the Green Bond Framework, we will seek an updated Second-Party Opinion. Neither the Green Bond Framework, the Second-Party Opinion nor the information contained on such Second-Party’s website is and should be deemed a part of this prospectus supplement or any other document incorporated by reference herein.

Third-Party Assurance: Annually, we plan to engage a qualified independent third-party to assure the allocation of net green financing proceeds to Eligible Investments, following the Eligibility Criteria specified in the Green Bond Framework, with the assurance statement published alongside our annual Sustainability & Impact Report. These updates will include a management assertion that an amount equal to the net proceeds from this offering was allocated to qualifying Eligible Green Projects, and a report from an independent accountant about their examination of management’s assertion following attestation standards established by the American Institute of Certified Public Accountants. Please note that the information and materials found on our website, except for our SEC filings expressly described under “Where you can find more information” in this prospectus supplement, are not part of this prospectus supplement and are not incorporated by reference herein.

[1]

Standalone storage projects that are connected to the electric grid will charge and discharge in systems that are not always 100% renewable electricity. There are still tangible long term climate benefits attributable to these projects: (1) renewables are an intermittent resource, so increased penetration of storage assets improves the reliability of the grid and allows for (a) more deployment of low-cost renewables and (b) more retirements of thermal (higher emissions) assets and (2) standalone storage projects can charge during hours of the day when renewables are the marginal unit, and discharge later when a fossil-fuel generator is on the margin, creating calculable emissions benefits by replacing dirtier electricity with energy from cleaner sources. Note we are also a member of the Energy Storage Solutions Consortium (ESSC), which is seeking to develop an independently verified methodology for quantifying the carbon benefits of storage projects.

[2]

BTM storage projects that are connected directly to renewable generating assets charge on clean energy and, when discharged, replace energy from the grid that would likely have a higher emissions rate.

[3]

To be considered eligible projects, RNG projects are required to uphold certain emissions thresholds. Such thresholds maintain that (1) the RNG must be derived from renewable feedstocks, such as biogas from landfills, wastewater treatment plants, biomass, or agricultural or animal waste. The feedstock must be considered renewable and not from fossil-based sources; (2) RNG projects must comply with all relevant environmental regulations and permitting requirements: this includes obtaining any necessary permits for the collection, processing, and distribution of RNG; (3) RNG projects may need to undergo certification by an accredited third-party auditor to verify that they meet the necessary emissions thresholds and environmental criteria; and (4) RNG projects must maintain detailed records and documentation of feedstock sourcing, emissions calculations, and other relevant information. The generated fuel is primarily used in the transportation market although use cases are expanding to other fuel uses.

[4]	Sustainable transportation comprises modernization of vehicle fleets through software and the eventual electrification of entire fleets.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of September 30, 2025: (1) on a historical basis and (2) on an as adjusted basis giving effect to issuance and sale of the Notes in this offering and reflecting the use of the net proceeds to (i) temporarily repay a portion of the outstanding borrowings under our Unsecured Credit Facility or (ii) temporarily repay a portion of the outstanding borrowings under our Commercial Paper Programs and (iii) reflect offering costs of approximately $     million (see “Use of Proceeds”).

	As of September 30, 2025
	Historical	As adjusted
Cash and cash equivalents	$301,824

Liabilities:
Credit facilities	161,196
Commercial paper notes	670,484
Term loans payable	391,733
Non-recourse debt (secured by assets of $308 million)	123,365
Convertible/exchangeable notes	399,211
Other liabilities	329,083
Senior unsecured notes	3,443,024
Notes offered hereby	—		(1)

Total Liabilities	$5,518,095

Stockholders’ equity:
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized and no shares issued and outstanding, historical and as adjusted	—
Common stock, par value $0.01 per share, 450,000,000 shares authorized; 126,073,482 issued and outstanding, historical and as adjusted	1,261
Additional paid-in capital	2,794,548
Retained earnings (deficit)	(215,500)
Accumulated other comprehensive income (loss)	24,677
Non-controlling interest(2)	80,885
Total stockholders’ equity	$2,685,871

Total capitalization	$8,203,966

(1)	This reflects $ million of fees and expenses for this offering.
(2)

As of September 30, 2025, we owned over 99% of the limited partnership units (“OP units”) of the Operating Partnership and less than 1% of the OP units were owned by other limited partners. The outstanding OP units held by limited partners are redeemable for cash, or at our option, for a like number of shares of the common stock. Excludes 1,437,909 OP units issuable upon vesting and conversion of limited partner profit interest units in the Operating Partnership.

DESCRIPTION OF THE NOTES

We have summarized selected provisions of the Notes below. HA Sustainable Infrastructure Capital, Inc. will issue the Notes (as defined below) under a debt securities indenture (the “Base Indenture”) dated as of June 24, 2025 among the Issuer, the Guarantors and U.S. Bank Trust Company, National Association, a national banking association, as trustee (the “trustee”), as supplemented by an officer’s certificate to be dated the issue date of the Notes (the “Officer’s Certificate”, and together with the Base Indenture, the “Indenture”). We urge you to read that description for other provisions that may be important to you. The following summary supplements that description and, to the extent it is inconsistent, replaces that description. Certain other terms used herein have the meanings set forth in “—Certain Definitions.” This prospectus supplement contains descriptions of certain terms of the Notes and the Indenture but does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the “TIA”), and to all of the provisions of the Indenture governing the Notes, including the definitions of specified terms used in the Indenture. In addition to reading this description of the Notes, you should also read the Indenture under which the Notes are to be issued because it, and not this description, will define your rights as a holder of the Notes.

General

HA Sustainable Infrastructure Capital, Inc. (the “Issuer,” and together with the Guarantors (as defined below), the “Credit Parties” and each a “Credit Party”) is offering $     aggregate principal amount of its % Green Junior Subordinated Notes due 20  (the “Notes”). The Notes will initially be fully and unconditionally guaranteed on a joint and several subordinated basis by Hannon Armstrong Sustainable Infrastructure, L.P. (the “Operating Partnership”), Hannon Armstrong Capital, LLC (“HAC”), HAC Holdings I LLC (“HAC Holdings I”), HAC Holdings II LLC (“HAC Holdings II”), HAT Holdings I LLC (“HAT I”) and HAT Holdings II LLC (“HAT II”) (collectively, the “Guarantors”). None of the subsidiaries of the Issuer, other than the Guarantors, will guarantee the Notes. The Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms of the Notes are stated in the Indenture. The Indenture will not limit the amount of other debt that the Issuer or any Guarantor may incur. The Issuer may, from time to time, without the consent of the holders of the Notes, issue other debt securities under the Indenture in addition to the Notes. The terms and conditions of those debt securities will be set forth in those debt securities and the supplemental indenture pursuant to which those debt securities are issued.

The Notes will be limited initially to $    in aggregate principal amount. The Issuer may, however, “reopen” the Notes and issue an unlimited principal amount of additional notes in the future without the consent of the holders and any such additional notes shall form a single series under the Indenture with the Notes offered by this prospectus supplement; provided, however, that if the additional notes are not fungible with the Notes offered hereby for U.S. federal income tax purposes, those additional notes will have a different CUSIP, ISIN, or other identifying number so that they are distinguishable from the Notes offered hereby. Any such additional notes shall have the same form and terms as the Notes offered by this prospectus supplement (other than the offering price, the date of issuance and, under certain circumstances, the date from which interest thereon shall begin to accrue and the first interest payment date, and except that the provisions of the Notes specifying the rate of interest thereon to but excluding the First Reset Date (as defined below), as applicable, shall not be applicable to any such additional notes whose date of original issuance is on or after such applicable date). As used here, references to “Notes” shall include any additional notes issued pursuant to such a reopening. The Notes will mature on    , 20    .

Amounts due on the stated maturity date or any earlier redemption or repurchase date of the Notes will be payable at the Place of Payment. The Issuer will make payments of principal, premium, if any, redemption or repurchase price and interest in respect of the Notes in book-entry form to The Depository Trust Company (“DTC”) in immediately available funds, while disbursement of such payments to owners of beneficial interests in such Notes in book-entry form will be made in accordance with the procedures of DTC and its participants in effect from time to time. If any of the Notes are no longer represented by a global security, payment of interest on the Notes may, at our option, be made by check mailed directly to holders at their registered addresses or by wire transfer to such holders in accordance with the wire instructions for such holders as set forth in the registrar.

The trustee will initially act as paying agent for payments with respect to the Notes. The Issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the Issuer will be required to maintain a paying agent in each place of payment for the Notes. All moneys paid by the Issuer to a paying agent for the payment of principal, interest, premium, if any, or the redemption or repurchase price on Notes which remain unclaimed at the end of two years after such principal, interest, premium, if any, or redemption or repurchase price has become due and payable will be repaid to the Issuer upon request, and the holder of such Notes thereafter may, as an unsecured general creditor, look only to the Issuer for payment thereof, and any liability of the trustee or such paying agent with respect to such trust money, and any liability of the Issuer as trustee thereof, shall cease.

If any interest payment date, redemption date or the maturity date of the Notes is not a Business Day in the City of New York, then payment of the principal, premium, if any, and interest may be made on the next Business Day at that Place of Payment. In that case, no interest will accrue on the amount payable for the period from and after the applicable interest payment date, redemption date or maturity date, as the case may be.

Neither the Issuer nor the trustee will impose any service charge for any transfer or exchange of a Note. However, the Issuer and/or the trustee may require you to pay any taxes or other governmental charges in connection with a transfer or exchange of Notes.

The Trustee will not have any responsibility to calculate, determine or verify the interest rate, nor will it be liable to the Issuer, the holders or any party for any calculation thereof.

Guarantees

The obligations of the Issuer pursuant to the Notes and the Indenture, including any redemption obligation resulting from a Change of Control Event (as defined below), will be fully and unconditionally guaranteed (the “Guarantees”), jointly and severally, on a subordinated basis, by each of the Guarantors. None of the subsidiaries of the Issuer, other than the Guarantors, will guarantee or have any obligation in respect of the Notes. The Issuer and the Guarantors depend upon funds from their respective subsidiaries to meet their obligations in respect of the Notes or the Guarantees, as applicable.

Each Guarantee will be a general unsecured obligation of the relevant Guarantor and will be limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. By virtue of this limitation, a Guarantor’s obligation under its Guarantee could be significantly less than amounts payable with respect to the Notes, or a Guarantor may have effectively no obligation under its Guarantee.

See “Risk Factors—Risks related to the Notes and to this offering—Federal and state laws may permit courts, under specific circumstances, to void the Notes and/or any Guarantees as a fraudulent transfer or conveyance, subordinate claims in respect of the Notes and/or any Guarantees and require you to return payments received. If that occurs, you may not receive any payments on the Notes or any Guarantees” and “Risk Factors—Risks related to the Notes and to this offering—A Guarantor’s liability under its Guarantee of the Notes may be reduced to zero, voided or released under certain circumstances, and you may not receive any payments from some or all of the Guarantors.”

The Guarantee of a Guarantor will terminate:

•

if such Guarantor ceases or substantially contemporaneously ceases to (i) guarantee any Corporate Indebtedness (as defined herein) (other than the Notes offered hereby) and (ii) have any outstanding Corporate Indebtedness issued by such Guarantor;

•

if such Guarantor is sold or disposed of (whether by stock sale, merger, consolidation or the sale of all or substantially all of its assets) to an entity that is not required to become a Guarantor, if such sale or disposition is otherwise in compliance with the Indenture, including the covenant described in “—Consolidation, Merger, Sale of Assets and Other Transactions;”

•

if such Guarantor is dissolved or liquidated and such dissolution or liquidation is not an Event of Default (excluding an Event of Default under the last bullet point of the first paragraph under “– Events of Default” below);

•	upon the merger of such Guarantor into, or the consolidation of such Guarantor with, (a) a subsidiary of the Issuer that is not a Guarantor or (b) the Issuer or another Guarantor;

•	if the Issuer effects a defeasance or discharge of the Notes, as provided in “—Defeasance and Discharge;” or

•	upon full and final payment of the Notes.

“Corporate Indebtedness” means Indebtedness of the type described in clauses (i)(a) or (i)(b) of the definition of Indebtedness other than Indebtedness secured by a pledge, mortgage, lien or other encumbrance that is not restricted or that is otherwise permitted by the “Limitation of Liens” covenant under the Base Indenture.

Ranking; Subordination

The Notes will be subordinate and junior in right of payment, to the extent set forth in the Indenture, to all Senior Debt of the Issuer. The Notes will rank effectively junior to the Issuer’s secured debt, to the extent of the value of the collateral securing such secured debt, and to all debt and other liabilities of the Issuer’s subsidiaries from time to time outstanding (other than any pari passu debt and other liabilities of the Guarantors).

The Guarantees will be subordinate and junior in right of payment, to the extent set forth in the Indenture, to all Senior Debt of the Guarantors. The Guarantees will rank effectively junior to the Guarantors’ secured debt, to the extent of the value of the collateral securing such secured debt, and to all debt and other liabilities of the Guarantors’ subsidiaries (other than any subsidiaries that are Guarantors of the Notes) from time to time outstanding. The Notes and the Guarantees will rank senior to all of the equity securities of the Credit Parties.

The Notes will be guaranteed solely by the Guarantors on a subordinated basis. None of the Issuer’s other current or future subsidiaries will be required to guarantee the Notes in the future.

As of September 30, 2025, the Credit Parties had approximately $5.2 billion of total consolidated indebtedness, all of which will be senior to the Notes and the Guarantees. Of that $5.2 billion of total consolidated indebtedness, (i) approximately $4.9 billion was indebtedness of either the Issuer, guaranteed by the Operating Partnership, HAC, HAC Holdings I, HAC Holdings II, HAT I and HAT II, or HAT I and HAT II as co-obligors, guaranteed by the Issuer, the Operating Partnership, HAC, HAC Holdings I and HAC Holdings II, (ii) approximately $156.8 million was indebtedness of the non-Guarantor subsidiaries guaranteed (for purposes of GAAP) by the Issuer and any Guarantor, and (iii) approximately $280.2 million was secured indebtedness solely (for purposes of GAAP) of the non-Guarantor subsidiaries.

As of September 30, 2025, the Credit Parties had $234.9 million of outstanding debt under the Unsecured Term Loan Facility, $160.0 million outstanding borrowings under our Unsecured Credit Facility and $156.8 million of outstanding debt under the Secured Term Loan Facility. As of September 30, 2025, our

borrowings under the Secured Term Loan Facility were secured by $413.9 million of assets. As of September 30, 2025, the Credit Parties had $95.0 million outstanding debt under the Credit-Enhanced Commercial Paper Program and $577.0 million of outstanding debt the Standalone Commercial Paper Program. To enhance the credit of the notes under the Standalone Commercial Paper Program, the Credit Parties reserve availability under the Unsecured Credit Facility for the amount of any outstanding notes under the Standalone Commercial Paper Program.

As of September 30, 2025, $804.0 billion of debt was available for borrowing under the Unsecured Credit Facility, net of reserves for debt outstanding under the Standalone Commercial Paper Program and $30.0 million of debt was available for borrowing under the Credit-Enhanced Commercial Paper Program. For additional information, see “Use of proceeds” and “Capitalization.”

If any of the Credit Parties default in the payment of any principal of, premium (if any) or interest on any of its Senior Debt when the same becomes due and payable (whether at maturity or at a date fixed for prepayment or by acceleration of maturity or otherwise (but subject to any applicable grace periods)), then, unless and until such payment default has been cured or waived or otherwise has ceased to exist or such Senior Debt has been discharged or paid in full, no payment may be made by such Credit Party, as the case may be:

•	on account of the principal of or premium (if any) with respect to, or interest or any other amount due on, the Notes or the Guarantees;

•	to acquire any of the Notes (including any repurchases of the Notes pursuant to the provisions thereof at the option of the holder thereof) for cash or property; or

•	on account of any redemption provisions of the Notes.

Holders of all Senior Debt of the Credit Parties will be entitled to receive payment in full before holders of the Notes are entitled to receive any payment of principal, premium (if any) or interest with respect to the Notes and the Guarantees upon the circumstances described in the immediately preceding sentence and upon:

•	any distribution of assets of any Credit Party;

•	any liquidation or reorganization of a Credit Party, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or similar proceeding; or

•	upon assignment by a Credit Party for the benefit of creditors.

After all Senior Debt of a Credit Party is paid in full and until the Notes are paid in full, holders of the Notes shall be subrogated to the rights of holders of such Senior Debt to receive any further payments applicable to such Senior Debt.

Senior Debt will be entitled to the subordination provisions in the Indenture irrespective of the amendment, modification or waiver of any term of the Senior Debt. The Issuer may not amend the Indenture or the Notes to change the ranking of any outstanding Senior Debt without the consent of each holder of Senior Debt that the amendment would adversely affect.

There are no terms in the Indenture or the Notes that limit the ability of any Credit Party or any of their respective subsidiaries to incur additional Indebtedness, including additional Senior Debt. The Credit Parties and their respective subsidiaries expect to incur additional Indebtedness from time to time that will be senior to the Notes.

Substantially all of the business of the Credit Parties is conducted through their subsidiaries, which are separate and distinct legal entities that (except for the Credit Parties themselves) have no contractual or other obligations to make payments due on the Notes or to provide funds for that purpose. Therefore, the ability of the Credit Parties to make payments due on the Notes and to meet their other cash needs is dependent on the earnings of, and the distribution of funds (whether by dividend, distribution, loan or otherwise) to them by, subsidiaries that are not Credit Parties. The availability of funds from such subsidiaries will depend upon, among other things, their operating results, financial condition and legal or contractual restrictions on their ability to pay dividends and distributions or make loans. The Issuer cannot assure you that such subsidiaries will have sufficient funds, or that agreements governing the existing and future indebtedness of such subsidiaries will not restrict or prevent such subsidiaries from providing the Credit Parties with sufficient funds, to make payments on the Notes when due and to meet their other cash needs, and the Indenture does not restrict such subsidiaries from entering into such restrictive agreements. Furthermore, Credit Parties guarantee many of the obligations of our subsidiaries, and Credit Parties may guarantee obligations of our subsidiaries in the future. Such guarantees may require the Credit Parties as described above to provide substantial funds or assets to our subsidiaries or their creditors at a time when the Credit Parties need liquidity to fund their own obligations, such as the Notes. In addition, the Notes are effectively subordinated in right of payment to all existing and future indebtedness, guarantees and other liabilities (including trade payables) and preferred equity of our subsidiaries (other than the Credit Parties). See “Risk Factors—Risks related to the Notes and to this offering— The Notes and the Guarantees will be subordinated and junior in right of payment to all senior indebtedness of the Issuer and Guarantors and effectively subordinated in right of payment to the indebtedness, guarantees and other liabilities (including trade payables) and preferred equity of our subsidiaries that do not guarantee the Notes” and “ Risk Factors—Risks related to the Notes and to this offering—Our ability to repay our debt, including the Notes, depends on the performance of our subsidiaries and their ability to make distributions to us.”

Interest

Subject to the Issuer’s right to defer interest payments as described under “—Option to Defer Interest Payments” below, the Issuer will pay interest semi-annually in arrears on     and    of each year, beginning    , 2026, to the record holders of the Notes at the close of business on the immediately preceding     or    , as applicable, whether or not a Business Day.

Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

The Notes will bear interest (i) from and including    , 2025 (the expected original issuance date) to, but excluding    , 2031 (the “First Reset Date”) at the rate of    % per year and (ii) from and including the First Reset Date, during each Reset Period (as defined below), at a rate per year equal to the Five-year U.S. Treasury Rate (as defined below) as of the most recent Reset Interest Determination Date (as defined below) plus a spread of     %, to be reset on each Reset Date; provided, that the interest rate during any Reset Period will not reset below     % (which equals the initial interest rate on the Notes).

The applicable interest rate for each Reset Period will be determined by the calculation agent (as defined below), as of the applicable Reset Interest Determination Date, in accordance with the following provisions:

“Five-year U.S. Treasury Rate” means, as of any Reset Interest Determination Date, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the arithmetic mean of the yields to maturity for U.S. Treasury securities adjusted to constant maturity with a maturity of five years from the next Reset Date and trading in the public securities markets, for the five consecutive Business Days immediately prior to the respective Reset Interest Determination Date as published under the heading “Treasury Constant Maturities” in the most recent H.15 as of 5:00 p.m. (Eastern Time), or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the arithmetic mean of the yields to maturity for each of the two series of U.S. Treasury securities adjusted to constant maturity trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Interest Determination Date, and (B) the other maturing as close as possible to, but later than, the Reset Date following the next succeeding Reset Interest Determination Date, in each case for the five consecutive

Business Days immediately prior to the Reset Interest Determination Date as published under the heading “Treasury Constant Maturities” in the most recent H.15 as of 5:00 p.m. (Eastern Time). If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clause (i) or (ii) above, then the Five-year U.S. Treasury Rate will be the same rate determined for the prior Reset Interest Determination Date or, if the Five-year U.S. Treasury Rate cannot be so determined as of the Reset Interest Determination Date preceding the First Reset Date, then the interest rate applicable for the Reset Period beginning on and including the First Reset Date will be deemed to be    % per year for the Notes, which is the same interest rate as in effect from and including the original issue date to, but excluding, the First Reset Date.

“H.15” means the statistical release designated as such, or any successor publication, published by the Board of Governors of the U.S. Federal Reserve System (or any successor thereto).

The “most recent H.15” means the H.15 published closest in time but prior to the close of business on the second Business Day prior to the applicable Reset Date.

“Reset Interest Determination Date” means, in respect of any Reset Period, the day falling two Business Days prior to the first day of such Reset Period.

“Reset Period” means the period from and including the First Reset Date to, but excluding, the next following Reset Date, and thereafter each period from and including a Reset Date to, but excluding, the next following Reset Date.

“Reset Date” means the First Reset Date and    of every fifth year after 2031.

The term “calculation agent” means, at any time, the entity appointed by us and serving as such agent with respect to the Notes at such time. Unless the Issuer has validly called all of the outstanding Notes for redemption on a redemption date occurring prior to the First Reset Date, the Issuer will appoint a calculation agent for the Notes prior to the Reset Interest Determination Date immediately preceding the First Reset Date; provided that, if the Issuer has called all of the outstanding Notes for redemption on a redemption date occurring prior to the First Reset Date, as applicable, but the Issuer does not redeem all of the outstanding Notes on such redemption date, the Issuer will appoint a calculation agent for the Notes as promptly as practicable after such proposed redemption date. The Issuer may terminate any such appointment and may appoint a successor calculation agent at any time and from time to time (so long as there will always be a calculation agent in respect of the Notes when so required). The Issuer may appoint the Issuer or one of its affiliates as calculation agent.

As provided above, the applicable interest rate for each Reset Period will be determined by the calculation agent as of the applicable Reset Interest Determination Date. Promptly upon such determination, the calculation agent will notify the Issuer of the interest rate for the Reset Period and the Issuer will promptly notify, or cause the calculation agent to promptly notify, the trustee and each paying agent in writing of such interest rate. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any Reset Period beginning on or after the First Reset Date will be on file at the Issuer’s principal offices, will be made available to any holder or beneficial owner of notes upon request and will be final and binding in the absence of manifest error.

Option to Defer Interest Payments

So long as there is no event of default with respect to the Notes under the Indenture, at the Issuer’s option, the Issuer may, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on the Notes for a period of up to 10 consecutive years (each period, commencing on the date that the first such interest payment would otherwise have been made, an “Optional Deferral Period”). In other words, the Issuer may declare at its discretion up to a 10-year interest payment moratorium on the Notes and may choose to do that on more than one occasion. A deferral of interest payments may not end on a date other than an interest payment date and may not extend beyond the maturity date of the Notes, and the Issuer may not begin a new Optional Deferral Period and may not pay current interest on the Notes until the Issuer has paid all accrued interest on the Notes from the previous Optional Deferral Period.

Any deferred interest on the Notes will accrue additional interest at a rate equal to the interest rate then applicable to the Notes to the extent permitted by applicable law. Once the Issuer pays all deferred interest payments on the Notes, including any additional interest accrued on the deferred interest, the Issuer can again defer interest payments on the Notes as described above, but not beyond the maturity date of the Notes.

The Issuer will give the trustee written notice of the Issuer’s election to begin an Optional Deferral Period at least one Business Day before the record date for the next interest payment date which shall contain an instruction for the trustee to forward such notice to the holders of the Notes. However, the Issuer’s failure to pay interest on any interest payment date will itself constitute the commencement of an Optional Deferral Period with respect to the Notes unless the Issuer pays such interest within five Business Days after the interest payment date, whether or not the Issuer provides a notice of deferral.

Certain Limitations During an Optional Deferral Period

During an Optional Deferral Period, the Credit Parties will not do any of the following:

(i)	declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any capital stock of the Issuer;

(ii)

pay any principal of, or interest or premium, if any, on or repay, repurchase or redeem any debt securities of any Credit Party that rank equally with, or junior to, the Notes in right of payment (including subordinated debt securities of any other series issued under the Base Indenture); or

(iii)	make any payments with respect to any guarantee by any Credit Party of indebtedness if the guarantee ranks equally with or junior to the Notes in right of payment.

However, the foregoing restrictions will not apply to:

(a)

purchases, redemptions or other acquisitions of capital stock of the Issuer in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase or dividend reinvestment plan, or the satisfaction of obligations or the Issuer pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring the Issuer to purchase, redeem or acquire its capital stock;

(b)

any payment, repayment, redemption, purchase, acquisition or declaration of dividend described in clause (i) above as a result of a reclassification of the capital stock of the Issuer, or the exchange or conversion of all or a portion of one class or series of the Issuer’s capital stock for another class or series of the Issuer’s capital stock;

(c)

the purchase of fractional interests in shares of capital stock of the Issuer pursuant to the conversion or exchange provisions of the capital stock of the Issuer or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred or in connection with any split, reclassification or similar transaction;

(d)

dividends or distributions paid or made in capital stock of the Issuer (or rights to acquire capital stock of the Issuer), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of capital stock of the Issuer) and distributions in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred;

(e)

redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date that the payment of interest is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

(f)

payments on the Notes, any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case that rank equal in right of payment to the Notes, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full;

(g)

any payment of deferred interest or principal on, or repayment, redemption or repurchase of, parity securities that, if not made, would cause the applicable Credit Party to breach the terms of the instrument governing such parity securities;

(h)	any regularly scheduled dividend or distribution payments declared prior to the date that the applicable Optional Deferral Period commences; or

(i)	for the avoidance of doubt, the conversion of shares of convertible capital stock of the Issuer, if any, in accordance with the terms of such convertible capital stock.

Events of Default

The following shall constitute “Events of Default” under the Indenture with respect to the Notes:

•

the Issuer’s failure to pay any interest on the Notes when due and payable, for 30 days (subject to our right to optionally defer interest payments as described above under “—Option to Defer Interest Payments”);

•	the Issuer’s failure to pay principal (or premium, if any) on any Notes when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise;

•

any Credit Party’s failure to observe or perform any other covenants or agreements with respect to the Notes for 90 days after the Issuer receives written notice of such failure from the trustee or 90 days after the Issuer and the trustee receive written notice of such failure from the holders of at least 25% in aggregate principal amount of the outstanding Notes;

•	certain events of bankruptcy, insolvency or reorganization of the Issuer or of any Significant Subsidiary of the Issuer; and

•

a Guarantee of any Guarantor ceases to be in full force and effect or is declared to be null and void and unenforceable or such Guarantee is found to be invalid and such default continues for 30 days or a Guarantor denies its liability under its Guarantee (other than by reason of release of such Guarantor in accordance with the terms of the Indenture).

If an Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and all accrued and unpaid interest on the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the Notes will become immediately due and payable without any action on the part of the trustee or any holder. The holders of a majority in principal amount of the outstanding Notes may in some cases rescind this accelerated payment requirement.

Notwithstanding the above, upon the occurrence of an Event of Default under the third bullet above, neither the trustee nor holders of the Notes will be entitled to declare payment on the principal amount of the Notes and any accrued interest thereon immediately due and payable. However, they may exercise other rights and remedies available under the Indenture upon the occurrence of an Event of Default.

Agreement by Holders to Certain Tax Treatment

Each holder of the Notes will, by accepting the Notes or a beneficial interest therein, be deemed to have agreed that the holder intends that the Notes constitute debt and will treat the Notes as debt for United States federal, state and local tax purposes.

No Sinking Fund

The Notes will not be entitled to the benefit of any sinking fund.

No Listing

No application is being or is intended to be made for the listing or trading of the Notes on any securities exchange or trading facility or to include such Notes in any automated quotation system.

Consolidation, Merger, Sale of Assets and Other Transactions

None of the Credit Parties shall be party to a Substantially All Merger (as defined below) or participate in a Substantially All Sale (as defined below), other than sales, assignments, transfers, losses, conveyances or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments (in each case, as defined below) or other securities or assets in each case, in the ordinary course of business, unless:

•

the Credit Party is the surviving Person, or the Person formed by or surviving such Substantially All Merger or to which such Substantially All Sale has been made (the “Successor Party”) is an entity organized and validly existing under the laws of the United States or any state thereof or the District of Columbia, and has expressly assumed by supplemental indenture all of the obligations of such Credit Party under the Indenture;

•	immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing; and

•

the Issuer delivers to the trustee an officer’s certificate and an opinion of counsel, each stating that such transaction and any supplemental indenture comply with the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

For as long as any Notes remain outstanding, each of the Credit Parties must be organized under the laws of the United States or any state thereof or the District of Columbia.

“Credit Group” means the Credit Parties and the Credit Parties’ direct and indirect subsidiaries (to the extent of their economic ownership interest in such subsidiaries) taken as a whole.

“Substantially All Merger” means a merger or consolidation of one or more Credit Parties with or into another Person that would, in one or a series of related transactions, result in the transfer or other disposition, directly or indirectly, of all or substantially all of the combined assets of the Credit Group, taken as a whole, to a Person that is not within the Credit Group immediately prior to such transaction.

“Substantially All Sale” means a sale, assignment, transfer, lease or conveyance to any other Person in one or a series of related transactions, directly or indirectly, of all or substantially all of the combined assets of the Credit Group, taken as a whole, to a Person that is not within the Credit Group immediately prior to such transaction.

Any Person that becomes a Successor Party pursuant to this covenant will be substituted for the applicable Credit Party in the Indenture, with the same effect as if it had been an original party to the Indenture. As a result, the Successor Party may exercise the rights and powers of the applicable Credit Party under the Indenture, and, except in the case of a lease, the prior Credit Party will be released from all of its liabilities and obligations under the Indenture and under the Notes and Guarantees.

Any substitution of a Successor Party for the applicable Credit Party might be deemed for U.S. federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.

Reports to Holders

The Issuer shall file (1) with the trustee copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Securities and Exchange Commission (the “SEC”) may by rules and regulations prescribe) which the Issuer is required to file with the SEC pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); or, if the Issuer is not required to file information, documents, or reports pursuant to either of such sections, then to file with the trustee and the SEC, in accordance with rules and regulations prescribed by the SEC, such of the supplementary and periodic information, documents, and reports which may be required pursuant to section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations, and (2) with the trustee and the SEC, in accordance with rules and regulations prescribed by the SEC, such additional information, documents, and reports with respect to compliance by such obligor with the conditions and covenants provided for in the Indenture, as may be required by such rules and regulations.

Anything in the Indenture to the contrary notwithstanding, the Issuer shall be deemed to have satisfied its obligation to mail, transmit or otherwise furnish any information pursuant to the immediately preceding paragraph of this “—Reports to Holders” section by (a) filing or furnishing such information (or another document containing the information) with the SEC for public availability or (b) posting such information (or another document containing the information) on a website (which may be a password protected website) hosted by the Issuer or by a third party.

Redemption

The Notes may be redeemed before maturity as described below.

Optional Redemption

The Issuer may redeem the Notes in whole or in part on one or more occasions at a price equal to 100% of the principal amount being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (i) on any day in the period commencing on the date falling 90 days prior to the First Reset Date and ending on and including the First Reset Date and (ii) after the First Reset Date, on any interest payment date.

Right to Redeem at Tax Event

The Notes are redeemable, in whole, but not in part, at 100% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the redemption date, at any time following the occurrence and during the continuance of a Tax Event.

“Tax Event” means the receipt by us of an opinion of counsel experienced in such tax matters to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in the laws or treaties of the United States or any political subdivisions or taxing authorities, or any regulations under such laws or treaties, (b) any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to issue or adopt any such administrative pronouncement, ruling, regulatory procedure or regulation), (c) any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the theretofore generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, irrespective of the time or manner in which such amendment, clarification or change is introduced or made known, or (d) threatened challenge asserted in writing in connection with an audit of the Issuer or any of its subsidiaries, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, which amendment, clarification, or change is effective, or which administrative action is taken or which judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly-known, in each case after the date of this prospectus supplement, there is more than an insubstantial risk that interest payable by us on the Notes is not deductible, or within 90 days would not be deductible, in whole or in part, by us for United States federal income tax purposes.

Right to Redeem at Rating Agency Event

The Notes are redeemable in whole, but not in part, at 102% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the redemption date, at any time following the occurrence and during the continuance of a Rating Agency Event with respect to the Notes.

“Rating Agency Event” means, as of any date, a change, clarification or amendment in the methodology published by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (or any successor provision thereto), that then publishes a rating for any Credit Party (together with any successor thereto, a “rating agency”) in assigning equity credit to securities such as the Notes, (a) as such methodology was in effect on the date of this prospectus supplement, in the case of any rating agency that published a rating for such Credit Party as of the date of this prospectus supplement, or (b) as such methodology was in effect on the date such rating agency first published a rating for such Credit Party, in the case of any rating agency that first publishes a rating for such Credit Party after the date of this prospectus supplement (in the case of either clause (a) or (b), the “current methodology”), that results in (i) any shortening of the length of time for which a particular level of equity credit pertaining to the Notes by such rating agency would have been in effect had the current methodology not been changed or (ii) a lower equity credit (including up to a lesser amount) being assigned by such rating agency to the Notes as of the date of such change, clarification or amendment than the equity credit that would have been assigned to such Notes by such rating agency had the current methodology not been changed.

Redemption Upon a Change of Control Event

Following the occurrence of a Change of Control Event (as defined below) in respect of the Notes, the Issuer may redeem (a “Change of Control Redemption”) the Notes, in whole but not in part, at the Issuer’s option at a redemption price equal to 101% of their principal amount plus any accrued and unpaid interest thereon to, but excluding the date of redemption (“Change of Control Event Redemption Date”). Unless the Issuer has previously or concurrently given a redemption notice to holders of all outstanding Notes pursuant to “—Optional Redemption,” “—Redemption Upon a Tax Event” or “—Redemption Upon a Rating Agency Event,” within 30 days following any Change of Control Event in respect of the Notes or, at the Issuer’s option, prior to any Change of Control Event, but after the public announcement of the related Change of Control, the Issuer will send a notice to each holder of the Notes describing the transaction or transactions that constitute or may constitute the Change of Control Event and either the Issuer’s election not to redeem the Notes or the Change of Control Event Redemption Date (which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent), together with such other matters as may be advisable in the Issuer’s discretion or required by the Indenture. The notice shall, if sent prior to the occurrence of the Change of Control Event, state that the Change of Control Redemption is conditioned on the Change of Control Event occurring on or prior to the redemption date specified in the notice. If no Change of Control Redemption is made by the Issuer within the time periods specified in this paragraph following a Change of Control Event with respect to the Notes and the Issuer has not otherwise given a redemption notice to holders of all outstanding Notes pursuant to “—Optional Redemption,” “—Redemption Upon a Tax Event” or “—Redemption Upon a Rating Agency Event,” the per annum rate of interest payable on the Notes will be increased by an additional 5.0 percentage points from and including the date on which the applicable notice of a Change of Control Event is sent to holders.

On and after a Change of Control Event Redemption Date, interest will cease to accrue on the Notes called for redemption (unless the Issuer defaults in the payment of the redemption price and accrued interest). On or before the Change of Control Event Redemption Date, the Issuer will deposit with the trustee money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) accrued and unpaid interest to the redemption date of the Notes.

“Change of Control” means the occurrence of the following:

•

the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, written notice or otherwise) that any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the issue date of the Notes), other than any of the Issuer’s subsidiaries, is or has become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the issue date of the Notes), directly or indirectly, of Voting Stock of the Issuer representing more than 50% of the combined voting power of all of the outstanding Voting Stock of the Issuer; or

•

the sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or other business combination transaction), in one transaction or a series of related transactions, of all or substantially all of the assets of the Issuer and its subsidiaries, taken as a whole (other than sales, transfers, conveyances or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets, in each case in the ordinary course of business) to any Person (other than the Issuer and/or one or more subsidiaries of the Issuer).

Notwithstanding the foregoing, (I) a transaction will not be deemed to be a Change of Control if (1) the Issuer becomes a direct or indirect subsidiary of a parent entity and (2) either (A) the direct or indirect holders of the outstanding Voting Stock of such parent entity immediately following that transaction are substantially the same as the holders of the outstanding Voting Stock of the Issuer immediately prior to that transaction or (B) immediately following that transaction no Person (other than a parent entity satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the combined voting power of all of the outstanding Voting Stock of such parent entity and (II) the reference in the second bullet point of the immediately preceding paragraph to sales, transfers, conveyances or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets in the ordinary course of business shall include, without limitation, any sales, transfers, conveyances or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets (A) that are made (x) to any Securitization Entity for the purpose of enabling such Securitization Entity to securitize the assets so sold, transferred, conveyed or disposed of or enabling such Securitization Entity to issue Non-Recourse Indebtedness secured by such assets or to enter into any Repurchase Agreements with respect to such assets or (y) to any Person pursuant to a Repurchase Agreement that is otherwise permitted (or not prohibited) by the Indenture, under which such Person is a buyer of Repurchase Agreement Assets, and (B) that the Issuer in good faith determines to be consistent with past practice of the Issuer or any of its subsidiaries or to reflect customary or accepted practice in the businesses, industries or markets in which the Issuer or any of its subsidiaries operates or reasonably expects to operate or that reflect reasonable extensions, evolutions or developments of any of the foregoing (including, without limitation, by way of new transactions or structures), and as a result, none of the foregoing shall constitute a Change of Control.

“Capital Stock” means: (1) with respect to any Person other than a business trust, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of or in its corporate stock or, if such Person is not a corporation, its equity; and (2) with respect to any Person that is a business trust, any and all beneficial ownership interests (however designated and whether or not voting) in such Person; in each case including each class or series of Common Stock and Preferred Stock of such Person but in each case excluding any Indebtedness or debt securities convertible into or exchangeable for, or any options, warrants, contracts or other securities (including derivative instruments) exercisable or exchangeable for, convertible into or otherwise for or relating to the purchase or sale of, any of the items referred to in clauses (1) or (2) above.

“Change of Control Event” means the occurrence of both a Change of Control and a Rating Event.

“Common Stock” means, with respect to (a) any Person other than a business trust, any and all shares, interests, participations or other equivalents (however designated and whether voting or non-voting) of or in such Person’s common stock or, if such Person is not a corporation, its common equity or (b) any Person that is a business trust, any and all common beneficial ownership interests (however designated and whether voting or non-voting) in such Person, in each case including, without limitation, all series and classes of such common stock, other common equity or common beneficial ownership interests, as the case may be, but in each case excluding any Indebtedness or debt securities convertible into or exchangeable for, or any options, warrants, contracts or other securities (including derivative instruments) exercisable or exchangeable for, convertible into or otherwise for or relating to the purchase or sale of, any of the foregoing. The determination of whether any beneficial ownership interests or equity constitute common beneficial ownership interest or common equity, respectively, shall be made by the Issuer in good faith.

“Fitch” means Fitch Ratings, Ltd., a division of Fitch, Inc., or any successor thereto.

“Investment” means any direct or indirect loan, loan origination or other extension of credit (including, without limitation, a guarantee), any capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), any capital stock, bonds, notes, debentures or other securities or evidences of indebtedness, any servicing rights, any real property or interests in real property (including, without limitation, improvements, fixtures and accessions thereto and ground leases), and any other investment assets (whether tangible or intangible). “Investment” shall exclude extensions of trade credit in the ordinary course of business, but, unless otherwise expressly stated or the context otherwise requires, shall include acquisitions of any of the foregoing or of any Person, whether by merger, consolidation, acquisition of capital stock or assets or otherwise.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of the Issuer’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Issuer as a replacement Rating Agency).

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Non-Recourse Indebtedness” means any Indebtedness of the Issuer or any of its subsidiaries recourse for payment for which is limited to investment assets of a subsidiary (or group of subsidiaries) of the Issuer holding exclusively such investment assets and encumbered by a lien on such investment assets securing such Indebtedness (which may include a pledge of the Capital Stock of such subsidiary or group of subsidiaries) and/or the general credit of such subsidiary (or group of subsidiaries) but for which recourse shall not extend to the general credit of the Issuer or any other of its subsidiaries, it being understood that the instruments governing such Indebtedness may include customary carve-outs to such limited recourse such as, for example, personal recourse to the Issuer or its subsidiaries for breach of representations, fraud, misapplication or misappropriation of cash, voluntary or involuntary bankruptcy filings, violation of loan document prohibitions against transfer of assets or ownership interests therein, tax indemnifications, environmental liabilities, and liabilities and other circumstances customarily excluded by lenders from exculpation provisions and/or included in separate indemnification and/or guaranty agreements in financings of loan assets.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation, dissolution or winding up.

“Rating Agency” means:

•	each of Fitch, Moody’s and S&P; and

•

if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available, another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Issuer as a replacement agency for Fitch, Moody’s or S&P, or any of them, as the case may be.

“Rating Decline Period” means the 60-day period (which 60-day period shall be extended as long as the credit rating on the Notes is under publicly announced consideration for a possible downgrade by any Rating Agency) after the earliest of (a) the occurrence of a Change of Control and (b) the first public notice of the occurrence of such Change of Control.

“Rating Event” means, with respect to any Change of Control, (a) the credit rating on the Notes is lowered by one or more gradations (including gradations within ratings categories as well as between categories but excluding, for the avoidance of doubt, changes in ratings outlook) by two or more of the Rating Agencies during the Rating Decline Period relating to such Change of Control and each such Rating Agency shall have put forth a public statement to the effect that such downgrade is attributable in whole or in part to such Change of Control and (b) immediately after giving effect to the reduction in the credit rating on the Notes by two or more of the Rating Agencies as described in clause (a), the Notes fail to maintain an Investment Grade credit rating by two or more of the Rating Agencies.

“Repurchase Agreement” means an agreement between the Issuer and/or any of its subsidiaries, as seller (in any such case, the “Repo Seller”), and one or more banks, other financial institutions and/or other investors, lenders or other Persons, as buyer (in any such case, the “Repo Buyer”), and any other parties thereto, under which the Issuer and/or such subsidiary or subsidiaries, as the case may be, are permitted to finance the origination or acquisition of loans, Investments, capital stock, other securities, servicing rights and/or any other tangible or intangible property or assets and interests in any of the foregoing (collectively, “Applicable Assets”) by means of repurchase transactions pursuant to which the Repo Seller sells, on one or more occasions, Applicable Assets to the Repo Buyer with an obligation of the Repo Seller to repurchase such Applicable Assets on a date or dates and at a price or prices specified in or pursuant to such agreement, and which may also provide for payment by the Repo Seller of interest, fees, expenses, indemnification payments and other amounts, and any other similar agreement, instrument or arrangement, together with any and all existing and future documents related thereto (including, without limitation, any promissory notes, security agreements, intercreditor agreements, mortgages, other collateral documents and guarantees), in each case as the same may have been or may be amended, restated, amended and restated, supplemented, modified, renewed, extended, refunded, refinanced, restructured or replaced in any manner (whether before, upon or after termination or otherwise) in whole or in part from time to time (including successive amendments, restatements, amendments and restatements, supplements, modifications, renewals, extensions, refundings, refinancings, restructurings or replacements of any of the foregoing), and whether or not with the original or other sellers, buyers, guarantors, agents, lenders, banks, financial institutions, investors or other parties.

“Repurchase Agreement Assets” means any applicable assets that are or may be sold by the Issuer or any of its subsidiaries pursuant to a Repurchase Agreement.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., or any successor thereto.

“Securitization Assets” means servicing advances, mortgage loans, installment contracts, other loans, accounts receivable, real estate assets, mortgage receivables and any other assets capable of being securitized or having non-recourse debt issued against.

“Securitization Entities” means any entity formed for the purpose of engaging in or facilitating structured or securitization financing and other activities reasonably related thereto (whether now existing or formed after the issue date of the Notes).

“Significant Subsidiary” means, with respect to any Person, any subsidiary of such Person that is a “significant subsidiary” of such Person within the meaning of Rule 1-02(w) of Regulation S-X promulgated by the SEC (as such Rule is in effect on the issue date of the Notes, but (i) without giving effect to extraordinary, unusual or non-recurring items for the purposes of clause 3 of such rule and (ii) with respect to any subsidiary that is not consolidated with the Issuer pursuant to GAAP, based solely on clause 1 and 2 of such rule), with the calculation of whether such subsidiary is a “significant subsidiary” within the meaning of such Rule to be made in accordance with GAAP.

“subsidiary” means, with respect to any Person and at any time, any other Person if (a) more than 50% of the total combined voting power of all of such other Person’s outstanding Voting Stock is at the time owned, directly or indirectly, by such referent Person and/or one or more other subsidiaries of such referent Person or (b) the management and policies of such other Person are otherwise controlled (as determined in good faith by such referent Person), directly or indirectly, by such referent Person and/or one or more other subsidiary of such referent Person. As used in the immediately preceding sentence, the term “controlled” shall mean the referent Person has the power, directly or indirectly, to direct or cause the direction the management or policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of clarity, it is understood and agreed that, anything in this Description of The Notes to the contrary notwithstanding, non-consolidated entities (within the meaning of GAAP) shall not be deemed to be subsidiaries of any Person.

“Voting Stock” means, with respect to any Person, all classes and series of Capital Stock of such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote in the election of the directors, managers or trustees (or other persons performing similar functions), as the case may be, of such Person.

Redemption Procedures; Cancellation of Redemption

Notwithstanding any statement under this caption “—Redemption” or elsewhere in this prospectus supplement to the contrary, installments of interest on the Notes that are due and payable on any interest payment date falling on or prior to a redemption date for such Notes will be payable on that interest payment date to the registered holders thereof as of the close of business on the relevant record date according to the terms of the Notes and the Indenture, except that, if the redemption date for any Notes falls on any day during an Optional Deferral Period, accrued and unpaid interest on such Notes will be paid on such redemption date to the persons entitled to receive the redemption price of such Notes. For the avoidance of doubt, the interest payment date falling immediately after the last day of an Optional Deferral Period will not be deemed to fall on a day during such Optional Deferral Period.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each registered holder of Notes to be redeemed. If, at the time a notice of redemption is given, the Issuer has not effected satisfaction and discharge or defeasance of the Notes as described under the caption “Defeasance and Discharge” and such notice of redemption is not being given in connection with or in order to effect satisfaction and discharge or defeasance of the Notes, then, if the notice of redemption so provides and at our option, the redemption may be subject to the condition that the trustee shall have received, on or before the applicable redemption date, monies in an amount sufficient to pay the redemption price and accrued and unpaid interest on the Notes called for redemption to, but excluding, the redemption date. If monies in such amount are not received by the trustee on or before such redemption date, such notice of redemption shall be automatically canceled and of no force or effect, such proposed redemption shall be automatically canceled and the Issuer shall not be required to redeem the Notes called for redemption on such redemption date. In the event that a redemption is canceled, the Issuer will, not later than the Business Day immediately following the proposed redemption date, deliver, or cause to be delivered, notice of such cancellation to the registered holders of the Notes called for redemption (which notice will also indicate that any Notes or portions thereof surrendered for redemption will be returned to the applicable holders), and the Issuer will direct the trustee to, and the trustee will, promptly return any Notes or portions thereof that have been surrendered for redemption to the applicable holders.

Unless the Issuer defaults in payment of the redemption price or the proposed redemption is canceled in accordance with the provisions set forth in the immediately preceding paragraph, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

If less than all of the Notes are to be redeemed on any redemption date, the particular Notes (or portions thereof) to be redeemed shall be selected on a pro rata basis (or, in the case of Notes in book-entry form represented by one or more global notes, pursuant to the applicable depositary procedures). No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC, the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

The Trustee will not have any responsibility to calculate, determine or verify the redemption price, nor will it be liable to the Issuer, the holders or any party for any calculation thereof.

Defeasance and Discharge

Except as prohibited by the Indenture, if the Issuer deposits with the trustee sufficient money or United States government obligations (in the case of United States government obligations or a combination of money and United States government obligations), or both, to pay the principal of, premium, if any, and interest on, the Notes on the scheduled due dates therefor, then at the Issuer’s option the Issuer may be discharged from certain of its obligations to holders of the Notes. The Issuer also may, at its option, be released from the obligations imposed by provisions of the Indenture and any restrictive covenants of the Notes, including those described in “—Consolidation, Merger, Sale of Assets and Other Transactions,” and it may elect not to comply with those covenants without creating an Event of Default under the Notes.

Modification and Waiver

The Issuer, the Guarantors and the trustee may modify the Indenture and the Notes in a manner that affects the interests or rights of the holders of Notes with the consent of the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding. However, the Indenture will require the consent of each holder of Notes affected by any modification that would:

•	change the fixed maturity of, or any installment of principal or interest on, the Notes;

•	reduce the principal amount of the Notes payable at or upon acceleration of the maturity thereof, or reduce the rate or extend the time of payment of interest thereon;

•	reduce any premium payable upon the redemption or change the date on which the Notes must be redeemed;

•	change the currency in which the Notes or any premium or interest is payable;

•

impair the contractual right of any holder to bring suit for the payment of principal, premium, if any, and interest on its Notes, on or after the respective due dates expressed or provided for in such Notes;

•

reduce the percentage in principal amount of outstanding Notes the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

•	modify the provisions relating to the subordination of the Notes or the Guarantees in a manner adverse to the holders of the Notes;

•	release the Guarantees other than in accordance with the Indenture; or

•	modify any of the above provisions described in the foregoing bullet points.

The Issuer, the Guarantors and the trustee may also modify and amend the Indenture and the Notes without the consent of any holders of Notes to:

•

add covenants that would benefit the holders of the Notes, surrender any right or power conferred upon the Issuer or any Guarantor under the Indenture, under any supplemental indenture or under the Notes;

•

evidence the succession of another Person to the Issuer or any Guarantor, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Issuer or such Guarantor, pursuant to the Indenture;

•	add any additional Events of Default for the benefit of the holders of the Notes;

•	add new Guarantors or co-issuers;

•	provide for the release of any Guarantor in accordance with the Indenture;

•	secure the Notes;

•

evidence and provide for the acceptance of appointment under the Indenture by a successor trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one trustee, pursuant to the Indenture;

•	provide for the issuance of additional Notes;

•	comply with the rules of any applicable depositary;

•

add or change any provisions of the Indenture to permit or facilitate the issuance of Notes in uncertificated form in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of section 163(f) of the Code);

•	cure any ambiguity or omission or correct or supplement any provision of the Indenture, the Notes or any Guarantee which may be defective or inconsistent with any other provision therein;

•	comply with requirements of the TIA and any rules promulgated under the TIA;

•	make any change that would provide any additional rights or benefits to the holders of the Notes or does not adversely affect in any material respect the rights of any holder of the Notes; and

•	conform the text of the Indenture or the Notes to any provision of this “Description of the Notes” as stated in an officer’s certificate.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

The Indenture will permit the holders of at least a majority in aggregate principal amount of the outstanding Notes to waive compliance with certain covenants contained in the Indenture. Such modification might be deemed for U.S. federal income tax purposes to be an exchange of the Notes for “new” Notes with the modified terms, resulting in recognition of gain or loss for such purposes and possibly certain other tax consequences to the beneficial owners of the Notes. Holders should consult their tax advisors regarding the U.S. federal income tax consequences of any such modification.

Governing Law

The Indenture, Notes and Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

The trustee under the Indenture will be U.S. Bank Trust Company, National Association.

The Indenture will contain limitations on the right of the trustee, should it become a creditor of the Issuer, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, provided that, the direction would not conflict with any rule of law or with the Indenture, or would not involve they trustee in personal liability, or that the trustee determines is unduly prejudicial to the rights of any other holder (it being further understood that the trustee shall not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to any other holders). The Indenture will provide that in case an Event of Default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs in the exercise of the trustee’s power. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of Notes, unless they shall have offered to the trustee security and/or indemnity satisfactory to the trustee.

Certain Definitions

“Business Day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies are authorized or obligated by law, regulation or executive order to close in the place where the principal of and premium, if any, and interest on, or any redemption or repurchase price of, the Notes are payable.

“Indebtedness” shall mean (i) any obligation of, or any obligation guaranteed by, the Issuer or any Guarantor for which such Person is responsible or liable as obligor or otherwise, including principal, premium and interest (whether accruing before or after filing of any petition in bankruptcy or any similar proceedings by or against the Credit Parties and whether or not allowed as a claim in bankruptcy or similar proceedings), in respect of (a) indebtedness for money borrowed, (b) indebtedness evidenced by securities, bonds, debentures, notes or other similar written instruments, (c) any deferred obligation for the payment of the purchase price or conditional sale obligation of property or assets acquired other than in the ordinary course of business, (d) all obligations for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction or (e) any obligation referred to in any of clauses (a) through (d) above of other persons secured by any lien on any property or asset of the Issuer or any Guarantor (to the extent of the value of the property or asset subject to such lien) and (ii) all indebtedness for obligations to make payment in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts (including future or options contracts) swap agreements, cap agreements, repurchase and reverse repurchase agreements and similar arrangements, whether outstanding on the first issuance of the Notes or thereafter created, assumed or incurred.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or other agency, instrumentality or political subdivision thereof or other entity of any kind.

“Place of Payment” means, corporate trust office of the trustee, initially at 185 Asylum Street, 27th Floor, Hartford, CT 06103 or such other corporate trust office as provided for in the Indenture.

“Senior Debt” means all Indebtedness of the Issuer and, in the case of the Guarantees, the Guarantors, whether outstanding as of the date of the Indenture or created, incurred or assumed after such date, unless, by the terms of the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding, it is provided that such Indebtedness is not superior in right of payment to the Notes, in the case of the Issuer, or the Guarantees, in the case of the Guarantors, or to other Indebtedness which is pari passu with or subordinated to the Notes, in the case of the Issuer, or the Guarantees, in the case of the Guarantors; provided that, in no event shall “Senior Debt” include (a) the Notes, (b) Indebtedness of the Issuer or any Guarantor owed or owing to any subsidiary or any officer, director or employee of the Issuer, any Guarantor, or any of their respective subsidiaries, (c) trade accounts payable owed to trade creditors or (d) any liability for taxes owed or owing by the Issuer or any Guarantor.

Book-Entry, Settlement and Clearance

Book-Entry Procedures for the Global Notes

Global Notes

The Issuer will issue the Notes in the form of one or more permanent global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the trustee.

DTC, Clearstream and Euroclear

Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States), Clearstream Banking, société anonyme, Luxembourg (“Clearstream”), or Euroclear Bank S.A./N.V. (the “Euroclear Operator”), as operator of the Euroclear System (in Europe) (“Euroclear”), either directly if they are participants of such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC. Citibank, N.A. will act as the U.S. depositary for Clearstream, and JPMorgan Chase Bank, N.A. will act as the U.S. depositary for Euroclear.

DTC has advised us as follows:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

•

DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

•

DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

•

Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

The Credit Parties have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of the Credit Parties, the underwriters nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

The Credit Parties expect that under procedures established by DTC:

•

upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

•

ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in the Notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the Notes represented by that global note for all purposes under the Indenture and under the Notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have Notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes and will not be considered the owners or holders thereof under the Indenture or under the Notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of Notes under the Subordinated Indenture or the global note.

None of the Credit Parties, the underwriters nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of the Notes by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the Notes.

Payments on the Notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. The Credit Parties expect that DTC or its nominee, upon receipt of any payment on the Notes represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. The Credit Parties also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

Distributions on the Notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the Notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearance and Settlement Procedures

Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the Notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in the Notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such Business Day. Cash received in Clearstream or Euroclear as a result of sales of the Notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Certificated Notes

Notes in physical, fully-registered certificated form will be issued and delivered to each person that the depositary identifies as a beneficial owner of the related Notes only if:

•

the depositary notifies us that it is unwilling, unable or no longer permitted under applicable law to continue as depositary for that global note and the Issuer does not appoint another institution to act as depositary within 90 days;

•

the Issuer notifies the trustee in writing that the Issuer wishes to terminate that global note (or reduce the principal amount of that global note) and the beneficial owners of the majority of the principal amount of that global note (or of the majority of the principal amount of that global note to be reduced) consent to such termination; or

•

an Event of Default has occurred with regard to the Notes represented by the relevant global note, such Event of Default has not been cured or waived and a beneficial owner of the global note requests that its Notes be issued in physical, certificated form.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following section is a summary of certain material U.S. federal income tax considerations relating to the ownership and disposition of the Notes and the U.S. federal income taxation of the Company. This summary does not provide a complete analysis of all potential tax considerations. This section is based upon the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department under the Internal Revenue Code, or the Treasury Regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or is expected to be sought from the IRS regarding any matter discussed in this summary.

The summary generally applies only to beneficial owners of the Notes that purchase their Notes in this offering for an amount equal to the issue price of the Notes, which is the first price at which a substantial amount of the Notes is sold for money to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, initial purchasers, placement agents or wholesalers), and that hold the Notes as “capital assets” (generally, for investment). This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of the beneficial owner’s circumstances or to a beneficial owner subject to special tax rules, such as:

•	U.S. expatriates;

•	dealers in securities or traders in securities who elect to use a mark-to-market method of accounting;

•	subchapter S corporations;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	real estate investment trusts;

•	regulated investment companies;

•	trusts and estates;

•	persons who hold the Notes on behalf of another person as nominees;

•	persons holding the Notes as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	persons holding the Notes through a partnership or similar pass-through entity;

•	persons holding a 10% or more (by vote or value) beneficial interest in our Company or the Notes;

•	tax exempt organizations;

•	persons subject to the base erosion and anti-abuse tax;

•	persons required to accelerate the recognition of any item of gross income with respect to the Notes as a result of such income being recognized on an applicable financial statement;

•	non-U.S. holders (as defined below), except to the extent discussed below under “—Non-U.S. Holders”; and

•	persons deemed to sell Notes under the constructive sale provisions of the Internal Revenue Code.

Finally, the summary does not address the potential application of the Medicare contribution tax, the effects of the U.S. federal estate and gift tax laws or the effects of any applicable foreign, state or local laws.

As used herein, the term “U.S. holder” means a beneficial owner of the Notes that, for U.S. federal income tax purposes, is:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state of the United States, or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (i) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) it has a valid election to be treated as a U.S. person.

A “non-U.S. holder” is a beneficial owner of the Notes (other than a partnership or entity that is treated as a partnership for U.S. federal income tax purposes or a tax-exempt entity) that is not a U.S. holder. Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax and investors in pass-through entities that are subject to special treatment under the Internal Revenue Code.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a Note, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partner and the partnership. A beneficial owner of a Note that is a partnership, and partners in such a partnership, should consult their own tax advisors about the U.S. federal income tax consequences of owning and disposing of the Notes.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF THE NOTES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING THE NOTES TO ANY PARTICULAR HOLDER WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF THE NOTES.

Classification and Treatment of the Notes

The determination of whether a security is classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the Notes. Clifford Chance US LLP, tax counsel to the Issuer, is of the opinion that under current law and assuming full compliance with the terms of the Indenture and other relevant documents, and based on certain other assumptions, representations, qualifications, and limitations, the Notes, at the time of their issuance, should be classified as indebtedness of the Issuer for U.S. federal income tax purposes. This opinion is not binding on the IRS or any court and there can be no assurance that the IRS or a court will agree with this opinion.

If the IRS were to successfully challenge the classification of the Notes as indebtedness, interest payments on the Notes would be treated for U.S. federal income tax purposes as dividends to the extent of our current or accumulated earnings and profits. In the case of non-U.S. holders, interest payments treated as dividends would generally be subject to withholding tax at a rate of 30% under the U.S. federal income tax rules unless the withholding tax rate is reduced or eliminated by an applicable treaty. Prospective investors are urged to consult their own tax advisors regarding the tax consequences that will be applicable to them if the Notes are not treated as indebtedness for U.S. federal income tax purposes.

Each holder of the Notes will, by accepting the Notes or a beneficial interest therein, be deemed to have agreed that the holder intends that the Notes constitute indebtedness and will treat the Notes as indebtedness for all U.S. federal income purposes.

The remainder of this discussion assumes that the classification of the Notes as indebtedness will be respected for U.S. federal income tax purposes.

U.S. Holders

The following discussion is limited to certain material U.S. federal income tax consequences relevant to a U.S. holder (as defined above).

Taxation of Interest

As described under the heading “Description of the Notes,” in the event of certain Rating Agency Events or Change of Control Events, we may be required to repurchase the Notes at a premium. In addition, in the case of a Tax Event, we have the option to redeem all Notes at par. According to the applicable Treasury Regulations, the possibility of an early redemption on the Notes (including, in the case of a Rating Agency Event or Change of Control Event, any premium) will not affect the amount or timing of interest income recognized by a holder of a Note if likelihood of the payment, as of the date the Notes are issued, is remote. We intend to take the position that the likelihood of any payments resulting from a Rating Agency Event, a Change of Control Event or a Tax Event with respect to the Notes is remote.

Applicable Treasury Regulations further provide that an issuer is treated as exercising an unconditional option to accelerate or defer a fixed payment if exercising such option would lower the yield of the debt instrument. Accordingly, we intend to take the position (for tax purposes only) that if the interest rate of the Notes increases on the First Reset Date or a subsequent Reset Interest Determination Date, we will exercise our option to redeem the Notes prior to such date. Accordingly, the payment schedule for the Notes will be constructed assuming the Notes will be redeemed as of the First Reset Date. If, however, the Notes are not redeemed by the First Reset Date, we may be required to pay additional interest. Furthermore, even if we are not required to pay additional interest beginning as of the First Reset Date, we may be required to pay additional interest beginning on a subsequent Reset Interest Determination Date. In addition to the rules described above with respect to an unconditional option (the exercise or non-exercise of which would lower the yield on the Notes), Treasury Regulations also provide that if a single payment schedule is significantly more likely than all others to occur, then such payment schedule is used to compute the yield and the maturity of the Notes. We intend to take the position that, with respect to additional payments that would result if we (contrary to the assumptions described herein as for tax purposes) chose not to redeem the Notes prior to the First Reset Date (or a subsequent Reset Interest Determination Date, as applicable), the payments of these additional amounts would maximize the yield of the Notes. Alternatively, we intend to take the position that a payment schedule in which the Notes are redeemed prior to the first Reset Date is significantly more likely than a payment schedule in which the interest rate on the Notes is increased at the First Reset Date. As a result, we do not intend to treat the possibility of these additional payments as affecting the yield to maturity of the Notes for purposes of determining the amount or timing of interest income recognized by a holder of a Note. Notwithstanding the above, if the Notes are not retired on or before the First Reset Date (or a subsequent Reset Interest Determination

Date, as applicable), then the Issuer will treat such Notes as having been reissued on the First Reset Date (or such subsequent Reset Interest Determination Date, as applicable) solely for purposes of applying the OID rules. If any Notes are deemed retired and reissued, then such Notes may be treated as issued with OID (taking into account the effects of not redeeming the Notes, such as an increased interest rate).

The assumptions described in the preceding three paragraphs are stated solely for U.S. federal income tax purposes and do not constitute a representation regarding the likelihood that Notes will be redeemed on a particular date.

We do not intend to treat the possibility of the payments or contingencies described in the preceding two paragraphs as causing the Notes to be treated as “contingent payment debt instruments” for U.S. federal income tax purposes. Our determination as to the contingencies described above (as well as the contingencies described in the following paragraph) is binding on you, unless you explicitly disclose to the IRS on your tax return for such year during which you acquire the Notes that you are taking a different position. However, the IRS may take a contrary position from that described above, which could affect the amount, timing and character of both your income on the Notes and our deduction with respect to the payments of interest. This discussion assumes that the Notes will not be considered contingent payment debt instruments.

In general, a payment of stated interest on a Note will be taxable to a U.S. holder as ordinary interest income at the time it is accrued or is paid in accordance with the U.S. holder’s method of accounting for U.S. federal income tax purposes unless such Note is treated as having been issued with OID. Certain terms or features of the Notes, however, could cause the Notes to be treated as issued with OID, which could affect the timing and the amount of the interest income recognition. In particular, if interest payments on the Notes are not qualified stated interest, then the Notes would be treated as issued with OID. In general, an interest payment is “qualified stated interest” if it is one of a series of stated interest payments on a debt instrument that are unconditionally payable at least annually at a single fixed rate or certain floating rates. Interest is considered “unconditionally payable” if reasonable legal remedies exist to compel timely payment or the terms and conditions of the debt instrument make the likelihood of late payment (other than late payment that occurs within a reasonable grace period) or non-payment (ignoring the possibility of non-payment due to default, insolvency or similar circumstances) a remote contingency. We believe that, due to the limitations that would be imposed on our ability to declare a dividend to our stockholders, as well as other consequences, in the event we were to exercise the option to defer interest, the likelihood of us exercising such deferral option is “remote” within the meaning of the Treasury Regulations. Based on the foregoing and subject to the discussion below regarding Notes issued at a discount, we expect the stated interest on the Notes to be treated as qualified stated interest and the Notes to be treated as not issued with OID. Accordingly, you should expect to include interest payments on the Notes in gross income in accordance with your method of tax accounting. Notwithstanding the above, no rulings or other interpretations have been issued by the IRS which have addressed the meaning of the term remote as used in the applicable Treasury Regulations, and it is possible that the IRS could take a position contrary to the interpretation in this prospectus supplement.

If the option to defer any payment of interest was determined not to be remote, or if the Issuer exercised such option, then under applicable Treasury Regulations the Notes would be treated as issued with OID at the time of issuance or at the time of such exercise, as the case may be. Then, all stated interest on the Notes would thereafter be treated as OID, which would accrue and be included in a U.S. holder’s taxable income on an economic accrual basis without regard to the timing of the receipt of cash and regardless of such U.S. holder’s method of tax accounting. Actual payments of stated interest would not be reported as taxable income. Consequently, a U.S. holder would be required to include OID in gross income even if the Issuer does not make any actual cash payments during an Optional Deferral Period. As a consequence of the Issuer treating interest payments on the Offered Notes as qualified stated interest, discount on such Notes arising from an issuance at less than par will only be required to be accrued under the OID rules if such discount is equal to or exceeds a statutorily defined de minimis amount (generally 0.25% of the stated redemption price at maturity multiplied by the number of complete years from the issue date to maturity). If the Notes are treated as having been issued with

OID, U.S. holders will be required to include such OID in income (as ordinary income) over the term of the instrument on a constant yield basis, irrespective of such U.S. holder’s regular method of tax accounting and before the receipt of cash attributable to the income. U.S. holders of Notes with less than a de minimis amount of OID will include this OID in income, as capital gain, on a pro rata basis as principal payments are made on the Notes.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

A U.S. holder generally will recognize capital gain or loss if the U.S. holder disposes of a Note in a sale, exchange, redemption or other taxable disposition. The U.S. holder’s gain or loss generally will equal the difference between the proceeds received by the U.S. holder (other than amounts attributable to accrued but unpaid interest, which will be recognized as ordinary interest income to the extent that the U.S. holder has not previously included the accrued interest in income, as described above under “—U.S. Holders—Taxation of Interest”) and the U.S. holder’s adjusted tax basis in the Note. Assuming, as described above, that we do not exercise our option to defer interest payments and the Notes otherwise are not considered to have OID, a U.S. holder’s adjusted tax basis in the Notes generally will equal the amount the U.S. holder paid for the Notes, subject to certain adjustments. If we elect to defer interest payments or the Notes otherwise are considered to have OID, a U.S. holder’s tax basis in the Notes generally will be the amount the U.S. holder paid for the Notes, increased by the OID previously includible in such U.S. holder’s gross income up to the date of such sale, exchange, redemption or other taxable disposition, and decreased by payments received on the Notes (other than payments of qualified stated interest) since and including the date that the Notes were deemed to be issued with OID.

If we were to exercise our option to defer payments of interest on the Notes, the Notes may trade at a price that does not fully reflect the accrued but unpaid interest. In the event of such a deferral, if you are a U.S. holder and dispose of your Notes between record dates for payments of interest, you will be required to include OID accrued to the date of such sale, redemption, exchange, retirement or other taxable disposition in taxable income and to add such amount to your adjusted tax basis in your Notes. To the extent the selling price is less than your adjusted tax basis, you will recognize a capital loss.

Gain or loss recognized by the U.S. holder on the disposition of the Note will be long-term capital gain or loss if the U.S. holder has held the Note for more than one year, or short-term capital gain or loss if the U.S. holder has held the Note for one year or less, at the time of the disposition. Long-term capital gains of non-corporate taxpayers currently are taxed at reduced rates. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to significant limitations.

Non-U.S. Holders

NON-U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE U.S. FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES THAT MAY BE RELEVANT TO THEM.

The following discussion is limited to certain material U.S. federal income tax consequences relevant to a non-U.S. holder (as defined above) and is subject to the discussion above under “—Classification and Treatment of the Notes.”

Taxation of Interest

Under current U.S. federal income tax law, and subject to the discussion below, U.S. federal withholding tax generally will not apply to payments by us or our paying agent (in its capacity as such) of principal of and interest on a non-U.S. holder’s Notes under the “portfolio interest” exception of the Internal Revenue Code, provided that in the case of interest:

•	the non-U.S. holder is not a “10-percent shareholder” within the meaning of section 871(h)(3)(B) of the Internal Revenue Code;

•

the non-U.S. holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership (as provided in the Internal Revenue Code);

•	the non-U.S. holder is not a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code;

•	such interest is not effectively connected with the non-U.S. holder’s conduct of a United States trade or business; and

•	the non-U.S. holder provides a properly executed IRS Form W-8BEN, W-8BEN-E, or other applicable form.

The applicable Treasury Regulations provide alternative methods for satisfying the certification requirement described in this section. In addition, under these Treasury Regulations, special rules apply to pass-through entities and this certification requirement may also apply to beneficial owners of pass-through entities.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will generally be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides the applicable withholding agent with a properly executed (1) IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the Notes is not subject to U.S. federal withholding tax because it is effectively connected with the conduct by such non-U.S. holder of a trade or business in the United States (as discussed below under “—Income or Gains Effectively Connected with a U.S. Trade or Business”).

References to interest in this subsection shall include OID, if any, triggered if the option to defer any payments of interest were determined not to be remote, if we were to exercise such option, or if the pricing terms were to be set in a manner different from our expectations.

Sale, Exchange, Certain Redemptions or Other Disposition of Notes

Subject to the discussion below under “—Backup Withholding and Information Reporting,” “—Foreign Accounts,” and “—Income or Gains Effectively Connected with a U.S. Trade or Business,” non-U.S. holders generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, certain redemptions or other disposition of Notes (other than with respect to payments attributable to accrued but unpaid interest (including OID, if any), which will be taxed as described under “—Non-U.S. Holders—Taxation of Interest” above). This general rule, however, is subject to several exceptions. For example, the gain will be subject to U.S. federal income tax if:

•

the gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (and, generally, if an income tax treaty applies, the gain is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder), in which case the gain will be subject to tax as described below under “—Non-U.S. Holders—Income or Gains Effectively Connected with a U.S. Trade or Business”; or

•

the non-U.S. holder is an individual who is present in the United States for 183 days or more in the year of disposition and certain other conditions apply, in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S. source capital losses, will be subject to a flat 30% tax, even though the individual is not considered a resident of the United States.

Income or Gains Effectively Connected with a U.S. Trade or Business

The preceding discussion of the U.S. federal income and withholding tax considerations of the ownership or disposition of Notes by a non-U.S. holder assumes that the non-U.S. holder is not engaged in a U.S. trade or business. If any interest (including OID, if any) on the Notes, or gain from the sale, exchange, redemption or other disposition of the Notes is effectively connected with a U.S. trade or business conducted by the non-U.S. holder, then the income or gain will be subject to U.S. federal income tax on a net-income basis at the regular graduated rates and generally in the same manner applicable to U.S. holders (but not the 30% U.S. federal withholding tax if the non-U.S. holder provides an IRS Form W-8ECI with respect to interest (including OID, if any), as described above). If the non-U.S. holder is eligible for the benefits of a tax treaty between the United States and the non-U.S. holder’s country of residence, any “effectively connected” income or gain generally will be subject to U.S. federal income tax on a net-income basis only if it is also attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States. Payments of interest (including OID, if any) that are effectively connected with a U.S. trade or business (and, if a tax treaty applies, attributable to a permanent establishment or fixed base in the United States), and therefore included in the gross income of a non-U.S. holder, will not be subject to 30% withholding, provided that the non-U.S. holder claims exemption from withholding by timely furnishing a properly completed and executed IRS Form W-8ECI or properly completed and executed IRS Form W-8BEN or W-8BEN-E (in the case of a treaty), or any successor form as the IRS designates, as applicable, prior to payment. If the non-U.S. holder is a corporation (including for this purpose any entity treated as a corporation for U.S. federal income tax purposes), that portion of its earnings and profits that is effectively connected with its U.S. trade or business generally also would be subject to a “branch profits tax.” The branch profits tax rate is generally 30%, although an applicable income tax treaty might provide for a lower rate.

Backup Withholding and Information Reporting

In general, information reporting requirements and backup withholding at the applicable rate will apply to payments on a Note (including interest (and OID, if any) payments of the proceeds from the sale, exchange, redemption, repurchase, retirement or other disposition of a Note) to a U.S. holder, unless the holder of the Note (i) is a corporation or falls within certain exempt categories and, when required, demonstrates that fact or (ii) provides a correct taxpayer identification number, certifies as to its exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Certain penalties may be imposed by the IRS on a holder that is required to supply information but does not do so in the proper manner.

Backup withholding generally will not apply to payments on a Note to a non-U.S. holder if the statement described in “—Non-U.S. Holders—Taxation of Interest,” or “—Non-U.S. Holders—Income or Gains Effectively Connected with a U.S. Trade or Business” is duly provided by such holder, provided that the withholding agent does not have actual knowledge that the holder is a United States person. However, information returns may be required to be filed with the IRS in connection with any interest (including OID, if any) paid to the non-U.S. holder, regardless of whether any tax was actually withheld. Information reporting requirements and backup withholding will not apply to any payment of the proceeds of the sale of a Note effected outside the United States by a foreign office of a “broker” (as defined in applicable Treasury Regulations), unless such broker has certain relationships with the United States, although information reporting requirements may apply unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements, unless the beneficial owner of the Note provides the statement described in “—Non-U.S. Holders—Taxation of Interest” or “—Non-U.S. Holders—Income or Gains Effectively Connected with a U.S. Trade or Business” or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amount withheld from a payment to a holder of a Note under the backup withholding rules is allowable as a credit against such holder’s U.S. federal income tax liability (which might entitle such holder to a refund from the IRS), provided that such holder timely furnishes the required information to the IRS.

Foreign Accounts

Certain provisions of the Internal Revenue Code, commonly referred to as the foreign account tax compliance act, or FATCA, and existing guidance issued thereunder generally imposes a 30% withholding tax on

U.S. source payments, including interest and OID (if any) in respect of Notes, held by or through (1) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Internal Revenue Code) unless that foreign financial institution is deemed to be compliant with FATCA or enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements, and (2) specified other non-U.S. entities unless such an entity provides the payor with a certification identifying the direct and indirect U.S. owners of the entity and complies with other requirements. Accordingly, the entity through which our Notes are held will affect the determination of whether withholding is required. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other disposition of the Notes on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Although these proposed Treasury Regulations are not final, they can be relied upon until final Treasury Regulations are issued. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations or other guidance, may modify these requirements. Holders of our Notes are encouraged to consult with their own tax advisor regarding the possible implications of FATCA on their particular circumstances.

Legislative or Other Actions

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department and may be changed at any time, possibly with retroactive effect. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to holders of Notes may be enacted. Holders of Notes are urged to consult with their tax advisors regarding the potential effects of legislative, regulatory, or administrative developments on the tax treatment of an investment in the Notes.

State and Local Tax Considerations

In addition to the United States federal income tax consequences above, you should consider the U.S. state and local income tax consequences of the acquisition, ownership and disposition of the Notes. State and local income tax law may differ substantially from corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. You should consult your tax advisor with respect to the various state and local tax consequences of an investment in the Notes.

UNDERWRITING

Mizuho Securities USA LLC, J.P. Morgan Securities LLC, BofA Securities, Inc. and Truist Securities, Inc. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among the underwriters and us, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of Notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
Mizuho Securities USA LLC	$
J.P. Morgan Securities LLC
BofA Securities, Inc.
Truist Securities, Inc.

Total	$

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters are obligated to take and pay for all of the Notes offered by this prospectus supplement if any such Notes are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

After the initial offering of the Notes, the offering price and other selling terms may from time to time be varied by the representative.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

Through and including the closing date of this offering, we and each of the Guarantors have agreed that we and they will not, without the prior written consent of the representatives, directly or indirectly issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to sell or otherwise transfer or dispose of any debt securities of or guaranteed by us or any Guarantor (other than the Notes) or any securities convertible into or exercisable or exchangeable for any debt securities of or guaranteed by us provided that the foregoing shall not restrict any disposition of Securitization Assets (as defined under “Description of Notes”).

The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and satisfaction of other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. Sales of Notes made outside of the United States may be made by affiliates of the underwriters.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the Notes to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer Notes to dealers at that price less a concession not in excess of  % of the principal amount of the Notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of     % of the principal amount of the Notes to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

The following table shows the underwriting discount payable by us.

	Per Note		Total
Underwriting discount for the Notes		%	$
Total			$

The expenses of the offering, not including the underwriting discount, are estimated at $  and are payable by us.

No Prior Market

The Notes are a new issue of securities with no established trading market. We do not intend to apply for listing the Notes on any national securities exchange or for inclusion of the Notes on any automated quotation system. We have been advised by certain underwriters that they presently intend to make a market in the Notes after completion of the offering as permitted by the applicable laws and regulations. Such underwriters are not obligated, however, to make a market in the Notes and any such market-making may be discontinued at any time in the sole discretion of the underwriters without any notice. Accordingly, no assurance can be given as to the liquidity of, or development of a trading market for, the Notes. If an active trading market for the Notes does not develop, the market price and liquidity of such Notes may be adversely affected.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriters of Notes in excess of the aggregate principal amount of the Notes the underwriters are obligated to purchase, which creates a syndicate short position. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions.

•

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Notes originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, market making, financing and brokerage activities. The underwriters and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for us and our affiliates for which we or our affiliates pay customary compensation. In particular, certain of the underwriters are sales agents under our existing “at-the-market” equity distribution program. Additionally, the underwriters are lenders under our Commercial Paper Programs, Unsecured Credit Facility, our Secured Credit Facility, our Secured Term Loan Facility and/or our Unsecured Term Loan Facility. To the extent that any of the underwriters or their affiliates are lenders under our Commercial Paper Programs and/or our Unsecured Credit Facility, they will receive a portion of the net proceeds of this offering in connection with the planned repayment of our Commercial Paper Programs or our Unsecured Credit Facility.

If any of the underwriters or their affiliates have a lending relationship with us or any of our affiliates, certain of those underwriters or their affiliates routinely hedge and certain other of their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby.

In addition, from time to time, the underwriters and their affiliates may effect transactions for their own accounts or the accounts of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve our securities and/or instruments or those of our subsidiaries. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Delayed Settlement

It is expected that delivery of the Notes will be made against payment therefor on or about    , 2025, which is the      Business Day following the date of pricing (such settlement cycle being referred to as “T+    ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one Business Day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes before the Business Day prior to the settlement date specified on the cover page of this prospectus supplement will be required, by virtue of the fact that the Notes

initially will settle in T+    , to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the Notes who wish to trade the Notes before the Business Day prior to the settlement date specified on the cover page of this prospectus supplement should consult their own advisors.

European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”).

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offering of the Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

The securities sold are not of a “reporting issuer” as such term is defined under applicable Canadian securities legislation, in any province or territory of Canada. Accordingly, any resale of the securities must be made in accordance with applicable securities laws, which may vary depending on the applicable Canadian province or territory, and which may require re-sales to be made in accordance with exemptions from registration and prospectus requirements. In certain circumstances, these resale restrictions may apply to re-sales made outside of Canada. Canadian purchasers are advised to seek legal advice prior to any contemplated resale of the securities.

This prospectus supplement does not contain, nor should it be construed to contain, any legal or tax advice to any Canadian purchaser, and no representations with respect to the Canadian federal, provincial or local income tax consequences to any Canadian purchaser is made. In particular, no information has been provided with respect to Canadian or foreign income tax considerations which might be relevant to Canadian purchasers. Canadian purchasers should consult their own legal and tax advisers with respect to the Canadian, federal, provincial and local tax consequences of an investment in the securities.

The offering is being made by a non-Canadian issuer using disclosure documents prepared in accordance with non-Canadian securities laws. Canadian purchasers should be aware that these requirements may differ significantly from the requirements in the applicable Canadian province or territory. The forward-looking information included or incorporated by reference herein may not be accompanied by the disclosure and explanations that would be required of a Canadian issuer under applicable Canadian securities laws.

Upon receipt of this document, each Canadian purchaser hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception du présent document, chaque acquéreur de titres confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit l’offre de titres décrite aux présentes (y compris, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés uniquement en anglais.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore (the “SFA”) pursuant to Section 274 of the SFA), (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities;

securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or arises from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore Securities and Futures Act Product Classification – Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

The Notes, this prospectus supplement and any related services, information and opinions described or referenced in this prospectus supplement are not, and may not be, offered or marketed to or directed at persons in Switzerland who are non-qualified in the meaning of Federal Act on Collective Investment Schemes, or CISA, and its implementing Ordinance or high-net-worth-individuals (including private investment structures for high-net-worth-individuals that do not have professional treasury operations), even if they have opted out of customer protection under the Financial Services Act, or FinSA and elected to be treated as professional clients and qualified investors. Therefore, this prospectus supplement may only be provided to and the Notes only be offered or marketed to persons in Switzerland who are qualified investors in the meaning of the CISA, or

Qualified Investors, but to the exclusion of (high-net-worth-individuals or private investment structures for high-net-worth-individuals that do not have professional treasury operations who elected to be treated as qualified investors), or Elective Qualified Investors.

None of the information provided in this prospectus supplement should be construed as an offer for the purchase or sale of, or advertising for, the Notes nor as an offer of, or advertising for, any related services to non-qualified investors. Circulating this prospectus supplement and offering advertising or selling the Notes to other persons as Qualified Investors (not including Elective Qualified Investors) may trigger, in particular, licensing requirements, a requirement to appoint a representative and paying agent in Switzerland and other regulatory consequences in Switzerland.

This prospectus supplement does not constitute a prospectus pursuant to Articles 35 et seq. of FinSA and may not comply with the information standards required thereunder. No key information document pursuant to Swiss law has been established in connection with the Notes and this prospectus supplement. The Notes will not be listed on the SIX Swiss Exchange, and consequently, the information presented in this prospectus supplement does not necessarily comply with the information standards as set out in the relevant listing rules.

This prospectus supplement has not been and will not be approved by or filed with, and may not be able to be approved by or filed with FINMA (as defined below) under the CISA or any other Swiss regulatory authority. Therefore, investors do not benefit from protection under the CISA or supervision by the Swiss Financial Market Supervisory Authority, or FINMA. This prospectus supplement does not constitute investment advice. It may only be used by those persons to whom it has been handed out in connection with the Notes and may neither be copied nor directly or indirectly distributed or made available to other persons.

Israel

No action has been, or will be, taken in Israel that would permit an offering of the Notes or a distribution of this offering memorandum to the public in Israel. In particular, the offering memorandum has not been reviewed or approved by the Israel Securities Authority. The Notes are being offered to a limited number of qualified investors listed on the first addendum of the Securities Law (a “Qualified Investor”), in all cases under the circumstances that will fall within the private placement exemption of the Israeli Securities Law of 1968 (“Securities Law”). This offering memorandum may not be reproduced or used for any other purpose, nor be furnished to any other person other than those to whom copies have been sent. Any investor in the Notes shall be required to declare in writing prior to such purchase that it qualifies as a Qualified Investor, agrees to be deemed a Qualified Investor, and is aware of the consequences of being classified as a Qualified Investor, that it will comply with the guidelines of the Israel Securities Authority with respect to the sale or offer of securities to Qualified Investors (including those published on September 21, 2014), and that it is purchasing the Notes for its own benefit and on its own account and not with the aim or intention of distributing or offering the Notes to other parties. Nothing in this offering memorandum should be considered ‘investment advice’, or ‘investment marketing’ as defined in the Regulation of Investment Advice, Investment Marketing and Portfolio Management Law of 1995. Any investor who purchases the Notes shall be required to declare in writing that it has the knowledge, expertise and experience in financial and business matters so as to be capable of evaluating the risks and merits of an investment in the Notes, without relying on any of the materials provided.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Clifford Chance US LLP. Certain legal matters relating to this offering will be passed upon for the underwriters by Ropes & Gray LLP.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of our internal control over financial reporting as of December 31, 2024, as set forth in their reports, which are incorporated by reference in the prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The financial statements of Daggett Renewable Holdco LLC as of December 31, 2024 and for the year ended December 31, 2024 incorporated in the prospectus by reference to HA Sustainable Infrastructure Capital, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Lighthouse Renewable Holdco 2 LLC as of December 31, 2024 and for the year ended December 31, 2024 incorporated in the prospectus by reference to HA Sustainable Infrastructure Capital, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2024 have been so incorporated in reliance on the report, which contains an explanatory paragraph relating to the Company’s plans for meeting its financial obligations as they become due as described in Note 1 to the financial statements, of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

Ernst & Young LLP, independent auditors, has audited the consolidated financial statements of Lighthouse Renewable Holdco 2 LLC and subsidiaries as of December 31, 2023 and 2022, and for the years ended December 31, 2023 and 2022, and the period from December 17, 2021 through December 31, 2021 included in our Annual Report on Form 10-K/A for the year ended December 31, 2024, as set forth in their report, which is incorporated by reference in the prospectus and elsewhere in the registration statement. The consolidated financial statements of Lighthouse Renewable Holdco 2 LLC and subsidiaries are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, independent auditors, has audited the consolidated financial statements of Daggett Renewable Holdco LLC and subsidiaries as of December 31, 2023, and for the period from February 17, 2023 through December 31, 2023 included in our Annual Report on Form 10-K/A for the year ended December 31, 2024, as set forth in their report, which is incorporated by reference in the prospectus and elsewhere in the registration statement. The consolidated financial statements of Daggett Renewable Holdco LLC and subsidiaries are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We have filed a registration statement on Form S-3 with the SEC. In addition, we file annual, quarterly, current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s Internet site at http://www.sec.gov. Our reference to the SEC’s Internet site is intended to be an inactive textual reference only.

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. If a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts or other documents filed or incorporated by reference as an exhibit to the registration statement, the reference may not be complete and you should refer to the filed copy of the contract or document.

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus supplement. Later information filed with the SEC will update and supersede this information.

Document	Period
Annual Report on Form 10-K (File No. 001-35877)	Year ended December 31, 2024
Annual Report on Form 10-K/A (File No. 001-35877)	Year ended December 31, 2024
Quarterly Report on Form 10-Q (File No. 001-35877)	Quarter ended March 31, 2025
Quarterly Report on Form 10-Q (File No. 001-35877)	Quarter ended June 30, 2025
Quarterly Report on Form 10-Q (File No. 001-35877)	Quarter ended September 30, 2025

Document	Filed

Definitive Proxy Statement on Schedule 14A (only with respect to information contained in such Definitive Proxy Statement that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024) (File No. 001-35877)

April 22, 2025

Document	Filed
Current Report on Form 8-K (File No. 001-35877)	March 3, 2025
Current Report on Form 8-K (File No. 001-35877)	March 31, 2025
Current Report on Form 8-K (File No. 001-35877)	April 14, 2025
Current Report on Form 8-K (File No. 001-35877)	June 4, 2025
Current Report on Form 8-K (File No. 001-35877)	June 12, 2025
Current Report on Form 8-K (File No. 001-35877)	June 18, 2025
Current Report on Form 8-K (File No. 001-35877)	June 24, 2025
Current Report on Form 8-K (File No. 001-35877)	June 27, 2025
Current Report on Form 8-K (File No. 001-35877)	July 16, 2025
Current Report on Form 8-K (File No. 001-35877)	July 25, 2025

Document	Filed

Registration Statement on Form 8-A, or Form 8-A, as updated by Exhibit 99.2 to the Current Report on Form 8-K (containing a description of our common stock, $0.01 par value per share) (File No. 001-35877)

April 15, 2013 (Form 8-A) July 3, 2024 (Exhibit 99.2)

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and until we have sold all of the securities to which this prospectus supplement relates or the offering of any of the securities covered under this prospectus supplement is otherwise terminated shall be deemed to be incorporated by reference into this prospectus supplement.

All of the documents that are incorporated by reference are available at the website maintained by the SEC at http://www.sec.gov. In addition, if you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to us at One Park Place, Suite 200, Annapolis, Maryland 21401, Attention: HA Sustainable Infrastructure Capital, Inc., Investor Relations, or contact our offices at (410) 571-9860.

PROSPECTUS

HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

Common Stock,

Preferred Stock,

Depositary Shares,

Debt Securities

Guarantees of Debt Securities

Warrants

Rights

We may offer from time to time, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•	shares of our common stock, par value $0.01 per share;

•	shares of our preferred stock, par value $0.01 per share;

•	depositary shares representing entitlement to all rights and preferences of fractions of shares of our preferred stock of a specified class or series and represented by depositary receipts;

•	debt securities;

•	guarantees of debt securities;

•	warrants to purchase our common stock, preferred stock, depositary shares or debt securities; or

•	rights to purchase our common stock or preferred stock;

Any debt securities offered and sold pursuant to this prospectus may be issued by one or more of HA Sustainable Infrastructure Capital, Inc. and any of the Guarantor Registrants and may or may not be guaranteed by one or more of HA Sustainable Infrastructure Capital, Inc. and any of the Guarantor Registrants.

We refer to the common stock, preferred stock, depositary shares, debt securities, guarantees of debt securities, warrants, and rights collectively, as the “securities” in this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

The applicable prospectus supplement will also contain information, where applicable, about certain U.S. federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest.

We may offer the securities directly, through agents, or to or through underwriters. The prospectus supplement will describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See “Plan of Distribution” beginning on page 7 for more information on this topic. No securities may be sold without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of those securities.

Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “HASI.” On February 27, 2025, the closing sale price of our common stock on the NYSE was $28.47 per share.

Investing in these securities involves risks. You should carefully read the risk factors described in our Securities and Exchange Commission, or SEC, filings, including those described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and in our subsequently filed periodic reports incorporated by reference herein, before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 28, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement. Under this shelf registration statement, we may sell any combination of common stock, preferred stock, depositary shares, debt securities, guarantees of debt securities, warrants, and rights. You should rely only on the information provided or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement or any free writing prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read carefully the entirety of this prospectus, any applicable prospectus supplement and any free writing prospectus, as well as the documents incorporated by reference herein or therein, before making an investment decision.

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “HASI,” “Company,” “we,” “us” and “our” to refer to HA Sustainable Infrastructure Capital, Inc., together with its subsidiaries. References in this prospectus to the “Guarantor Registrants” refer to our subsidiaries that are listed as guarantor registrants in the registration statement of which this prospectus forms a part.

SUMMARY INFORMATION

We are an investor in sustainable infrastructure assets advancing the energy transition. Our investment strategy is focused primarily on long-lived real assets that are supported by long-term recurring cash flows. In addition to net investment income from our portfolio, we also generate gains-on-sale from securitization transactions, as well as on-going fees from asset management and other services.

We are internally managed by an executive team that has extensive relevant industry knowledge and experience, and a team of clean energy investment, operating, and technical professionals. We have long-standing relationships with the leading clean energy project developers, owners and operators, utilities, and energy service companies, which provide recurring, programmatic investment and fee-generating opportunities, while also enabling scale benefits and operational efficiencies.

We operate our business in a manner that permits us to maintain our exemption from registration as an investment company under the 1940 Act.

Our principal executive offices are located at One Park Place, Suite 200, Annapolis, Maryland 21401. Our telephone number is (410) 571-9860. Our website is www.hasi.com. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus.

RISK FACTORS

Investing in any securities offered pursuant to this prospectus involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors described in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2024, or our 2024 10-K, and in subsequent periodic reports which we file with the Securities and Exchange Commission, or the SEC, as well as other information in this prospectus and any applicable prospectus supplement before purchasing any shares of our common stock. Any of these risks described could materially adversely affect our business, financial condition, results of operations, tax status or ability to make distributions to our stockholders. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. If this were to happen, the price of our securities could decline significantly and you could lose a part or all of your investment. Each of the risks described could materially adversely affect our business, financial condition, results of operations, or ability to make distributions to our stockholders. In such case, you could lose all or a portion of your original investment. See “Where You Can Find More Information” beginning on page 33 of this prospectus.

FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus and the documents incorporated by reference in this prospectus within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are subject to risks and uncertainties. For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such Sections. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, we intend to identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Forward-looking statements are not predictions of future events. Actual results may differ materially from those set forth in the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, important factors included in the risk factors described in the section captioned “Risk Factors” contained in our 2024 10-K and in subsequent periodic reports which we file with the SEC, as well as other information included or incorporated by reference in this prospectus or any applicable prospectus supplement before purchasing any shares of our common stock (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could have a significant impact on our operations and financial results, and could cause our actual results to differ materially from those contained or implied in forward-looking statements made by us or on our behalf in this prospectus, any applicable prospectus supplement and the documents incorporated by reference in this prospectus.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances, including, but not limited to, unanticipated events, after the date on which such statement is made, unless otherwise required by law. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Such new factors may be included in the documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus which will be considered to be incorporated by reference into this prospectus.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities to acquire our target assets, repay indebtedness or for general corporate purposes. Further details relating to the use of the net proceeds will be set forth in the applicable prospectus supplement.

SELLING SECURITYHOLDERS

If the registration statement of which this prospectus forms a part is used by selling securityholders for the resale of any securities registered thereunder pursuant to a registration rights agreement to be entered into by us with such selling securityholders or otherwise, information about such selling securityholders, their beneficial ownership of the securities and their relationship with us will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into such registration statement.

PLAN OF DISTRIBUTION

We may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. Underwriters and agents in any distribution contemplated hereby may from time to time be designated on terms to be set forth in the applicable prospectus supplement.

Underwriters or agents could make sales in privately negotiated transactions and any other method permitted by law. Securities may be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) “at the market” offerings or sales “at the market,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise; (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers; or (g) through a combination of any of these methods. Broker-dealers may also receive compensation from purchasers of these securities which is not expected to exceed those customary in the types of transactions involved.

Underwriters or agents may offer and sell the securities at a fixed price or prices, which may be changed in relation to the prevailing market prices at the time of sale or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. If indicated in the applicable prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from it pursuant to contracts providing for payment and delivery on a future date. Institutions with which it may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters or agents may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or the agents and/or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters or agents to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Any securities issued hereunder (other than common stock) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

DESCRIPTION OF CAPITAL STOCK

This prospectus contains summary descriptions of the material terms of our capital stock that we may offer and sell from time to time. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation (our “Certificate of Incorporation”) and our bylaws (our “Bylaws”), copies of which have been filed by us with the SEC and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). The particular terms of any security will be described in the applicable prospectus supplement and are subject to and qualified in their entirety by reference to DGCL and our Certificate of Incorporation and our Bylaws. See “Where You Can Find More Information.”

General

The rights of the holders of our capital stock are governed by the DGCL, our Certificate of Incorporation, and our Bylaws.

Authorized Capital Stock

Our authorized capital stock consists of 450,000,000 shares of common stock, $0.01 par value, or our Common Stock, and 50,000,000 shares of preferred stock, $0.01 par value, or the Preferred Stock. As of February 10, 2025, there were 119,278,694 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

Common Stock

Common Stock Outstanding. The outstanding shares of our Common Stock are duly authorized, validly issued, fully paid and nonassessable.

Voting Rights. Each share of our Common Stock is entitled to one vote on all stockholder matters. Shares of our Common Stock do not possess any cumulative voting rights. Generally, except for the election of directors, if a quorum is present at any meeting of stockholders, an action on a matter is approved if it receives the affirmative vote of the majority of the votes properly cast for such matter, unless otherwise required by applicable law, our Certificate of Incorporation, or our Bylaws. A plurality of the votes cast in the election of directors is sufficient to elect a director and there is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of our Common Stock generally can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors. However, pursuant to our majority vote policy for the election of directors, in an uncontested election, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation to our board of directors for its consideration. The rights, preferences, and privileges of holders of our Common Stock are subject to, and may be impacted by, the rights of the holders of shares of any series of Preferred Stock that we may designate and issue in the future. A majority of the stockholders can request that we call a special meeting by providing the notice and information required by our Bylaws.

Dividend Rights. Holders of our Common Stock are entitled to receive dividends ratably, if any, as may be declared by our board of directors out of legally available funds, subject to preferential dividend rights of any Preferred Stock then outstanding.

Liquidation and Dissolution Rights. Upon liquidation, dissolution or winding up, holders of our Common Stock will be entitled to receive pro rata the assets available for distribution to the stockholders after payment of liabilities and payment of preferential and other amounts, if any, payable on any outstanding Preferred Stock.

Other Rights. Holders of our Common Stock are not entitled to preemptive, subscription, redemption, or conversion rights, and no sinking fund provisions are applicable to our Common Stock. Under the DGCL, holders of our Common Stock have appraisal rights with respect to certain transactions such as certain mergers, consolidations, conversions and domestications.

Trading Market. Our Common Stock is listed for trading on the NYSE under the symbol “HASI.”

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue Preferred Stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof. These rights, preferences, and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of our Common Stock.

Anti-takeover effects of our Certificate of Incorporation and our Bylaws and Delaware Law

Our Certificate of Incorporation and our Bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Removal of Directors and Filling of Vacancies. Our Certificate of Incorporation provides that directors may be removed with or without cause, and only upon the affirmative vote of holders of at least two-thirds of the outstanding shares of capital stock then entitled to vote in the election of directors. Our Certificate of Incorporation and our Bylaws provide that, subject to the rights, if any, of the holders of any series of Preferred Stock to elect directors and to fill vacancies in the board of directors related thereto, any and all vacancies in the board of directors, however occurring, including, without limitation, by reason of an increase in the size of the board of directors, or the death, resignation, disqualification, or removal of a director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the board of directors, and not by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term for which the new directorship was created or the vacancy occurred and until such director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death, or removal.

Limitations of Liability and Indemnification. The DGCL authorizes corporations to limit or eliminate the personal liability of directors and certain officers to corporations and their stockholders for monetary damages for breaches of directors’ or certain officers’ fiduciary duties, subject to certain exceptions. Our Certificate of Incorporation includes a provision that eliminates the personal liability of our directors and officers for monetary damages to the Company or its stockholders for any breach of fiduciary duty as a director or an officer, to the fullest extent permitted by the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director or an officer for breach of fiduciary duty as a director or an officer, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any breaches of the duty of loyalty, any acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, any authorization of dividends or stock redemptions or repurchases paid or made in violation of the DGCL, or for any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation and our Bylaws generally provide that we must indemnify and advance expenses to our directors and officers to the fullest extent permitted by the DGCL. We believe that these indemnification and advancement provisions are useful to attract and retain qualified directors and officers.

The limitation of liability, indemnification and advancement provisions in our Certificate of Incorporation and our Bylaws may discourage stockholders from bringing a lawsuit against directors or officers for breach of their fiduciary duty. These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We have entered into indemnification agreements with each of our directors and executive officers. Such agreements may require us, among other things, to advance expenses and otherwise indemnify our executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law. We intend to enter into indemnification agreements with any new directors and executive officers in the future.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

No Cumulative Voting. Under the DGCL, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our Certificate of Incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all our directors.

No Written Consent of Stockholders. Our Certificate of Incorporation provides that, subject to the terms of any series of Preferred Stock that expressly permit the holders of such series to act by consent, any action required or permitted to be taken by the stockholders of the Company at any annual or special meeting of stockholders of the Company must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.

Amendment to our Certificate of Incorporation and our Bylaws by Stockholders. As required by the DGCL, any amendment of our Certificate of Incorporation must first be approved by a majority of our board of directors, and if required by law or our Certificate of Incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class.

Our Bylaws may be amended by our board of directors, subject to any limitations set forth in our Bylaws, and may also be amended at any annual meeting or special meeting called for such purpose by the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon, provided, however, that the affirmative vote of the holders of at least two-thirds of the outstanding shares of stock entitled to vote thereon shall be required for the stockholders to adopt, amend or repeal Article IX (Indemnification and Advancement of Expenses) or Article XI (Amendment of Bylaws) of our Bylaws or any provision inconsistent therewith.

Preferred Stock. Our Certificate of Incorporation provides for 50,000,000 authorized shares of Preferred Stock. The existence of authorized but unissued shares of Preferred Stock may enable our board of directors to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board of directors could cause shares of Preferred Stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our Certificate of Incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of Preferred Stock. The issuance of shares of Preferred Stock could decrease the amount of earnings and assets available for distribution to holders of shares of our Common Stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Choice of Forum. Our Bylaws provide that unless the Company consents in writing to the selection of an alternative forum, (A)(i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our Certificate of Incorporation or our Bylaws (as either may be amended or restated) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware; and (B) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. In addition, Section 27 of the Exchange Act reates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the forum provision in our certificate of incorporation will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. These forum provisions may impose additional costs on stockholders, may limit our stockholders’ ability to bring a claim in a forum they find favorable, and the designated courts may reach different judgements or results than other courts.

Advance Notice Requirements. Our Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary date of the annual meeting for the preceding year. Our Bylaws specify the requirements as to form and content of all stockholders’ notices. These provisions may defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Anti-Takeover Effects Under Section 203 of Delaware General Corporation Law. We are subject to Section 203 of the DGCL, or Section 203. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in various “business combination” transactions with any interested stockholder for a period of three years following the date of the transactions in which the person became an interested stockholder, unless:

•	the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

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on or subsequent to such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales, and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Tax Benefits Preservation Provisions of our Certificate of Incorporation

As part of our Certificate of Incorporation, we have included provisions, or the Charter Tax Benefit Provisions, that are intended to reduce the risk of an “ownership change” under Section 382, or Section 382, of the Internal Revenue Code of 1986, as amended, or the Code, and that our ability to use our net operating losses, or NOLs, and certain other tax benefits will become substantially limited as the result of an “ownership change” within the meaning of Section 382, the Code and the Treasury regulations promulgated thereunder. Our board of directors believes that the Charter Tax Benefit Provisions are necessary and appropriate due to (1) the large number of existing NOLs that can be carried forward indefinitely, (2) the likelihood of generating additional NOLs in future periods due to the nature of our business activities, and (3) the importance of offsetting our future tax liability.

The Charter Tax Benefit Provisions generally restrict any person or entity from attempting to transfer (which includes, among other things, sales, transfers, assignments and dispositions) any of our capital stock (or options, warrants or other rights to acquire our stock, or securities convertible or exchangeable into our capital stock, with certain exceptions), to the extent that transfer would, if effected, (i) result in an individual, entity, firm, corporation, estate, trust or other person or group of persons described in the Charter Tax Benefit Provisions as a “Person” (other than an Exempt Person or any Initial Substantial Shareholder, each within the meaning provided in our Certificate of Incorporation) owning 4.8% or more of our Common Stock (which the Charter Tax Benefit Provisions refer to as a “Prohibited Ownership Percentage”) or (ii) increase the ownership percentage of any Person that has a Prohibited Ownership Percentage, subject to certain exceptions. For this purpose, ownership generally includes constructive ownership determined under Section 382 and beneficial ownership under the Exchange Act. The Charter Tax Benefit Provisions do not restrict transfers that are sales by a Person that has a Prohibited Ownership Percentage, although they would generally restrict any transfers to the extent such transfer would cause the purported acquiror to have, or result in any Person or Public Group (within the meaning of our Certificate of Incorporation) having, a Prohibited Ownership Percentage.

Some persons who are beneficial owners (as defined under the Exchange Act) of 4.8% or more of our Common Stock are not “4.8-percent stockholders” (defined by reference to the definition of “5-percent shareholder” under Section 382) and hence would not affect our ownership shift for purposes of Section 382. These persons are subject to the ownership limits described above because most investors report ownership positions based on the Exchange Act definition and subjecting these investors to these ownership limits allows us to identify that investor, verify whether they are a 4.8% stockholder and make a determination as to how to proceed. We expect our board of directors to generally grant waivers, if requested, to allow purchases by persons that are subject to the ownership limits but are not treated as 4.8-percent stockholders by reference to Section 382.

The Charter Tax Benefit Provisions provide that any Transfer that violates the Charter Tax Benefit Provisions shall be null and void ab initio and shall not be effective to transfer any record, legal, beneficial or any other ownership of the number of shares which result in the violation of the Charter Tax Benefit Provisions (which are referred to as “Excess Shares”). The purported acquirer shall not be entitled to any rights as our stockholder with respect to the Excess Shares. Instead, the Excess Shares will be automatically transferred to an agent designated by us for the limited purpose of consummating an orderly arms-length sale of such shares. The net proceeds of the sale will be distributed to the purported transferee to the extent of the price it paid, and any additional amount will go to charity. The Charter Tax Benefit Provisions also provide us with various remedies to prevent or respond to a purported transfer which violates its provisions. In particular, the Charter Tax Benefit Provisions provide that any person who knowingly violates the Charter Tax Benefit Provisions, together with any persons in the same control group with such person, are jointly and severally liable to us for such amounts as will put us in the same financial position as we would have been if such violation had not occurred.

Waiver of the Charter Tax Benefit Provisions. Our board of directors would have the discretion to approve a transfer of stock that would otherwise violate the Charter Tax Benefit Provisions. In deciding whether to grant a waiver, our board of directors may seek the advice of counsel and tax experts with respect to the preservation of our federal and state tax attributes pursuant to Section 382. In addition, our board of directors may request relevant information from the purported acquiror in order to determine compliance with the Charter Tax Benefit Provisions or the status of our federal and state income tax benefits. In considering a waiver, we expect our board of directors to consider such factors as:

•	whether the purported acquiror is or would become a “5-percent shareholder” under Section 382 of the Internal Revenue Code as a result of the proposed transfer;

•	the impact of the proposed transfer on our Section 382 shift in ownership percentage;

•	the then existing level of our Section 382 shift in ownership percentage;

•	the timing of the expected “roll-off” of our existing ownership shift;

•	the economic impact of any Section 382 limitation that might result, taking into account factors such as our market capitalization and cash position;

•	the impact on possible future issuances or purchases of our Common Stock by us; and

•	any changes or expected changes in applicable tax law.

If our board of directors decides to grant a waiver, it may impose conditions on the acquirer or selling party. We expect that proposed waivers could be submitted in writing to us, and we will submit the matter to our board of directors.

The Charter Tax Benefit Provisions expire upon the third anniversary of the effectiveness of our Certificate of Incorporation (if not earlier terminated pursuant to the terms of our Certificate of Incorporation).

Transfer Agent

Our transfer agent is Equiniti Trust Company, LLC.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer depositary shares representing fractional interests in shares of preferred stock rather than full shares of preferred stock. If we offer depositary shares, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified class or series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement relating to the offering of such depositary shares. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among our company, the depositary and the holders of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges. The form of the deposit agreement and the form of the depositary receipt will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The summary of terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement and the articles supplementary for the applicable class or series of preferred stock. While the deposit agreement relating to a particular class or series of preferred stock may have provisions applicable solely to that class or series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions:

Dividends and Other Distributions

Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a class or series, the depositary will distribute to the holder of record of each depositary share relating to that class or series of preferred stock an amount equal to the dividend or other distribution per depositary share that the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Stock

A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable class or series of preferred stock and any money or other property to which the depositary shares relate.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares representing, in total, the number of shares of preferred stock held by the depositary which we redeemed, subject to the depositary’s receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a class or series of preferred stock are to be redeemed, the depositary shares to be redeemed will be selected pro rata or by lot or by another method we determine to be equitable.

Voting

Any time we send a notice of meeting or other materials relating to a meeting to the holders of shares of a class or series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the shares of preferred stock to which the depositary shares relate in accordance with those instructions.

Liquidation Preference

Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock represented by the depositary share.

Conversion

If shares of a class or series of preferred stock are convertible into or exchangeable for shares of our common stock or other of our securities or property, holders of depositary shares representing that class or series of preferred stock will, if they surrender depositary receipts evidencing depositary shares and appropriate instructions to convert or exchange them, receive the shares of common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted or exchanged.

Amendment and Termination of a Deposit Agreement

We and the depositary may amend a deposit agreement, except that an amendment that materially and adversely affects the rights of holders of outstanding depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the class or series of preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment may impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

•	all outstanding depositary shares to which it relates have been repurchased, redeemed or converted; or

•	the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous

There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the shares of preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (generally limited to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

Reference is made to the prospectus supplement relating to the depositary shares offered thereby for the specific terms thereof, including, but not limited to, a discussion of U.S. federal income tax considerations applicable to the depositary shares.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. The following description of the terms of our debt securities, collectively, and together with any guarantees of our debt securities as described below unless otherwise stated, the “debt securities”, sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of any debt securities and the extent, if any, to which such general provisions will not apply to such debt securities will be described in the prospectus supplement relating to such debt securities. When we offer to sell a particular series of debt securities, we urge you to read the indenture, including any related supplemental indentures, and any form of debt security, applicable to a particular series of debt securities, because they, and not this description, will define your rights as the holders of debt securities, copies of which may be obtained in the manner described under “Where You Can Find More Information.” As used in this “Description of Debt Securities and Guarantees” references to “subsidiary” or “subsidiaries” in relation to issuing or guaranteeing debt securities pursuant to this prospectus are references to one or more of the Guarantor Registrants.

Our debt securities may be issued from time to time by us and/or one or more of our subsidiaries in one or more series and may or may not be guaranteed by us or one or more of our subsidiaries. The debt securities will be issued from time to time in series under one or more indentures between the Company, one or more guarantors, if any, and a trustee named therein (as amended or supplemented from time to time, the “indentures”). Unless otherwise set forth in the applicable prospectus supplement, the debt securities will constitute our secured or unsecured and unsubordinated obligations.

The statements set forth below are brief summaries of certain provisions contained in the indentures, the debt securities and the guarantees, which summaries do not purport to be complete and are qualified in their entirety by reference to the indentures, the debt securities and the guarantees, forms of which have been or will be filed as exhibits to the registration statement of which this prospectus forms a part. Terms used herein that are otherwise not defined shall have the meanings given to them in the applicable indenture to which they relate. Such defined terms shall be incorporated herein by reference.

The indentures will not limit the amount of debt securities which may be issued under the applicable indenture and debt securities may be issued under the applicable indenture up to the aggregate principal amount which may be authorized from time to time by us. Any such limit applicable to a particular series will be specified in the prospectus supplement relating to that series.

The applicable prospectus supplement will disclose the terms of each series of debt securities in respect to which such prospectus is being delivered, including the following:

•	the title of the series;

•	the designation and issue date of the debt securities;

•	the date or dates on which the principal of the debt securities is payable;

•	the rate or rates (or manner of calculation thereof), if any, per annum at which the debt securities will bear interest, if any;

•	the date or dates, if any, from which interest will accrue and the interest payment date or dates for the debt securities;

•	any limit upon the aggregate principal amount of the debt securities which may be authenticated and delivered under the applicable indenture;

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the period or periods within which the redemption price or prices or the repayment price or prices, as the case may be, and the terms and conditions upon which the debt securities may be redeemed at the option of the issuer(s) of a series of debt securities or the option of the holder of such debt securities;

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the obligation, if any, of an issuer of a series of debt securities to purchase such debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and any integral multiple of $1,000, the denominations in which the debt securities will be issuable;

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provisions, if any, with regard to the conversion or exchange of the debt securities, at the option of the holders of such debt securities or the issuer(s) of such debt securities, as the case may be, for or into new securities of a different series, shares of our Common Stock or other securities;

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if other than U.S. dollars, the currency or currencies or units based on or related to currencies in which the debt securities will be denominated and in which payments of principal of, and any premium and interest on, such debt securities shall or may be payable;

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if the principal of (and premium, if any) or interest, if any, on the debt securities are to be payable, at the election of the issuer(s) or a holder of such debt securities, in a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

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if the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index based on a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the manner in which such amounts shall be determined;

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if the amount of payments of principal of (and premium, if any), and/or interest, if any, on the debt securities may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which those amounts will be determined;

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provisions, if any, related to the exchange of the debt securities, at the option of the holders of such debt securities, for other securities of the same series of the same aggregate principal amount or of a different authorized series or different authorized denomination or denominations, or both;

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the portion of the principal amount of the debt securities, if other than the principal amount thereof, which shall be payable upon declaration of acceleration of the maturity thereof as more fully described under the section “—Events of Default, Notice and Waiver” below;

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if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the applicable indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the applicable indenture;

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whether the debt securities will be issued in the form of global securities and, if so, the identity of the depositary with respect to such global securities and the form of any legend or legends which will be borne by any global securities, and any circumstances in which any global security may be exchanged in whole or in part for debt securities registered, and any transfer of a global security in whole or in part may be registered, in the name or names of persons other than the depositary for that global security or a nominee thereof and any other provisions governing exchanges or transfers of global securities;

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any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of those debt securities to declare the principal amount thereof due and payable;

•	any addition to, deletion from or change in the covenants described in this prospectus applicable to debt securities of the series;

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if the debt securities of the series are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us), the terms and conditions upon which those debt securities will be so convertible or exchangeable;

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if the debt securities will be guaranteed by any persons, the identity of those persons, the terms and conditions of such guarantees and provisions for the accession of the guarantors to certain obligations under the applicable indenture and, if applicable, the terms and conditions upon which those guarantees may be subordinated to other indebtedness of the respective guarantors;

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whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which those debt securities will be secured and, if applicable, upon which those liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•	if appropriate, a discussion of U.S. federal income tax consequences;

•	the CUSIP and/or ISIN number(s) of the debt securities of the series; and

•	any other specific terms (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder).

We may issue debt securities of any series at various times and we may reopen any series for further issuances from time to time without notice to existing holders of securities of that series.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the applicable prospectus supplement will describe any special tax, accounting or other information which we think is important. We encourage you to consult with your own competent tax and financial advisors on these important matters.

Unless we specify otherwise in the applicable prospectus supplement, the covenants contained in the indentures will not provide special protection to holders of debt securities if we enter into a highly leveraged transaction, recapitalization or restructuring.

Unless otherwise set forth in the applicable prospectus supplement, interest on outstanding debt securities will be paid to holders of record on the date that is 15 days prior to the date such interest is to be paid, or, if not a business day, the next preceding business day. Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully registered form only. Unless otherwise specified in the applicable prospectus supplement, the principal amount of the debt securities will be payable at the corporate trust office of the applicable trustee. The debt securities may be presented for transfer or exchange at such office unless otherwise specified in the applicable prospectus supplement, subject to the limitations provided in the applicable indenture, without any service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.

Guarantees

Our payment obligations, including certain repurchase or redemption obligations described in the indentures, under any series of the debt securities may be guaranteed by the Company and/or one or more subsidiaries. The guarantors of any series of guaranteed debt securities may differ from the guarantors of any other series of guaranteed debt securities and guarantees may be released or added upon the occurrence of certain events. In the event we or any of our subsidiaries issue a series of guaranteed debt securities, the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement and a description of some of the terms of guarantees of those debt securities will be set forth in the applicable prospectus supplement.

Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will fully and unconditionally, jointly and severally, guarantee the due and punctual payment of the principal of, and premium, if any, and interest if any, on and any other amounts payable with respect to, each debt security of such series and the due and punctual performance of all of our other obligations under the applicable indenture with respect to the debt securities of such series, all in accordance with the terms of such debt securities and the applicable indenture. If a series of debt securities is so guaranteed by the Company and/or any of our subsidiaries, such guarantors will execute an indenture, a supplemental indenture, or notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by the Company, or subsidiaries or any other persons.

Notwithstanding the foregoing unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture may contain provisions to the effect that the obligations of each guarantor under its guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary and any collections from or payments made by or on behalf of any other guarantor with respect to its obligations under its guarantee.

Ranking and Subordination

Ranking

Unless otherwise set forth in the applicable prospectus supplement, the ranking of the debt securities and guarantees will be as follows. The debt securities will be our unsecured, senior obligations, and will rank equally with our other unsecured and unsubordinated obligations. Any guarantees of the debt securities will be unsecured and senior obligations of each of the guarantors, and will rank equally with all other unsecured and unsubordinated obligations of such guarantor.

The debt securities and the related guarantees will effectively rank junior in right of payment to any of our or the guarantors’ existing and future secured obligations to the extent of the value of the assets securing such obligations. The debt securities and the guarantees will be effectively subordinated to all existing and future liabilities, including indebtedness and trade payables, of our non-guarantor subsidiaries. Unless otherwise set forth in the prospectus supplement relating to such series of debt securities, the indentures will not limit the amount of indebtedness or other liabilities that can be incurred by our non-guarantor subsidiaries.

Our ability to service our respective indebtedness and other obligations is dependent primarily upon the earnings and cash flow of our subsidiaries and the distribution or other payment to us of such earnings or cash flow. In addition, certain indebtedness of our subsidiaries contains, and future agreements relating to any indebtedness of our subsidiaries may contain, significant restrictions on the ability of our subsidiaries to pay dividends or otherwise make distributions to us.

Certain Covenants

Limitation on Consolidation, Merger, Conveyance or Transfer on Certain Terms

For so long as any debt securities are outstanding, except as described in the applicable prospectus supplement relating to such debt securities, none of the issuers or guarantors of a series of debt securities, (as to such series of debt securities, the “Credit Parties”) will consolidate with or merge into any other Person that is not within the Credit Group (as defined below) immediately prior to such transaction or convey or transfer its properties and assets in one or a series of related transactions that would result in the sale, assignment, transfer, lease or conveyance, directly or indirectly, of all or substantially all of the combined assets of the Credit Parties and the Credit Parties’ direct and indirect subsidiaries (to the extent of their economic ownership interest in such subsidiaries), or collectively, as to such series of debt securities, the Credit Group, taken as a whole, to any

Person that is not within the Credit Group immediately prior to such transaction, other than sales, assignments, transfers, losses, conveyances, or other dispositions of securitization assets, repurchase agreement assets, investments or other securities or assets in each case, in the ordinary course of business, unless:

(1) such Credit Party is the surviving Person, or the Person formed by or surviving such consolidation or merger or to which such sale, assignment, transfer, lease or conveyance has been made is organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, and has expressly assumed by supplemental indenture all of the obligations of such Credit Party under the applicable indenture;

(2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

(3) we have delivered to the trustee an officer’s certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this covenant and that all conditions precedent provided for relating to such transaction have been complied with.

Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Credit Group, taken as a whole, as set forth above, the successor Person formed by such consolidation or into which any Credit Party is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of such Credit Party under the applicable indenture with the same effect as if such successor had been named as such Credit Party in the applicable indenture or supplemental indenture. In the event of any such conveyance or transfer, the applicable Credit Party as the predecessor shall be discharged from all obligations and covenants under the applicable indenture and the debt securities issued under such indenture and may be dissolved, wound up or liquidated at any time thereafter.

Except as described in this prospectus and any applicable prospectus supplement, the indentures and the debt securities do not contain any covenants or other provisions designed to afford holders of debt securities protection in the event of a recapitalization or highly leveraged transaction involving the Company.

Any covenants of the Credit Parties pertaining to a series of debt securities will be set forth in the applicable prospectus supplement.

Certain Definitions

The following are certain of the terms defined in the indentures:

“GAAP” means generally accepted accounting principles in the United States (including, if applicable, International Financial Reporting Standards) as such principles are in effect from time to time.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Significant Subsidiary” means, with respect to any Person, any subsidiary of such Person that is a “significant subsidiary” of such Person within the meaning of Rule 1-02(w) of Regulation S-X promulgated by the SEC (as such rule is in effect on the issue date, but (i) without giving effect to extraordinary, unusual or non-recurring items for the purposes of clause 3 of such rule and (ii) with respect to any subsidiary that is not consolidated with the Company pursuant to GAAP, based solely on clause 1 and 2 of such rule), with the calculation of whether such subsidiary is a “significant subsidiary” within the meaning of such rule to be made in accordance with GAAP.

Defeasance and Discharge

We can discharge or defease our obligations under each indenture as set forth below.

Except as otherwise set forth in the applicable prospectus supplement or pricing supplement, if any, relating to the debt securities, each indenture will provide that we may, at our option,

(a) discharge any and all obligations in respect of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year), or legal defeasance, or

(b) be released from obligations imposed by the covenants described above under “—Certain Covenants,” and any other restrictive covenants described in a prospectus supplement relating to such series of debt securities, the guarantors will be released from the guarantees and certain Events of Default (as defined below) (other than those arising out of the failure to pay interest or principal on the debt securities of a particular series and certain events of bankruptcy, insolvency and reorganization) will no longer constitute Events of Default with respect to such series of debt securities, or covenant defeasance, in each case if we deposit with the trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the debt securities are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of, and interest on, such series (including any mandatory sinking fund payments) on the dates such payments are due in accordance with the terms of such series; provided, that with respect to any discharge in connection with any redemption that requires the payment of a “make-whole” amount, the amount deposited shall be sufficient for purposes of each indenture to the extent that an amount is deposited with the trustee equal to such “make-whole” amount calculated as of the date of the discharge, with any deficit as of the date of redemption, or any such amount, the Applicable Premium Deficit, only required to be deposited with the trustee on or prior to the date of redemption.

We may effect legal defeasance and covenant defeasance only if, among other things:

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we irrevocably deposit with the trustee cash, U.S. government obligations or foreign government obligations, as applicable, as trust funds, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of, premium, if any, and interest on all outstanding debt securities of the series; provided, that with respect to any discharge in connection with any redemption that requires the payment of a “make-whole” amount, the amount deposited shall be sufficient for purpose of the applicable indenture to the extent that an amount is deposited with the trustee equal to such “make-whole” amount calculated as of the date of the defeasance, with any Applicable Premium Deficit only required to be deposited with the trustee on or prior to the date of redemption;

•

we deliver to the trustee a legal opinion issued by counsel confirming that the beneficial owners of the securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, legal defeasance, covenant defeasance and/or discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, legal defeasance, covenant defeasance and/or discharge had not occurred, which opinion, in the case of legal defeasance, must be based on a ruling received from or published by the United States Internal Revenue Service or change in the applicable U.S. federal income tax law to such effect

•	no default or Event of Default with respect to the securities shall have occurred and be continuing on the date of deposit; and

•	we deliver to the trustee an opinion of counsel stating that we have complied with all of the above requirements with respect to such legal defeasance or covenant defeasance.

Although we may discharge or defease our obligations under each indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or paying agency in respect of any series of debt securities or hold moneys for payment in trust

Events of Default, Notice and Waiver

Except as otherwise set forth in the applicable prospectus supplement, each indenture will provide that, if an Event of Default specified therein with respect to any series of debt securities issued thereunder shall have happened and be continuing, either the trustee thereunder or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series (or not less than 25% in aggregate principal amount of all outstanding debt securities under such indenture, in the case of certain Events of Default affecting all series of debt securities issued under such indenture) may declare the principal of all the debt securities of such series to be due and payable.

“Events of Default” in respect of any series will be defined in the indentures as being:

•	default for 30 days in payment of any interest installment with respect to such series;

•

default in payment of principal of, or premium, if any, on, or any sinking or purchase fund or analogous obligation with respect to, debt securities of such series when due at their stated maturity, by declaration or acceleration, when called for redemption or otherwise;

•

default for 90 days after notice to us by the trustee thereunder or by holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series in the performance, or breach, of any covenant or warranty pertaining to debt securities of such series;

•

a guarantee of any guarantor ceases to be in full force and effect or is declared to be null and void and unenforceable or such guarantee is found to be invalid and such default continues for 30 days or a guarantor denies its liability under its guarantee (other than by reason of release of such guarantee in accordance with the terms of the indenture); and

•

certain events of bankruptcy, insolvency and reorganization with respect to an issuer of such series of debt securities or any Significant Subsidiary which is organized under the laws of the United States or any political sub-division thereof or the entry of an order ordering the winding up or liquidation of such entity’s affairs.

Any additions, deletions or other changes to the Events of Default which will be applicable to a series of debt securities will be described in the prospectus supplement relating to such series of debt securities.

Each indenture will provide that the trustee thereunder will, within 90 days after the occurrence of a default with respect to the debt securities of any series issued under such indenture, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of default in the payment of principal of, premium, if any, or interest, if any, on any of the debt securities of such series, the trustee thereunder will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series. The term “default” for the purpose of this provision means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to debt securities of such series.

Each indenture will contain provisions entitling the trustee under such indenture, subject to the duty of the trustee during an Event of Default to act with the required standard of care, to be indemnified to its reasonable satisfaction by the holders of the debt securities before proceeding to exercise any right or power under the applicable indenture at the request of holders of such debt securities.

Each indenture will provide that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series issued under such indenture may direct the time, method and place of conducting proceedings for remedies available to the trustee or exercising any trust or power conferred on the trustee in respect of such series, subject to certain conditions.

Except as otherwise set forth in the applicable prospectus supplement, in certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may waive, on behalf of the holders of all debt securities of such series, any past default or Event of Default with respect to the debt securities of such series except, among other things, a default not theretofore cured in payment of the principal of, or premium, if any, or interest, if any, on any of the debt securities of such series or payment of any sinking or purchase fund or analogous obligations with respect to such debt securities.

Each indenture will include a covenant that we will file annually with the trustee a certificate of no default or specifying any default that exists.

Modification of the Indentures

Except as set forth in the applicable prospectus supplement, we and the trustee may, without the consent of the holders of the debt securities issued under the indenture governing such debt securities, enter into indentures supplemental to the applicable indenture for, among others, one or more of the following purposes:

(1) to evidence the succession of another Person to the issuer(s) or any guarantor, and the assumption by such successor of the issuer(s) or any guarantor’s obligations under the applicable indenture and the debt securities of any series or the guarantees relating thereto;

(2) to add to the covenants of the issuer(s) or any guarantor, or to surrender any rights or powers of the issuer(s) or any guarantor for the benefit of the holders of debt securities of any or all series issued under such indenture;

(3) to cure any ambiguity, to correct or supplement any provision in the applicable indenture which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under such indenture;

(4) to add to the applicable indenture any provisions that may be expressly permitted by the Trust Indenture Act of 1939, as amended, or “the Act,” excluding the provisions referred to in Sections 316(a)(2) and 316(b) of the Act as in effect at the date as of which the applicable indenture was executed or any corresponding provision in any similar federal statute hereafter enacted;

(5) to establish the form or terms of any series of debt securities to be issued under the applicable indenture, to provide for the issuance of any series of debt securities and/or to add to the rights of the holders of debt securities;

(6) to evidence and provide for the acceptance of any successor trustee with respect to one or more series of debt securities or to add or change any of the provisions of the applicable indenture as shall be necessary to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the applicable indenture;

(7) to provide any additional Events of Default;

(8) to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated securities are issued in registered form for certain federal tax purposes;

(9) to provide for the terms and conditions of converting those debt securities that are convertible into shares of Common Stock or another security, if applicable;

(10) to secure any series of debt securities;

(11) to add guarantors and co-issuers in respect of the debt securities;

(12) to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the applicable indenture or any supplemental indenture under the Act; and

(13) to make any other change that does not adversely affect the rights of the holders of the debt securities in any material respect.

No supplemental indenture for the purpose identified in clauses (2), (3), (5) or (7) above may be entered into if to do so would adversely affect the rights of the holders of debt securities of any series issued under the same indenture in any material respect.

Except as set forth in the applicable prospectus supplement, each indenture will contain provisions permitting us and the trustee under such indenture, with the consent of the holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture to be affected voting as a single class, to execute supplemental indentures for the purpose of adding any provisions to or changing or eliminating any of the provisions of the applicable indenture or modifying the rights of the holders of the debt securities of such series to be affected, except that no such supplemental indenture may, without the consent of the holders of affected debt securities, among other things:

(1) change the maturity of the principal of, or the maturity of any premium on, or any installment of interest on, any such debt security, or reduce the principal amount or the interest or any premium of any such debt securities, or change the method of computing the amount of principal or interest on any such debt securities on any date or change any place of payment where, or the currency in which, any debt securities or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity of principal or premium, as the case may be;

(2) reduce the percentage in principal amount of any such debt securities the consent of whose holders is required for any supplemental indenture, waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

(3) modify any of the provisions of the applicable indenture related to (i) the requirement that the holders of debt securities issued under such indenture consent to certain amendments of the applicable indenture, (ii) the waiver of past defaults and (iii) the waiver of certain covenants, except to increase the percentage of holders required to make such amendments or grant such waivers;

(4) impair or adversely affect the contractual right of any holder to institute suit for the enforcement of any payment on, or with respect to, such debt securities on or after the maturity of such debt securities;

(5) if the debt securities of any series are convertible into or for any other securities or property, make any change that adversely affects in any material respect the right to convert any debt security of such series (except as permitted by the indenture) or decrease the conversion rate or increase the conversion price of any such debt security of such series, unless such decrease or increase is permitted by the terms of such debt security;

(6) subordinate any debt securities of any series or any guarantee to any other obligation of the issuer or the applicable guarantor; or

(7) release any guarantees other than in accordance with the indenture.

Notices

Notices to holders of the securities will be given only to the applicable depositary, in accordance with its applicable policies as in effect from time to time.

The Trustee

The trustee named under each indenture and its affiliates may also provide banking, trustee and other services for, and transact other banking business with, us in the normal course of business.

Each indenture provides that there may be more than one trustee under such indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the applicable indenture supearate and apart from the trust administered by any other trustee under such indenture. Except as otherwise indicated in this prospectus, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the applicable indenture. Any trustee under the applicable indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee in the United States.

Each indenture contains limitations on the right of the trustee, should it become a creditor of the issuer(s), to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series will generally have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to such series of debt securities, provided that, the direction would not conflict with any rule of law or with the applicable indenture, and would not involve any trustee in personal liability. Each indenture provides that in case an Event of Default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs in the exercise of the trustee’s power. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

Governing Law

The indentures, the debt securities and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Global Securities

We may issue debt securities through global securities. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. If we do issue global securities, the following procedures will apply.

We will deposit global securities with the depositary identified in the applicable prospectus supplement. After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons who have accounts with the depositary. These account holders are known as “participants.” The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person who holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

We and the trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities.

Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of us, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or the maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary, upon receipt of any payments, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in “street names,” and will be the responsibility of the participants.

If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue registered securities in exchange for the global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities. In that event, we will issue debt securities of that series in definitive form in exchange for the global securities.

GUARANTOR REGISTRANTS

Our Guarantor Registrants may issue debt securities or may fully and unconditionally guarantee the due and punctual payment of the principal of, and any premium and interest on, one or more series of our debt securities, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of our failure to punctually pay any principal, premium or interest on any guaranteed debt security, our Guarantor Registrants will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by us. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities. Any guarantee by our Guarantor Registrants will be of payment only and not of collection. Financial information concerning our Guarantor Registrants, if any, is or will be included, as applicable, in our periodic reports filed pursuant to the Exchange Act, to the extent required by the rules and regulations of the SEC.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of common stock or preferred stock, depositary shares or debt securities and may issue warrants independently or together with shares of common stock or preferred stock, depositary shares or debt securities or attached to, or separate from, such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement. The form of warrant agreement and the form of warrant certificate will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the type and number of securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security;

•	the date, if any, on and after which such warrants and the related securities will be separately transferable;

•	the price at which each security purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	any anti-dilution protection;

•	a discussion of certain U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend or interest payments or voting rights as to which holders of the shares of common stock or preferred stock purchasable upon such exercise may be entitled.

Each warrant will entitle the holder to purchase for cash such number of shares of common stock, shares of preferred stock, depositary shares or debt securities at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. After the expiration date set forth in the applicable prospectus supplement, unexercised warrants will be void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants are presented for exercise with respect to a warrant certificate, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders for the purchase of shares of common stock or preferred stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The form of rights agreement and rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

•	the date for determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock or preferred stock of a specified class and/or series purchasable upon exercise of such rights and the exercise price;

•	the designation and terms of the preferred stock, if any, purchasable upon exercise of such rights;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which such rights may be transferable separately;

•	the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

•	any special U.S. federal income tax consequences; and

•	any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

BOOK-ENTRY SECURITIES

We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book entry form, they will be represented by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depositary. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee of such depositary to a successor depositary or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described herein will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.

Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the respective amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depositary, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depositary’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the class or series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and directors or any trustee, paying agent or security registrar for an individual class or series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a class or series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Clifford Chance US LLP. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of our internal control over financial reporting as of December 31, 2024, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, independent auditors, has audited the consolidated financial statements of Lighthouse Renewable Holdco 2 LLC and subsidiaries as of December 31, 2023 and 2022, and for the years ended December 31, 2023 and 2022, and the period from December 17, 2021 through December 31, 2021 included in our Annual Report on Form 10-K/A for the year ended December 31, 2023, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The consolidated financial statements of Lighthouse Renewable Holdco 2 LLC and subsidiaries are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, independent auditors, has audited the consolidated financial statements of Daggett Renewable Holdco LLC and subsidiaries as of December 31, 2023, and for the period from February 17, 2023 through December 31, 2023 included in our Annual Report on Form 10-K/A for the year ended December 31, 2023, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The consolidated financial statements of Daggett Renewable Holdco LLC and subsidiaries are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, independent auditors, has audited the consolidated financial statements of Rosie TargetCo LLC and subsidiaries as of December 31, 2023 and 2022, and for each of the years ended December 31, 2023, 2022 and 2021 included in our Annual Report on Form 10-K/A for the year ended December 31, 2023, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The consolidated financial statements of Rosie TargetCo LLC and subsidiaries are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, independent auditors, has audited the consolidated financial statements of Vivint Solar Asset 3 HoldCo Parent, LLC for the year ended December 31, 2021 included in our Annual Report on Form 10-K/A for the year ended December 31, 2023, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The consolidated financial statements of Vivint Solar Asset 3 HoldCo Parent, LLC are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and at the website maintained by the SEC, containing reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, at www.sec.gov.

This prospectus is a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act covering securities that may be offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information concerning us and the securities, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference herein is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us, our business and our finances.

Document	Period
Annual Report on Form 10-K (File No. 001-35877)	Year ended December 31, 2024
Annual Report on Form 10-K/A (File No. 001-35877)	Year ended December 31, 2023

Document	Filed
Definitive Proxy Statement on Schedule 14A (only with respect to information contained in such Definitive Proxy Statement that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2023) (File No. 001-35877)	April 15, 2024

Document	Filed
Registration Statement on Form 8-A, or Form 8-A, as updated by Exhibit 99.2 to the Current Report on Form 8-K (containing a description of our common stock, $0.01 par value per share) (File No. 001-35877)	April 15, 2013 (Form 8-A) July 3, 2024 (Exhibit 99.2)

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to us at One Park Place, Suite 200, Annapolis, Maryland 21401, Attention: HA Sustainable Infrastructure Capital, Inc., Investor Relations, or contact our offices at (410) 571-9860. The documents may also be accessed on our website at www.hasi.com.

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HA Sustainable Infrastructure Capital, Inc.

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P R O S P E C T U S S U P P L E M E N T

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